UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☑  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

TBS INTERNATIONAL LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TBS INTERNATIONAL LIMITED
Commerce Building,
Chancery Lane,
Hamilton HM 12, Bermuda

[     ], 2009

Dear Shareholder:

The TBS International Limited Board of Directors has unanimously approved and is submitting to our shareholders a proposal that would result in you holding shares in an Irish company rather than a Bermuda company. The proposed scheme of arrangement under Bermuda law will effectively change the place of incorporation of the company whose shares you own from Bermuda to Ireland. The number of shares you will own in TBS International plc, the Irish company, will be the same as the number of shares you hold in TBS International Limited, the Bermuda company, immediately prior to the completion of the transaction, and your relative economic interest in TBS International will remain unchanged. The special court-ordered meeting is being held in accordance with an order of the Supreme Court of Bermuda issued on [          ], which Bermuda law requires us to obtain prior to holding the special court-ordered meeting. If shareholders approve the scheme of arrangement at the special court-ordered meeting, we will be required to make a subsequent application to the Supreme Court of Bermuda seeking sanction of the scheme of arrangement, which application is scheduled to be heard on [          ]. As a TBS International Limited shareholder, you will be asked to vote on this proposal, in person or by proxy, at a special court-ordered meeting on [          ], 2009 at [          ]. Details of the business to be presented at the special court-ordered meeting can be found in the accompanying meeting notice and proxy statement.

We do not expect any material change in our operations, financial results or tax treatment as a result of the change in our place of incorporation. Our shares will continue to be listed on the Nasdaq Global Select Market under the ticker symbol “TBSI.” The company will continue to be registered with the U.S. Securities and Exchange Commission (the “SEC”) and be subject to the same SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the Nasdaq Global Select Market. We will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles (“GAAP”).

As explained in detail in the proxy statement, we are also asking you to approve at a special general meeting proposals to establish distributable reserves and to approve our Amended and Restated TBS International 2005 Equity Incentive Plan. Distributable reserves are needed so that we are in a position to pay dividends and buy back shares in the future. The TBS International Limited 2005 Equity Incentive Plan is being amended and restated primarily to enable us to provide incentives to the employees, consultants and non-employee directors of our affiliates and agencies to increase their interest in our success.

The notice of the special court-ordered meeting and the special general meeting and the proxy statement that follow this letter describe the proposals in detail and the other business to be conducted at the meetings. We encourage you to read the attached documents carefully. You should carefully consider “Risk Factors” beginning on page 21 for a discussion of risks related to the proposal before voting.

Your vote is very important. Whether or not you plan to attend the meetings, we strongly encourage you to provide your proxy by internet or by signing and returning the enclosed proxy card in the enclosed postage-paid envelope at your earliest convenience.

To approve the change of our parent company’s place of incorporation to Ireland, we must obtain the affirmative vote of a majority of the number of holders voting at the special court-ordered meeting in person or by proxy representing 75% of the shares so voted. In addition, to establish distributable reserves and to approve the Amended and Restated TBS International 2005 Equity Incentive Plan, we must obtain the affirmative vote of more than 50% of all shares voting at the special general meeting. For each of these votes, a majority of the total issued voting shares must be represented at the start of each meeting in person or by proxy.

Sincerely,

JOSEPH E. ROYCE
Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction described in the accompanying proxy statement or determined if the accompanying proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated          , 2009, and is first being mailed to shareholders on or about          , 2009.

NOTICE OF SPECIAL COURT-ORDERED MEETING OF SHAREHOLDERS
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2009: NO. [     ]

IN THE MATTER OF TBS INTERNATIONAL LIMITED
AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981
TO BE HELD ON [          ], 2009

To the holders of Class A common shares and Class B common shares of TBS International Limited:

Notice is hereby given that, by an order dated [          ], 2009 made in the above matter, the Supreme Court of Bermuda has directed a special court-ordered meeting to be convened of the holders of Class A common shares, par value $0.01, and Class B common shares, par value $0.01 (together, the “TBS-Bermuda Common Shares”), of TBS International Limited, an exempted company incorporated with limited liability under the laws of Bermuda at the law offices of Bleakley Platt & Schmidt, LLP, One North Lexington Avenue, White Plains, New York 10601, beginning at [          ], local time, on [          ], 2009 to vote on the following proposal:

1. to approve the scheme of arrangement attached as Annex A to the accompanying proxy statement (the “Scheme of Arrangement”). Pursuant to the Scheme of Arrangement, TBS International Limited’s Class A and Class B common shares will be exchanged on a one-for-one basis for Class A and Class B ordinary shares (together, the “TBS-Ireland Ordinary Shares”), respectively, of an Irish company, TBS International plc, which we refer to as TBS-Ireland.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

We have established the close of business on [          ] as the record date for determining the shareholders of TBS International Limited entitled to notice of and to vote at the special court-ordered meeting or any adjournments or postponements of the special court-ordered meeting.

You are cordially invited to join us at the special court-ordered meeting. However, to ensure your representation at the special court-ordered meeting, we request that you provide your proxy by internet or by signing and returning the enclosed proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you plan to attend. If you are present at the special court-ordered meeting, you may revoke your proxy and vote in person.

By the order referenced above, the Supreme Court of Bermuda has appointed Joseph E. Royce or failing him Gregg L. McNelis, or failing him any director or executive officer as of the date of the order to act as the chairman of the special court-ordered meeting and has directed the chairman of the special court-ordered meeting to report the results thereof to the Supreme Court of Bermuda. The Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Supreme Court of Bermuda which shall be heard on or about [          ].

This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors

/s/
J. E. FARIES
Corporate Secretary

Hamilton, Bermuda
[     ] , 2009

The accompanying proxy statement incorporates documents by reference. See “Where You Can Find More Information” beginning on page [     ] for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request directed to TBS International Limited, Commerce Building, Chancery Lane, Hamilton, HM 12, Bermuda, telephone (441) 295-9230. To ensure timely delivery of these documents, any request should be made by [     ]. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in the accompanying proxy statement.

NOTICE OF SPECIAL GENERAL MEETING
OF
TBS INTERNATIONAL LIMITED SHAREHOLDERS
TO BE HELD ON [          ], 2009

To the holders of Class A common shares and Class B common shares of TBS International Limited:

Notice is hereby given that, TBS International Limited, an exempted company incorporated with limited liability under the laws of Bermuda, will hold a special general meeting of the holders of Class A common shares, par value $0.01, and Class B common shares, par value $0.01 (together, the “TBS-Bermuda Common Shares”) at the law offices of Bleakley Platt & Schmidt, LLP, One North Lexington Avenue, White Plains, New York 10601, beginning at [     ], local time, on [          ], 2009 to vote on the following proposals:

1. to approve (subject to the Scheme of Arrangement attached as Annex A to the accompanying proxy statement (the “Scheme of Arrangement”) being approved at the special court-ordered meeting) the reduction of share premium of TBS International plc to establish distributable reserves of TBS International plc through the reduction of its share premium account that was previously approved by TBS International Limited and the other current shareholders of TBS International plc (as described in the accompanying proxy statement), subject to the approval of the High Court of Ireland.

2. to approve the Amended and Restated TBS International 2005 Equity Incentive Plan attached as Annex C to the accompanying proxy statement to, among other things, expand the number and type of Common Shares available for award under the plan and the class of persons eligible to receive awards.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

We have established the close of business on [          ] as the record date for determining the shareholders of TBS International Limited entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

You are cordially invited to join us at the meeting. However, to ensure your representation at the meeting, we request that you provide your proxy by internet or by signing and returning the enclosed proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you plan to attend. If you are present at the meeting, you may revoke your proxy and vote in person.

This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors

/s/
J. E. FARIES
Corporate Secretary

Hamilton, Bermuda
[     ], 2009

The accompanying proxy statement incorporates documents by reference. See “Where You Can Find More Information” beginning on page [     ] for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request directed to TBS International Limited, Commerce Building, Chancery Lane, Hamilton, HM 12, Bermuda, telephone (441) 295-9230. To ensure timely delivery of these documents, any request should be made by [     ]. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in the accompanying proxy statement.

(continued)

(continued)

(continued)

TBS INTERNATIONAL LIMITED

PROXY STATEMENT

For the Special Court-Ordered and Special General Meetings of TBS International Limited Class A Common Shareholders
and Class B Common Shareholders
to be held on     , 2009

This proxy statement is furnished to the holders of Class A and Class B common shares (together, the “shareholders”) of TBS International Limited, which we refer to as TBS-Bermuda, in connection with the solicitation of proxies on behalf of the Board of Directors of TBS-Bermuda to be voted at the special court-ordered meeting of shareholders and the special general meeting of shareholders (together, the “meetings”) to be held on     , and any postponements or adjournments thereof, at the times and place and for the purposes set forth in the accompanying notices of the respective meetings. This proxy statement and the accompanying proxy card are first being sent to shareholders on or about     . Please mark, date, sign and return the enclosed proxy card or appoint your proxy via the internet (www.proxyvote.com) to ensure that all of your shares are represented at the meetings.

Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, at the proxy’s discretion. You may revoke your proxy at any time before it is exercised at the applicable meetings by timely delivery of a properly signed, later-dated proxy (including an internet proxy) or by voting in person at the meetings. You may also notify our Secretary in writing before the meetings that you are revoking your proxy. If you hold your shares beneficially, please follow the procedures required by your broker to revoke a proxy. You should contact that firm directly for more information on these procedures.

The Board of Directors has set      as the record date for each of the meetings. This means that only those persons who were registered holders of TBS-Bermuda Class A common shares and Class B common shares (together, the “TBS-Bermuda Common Shares”) at the close of business on the record date will be entitled to receive notice of the meetings and to vote at the meetings and any postponements or adjournments thereof. As of the record date,      Class A common shares were issued and outstanding and      Class B common shares were issued and outstanding.

Proof of ownership of TBS-Bermuda Common Shares as of the record date, as well as a form of personal identification, must be presented in order to be admitted to the meetings. We have enclosed a single proxy card that has been divided into two sections corresponding to the two separate meetings. Even if you plan to attend the meetings, please complete, sign and return the proxy card.

If you hold TBS-Bermuda Common Shares in the name of a bank, broker or other holder of record and you plan to attend the meetings, you must present proof of your ownership of those shares as of the record date, such as a bank or brokerage account statement or letter, together with a form of personal identification, in order to be admitted to the meetings.

TRANSACTION STRUCTURE

We are seeking your approval at the special court-ordered meeting of a Scheme of Arrangement under Bermuda law that will result in you owning ordinary shares of TBS International Ireland plc, which we refer to as TBS-Ireland, a company incorporated in Ireland, instead of TBS-Bermuda Common Shares. We refer to this proposal and the related exchanges as the “Transaction.”

There are several steps required to effect the Transaction. TBS-Bermuda, the Bermuda company whose common shares you currently own, formed TBS-Ireland as a direct subsidiary. We will hold the special court-ordered meeting to approve the Scheme of Arrangement and the special general meeting to approve the associated reduction of TBS-Ireland’s share premium to establish TBS-Ireland “distributable reserves” and to approve the TBS International Amended and Restated 2005 Equity Incentive Plan (the “Amended and Restated 2005 Plan”) on [     ]. If we obtain the necessary approval from TBS-Bermuda shareholders, and the Supreme Court of Bermuda sanctions the Scheme of Arrangement and the other conditions are satisfied (and we do not abandon the Transaction), we intend to file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will become effective.

Various steps of the Transaction will effectively occur simultaneously at the time of the Transaction, which we anticipate will be before the opening of trading on the Nasdaq Global Select Market (“Nasdaq Global Select Market”) on the day the Scheme of Arrangement becomes effective.

At the time of the Transaction, the following steps will effectively occur:

1. All previously issued and outstanding TBS-Bermuda Class A common shares will be cancelled;

2. TBS-Bermuda will issue [     ] TBS-Bermuda Class A common shares to TBS-Ireland;

3. TBS-Ireland will issue Class A ordinary shares on a one-for-one basis to the holders of TBS-Bermuda Class A common shares that have been cancelled;

4. All previously issued and outstanding TBS-Bermuda Class B common shares will be cancelled;

5. TBS-Bermuda will issue [     ] TBS-Bermuda Class B common shares to TBS-Ireland;

6. TBS-Ireland will issue Class B ordinary shares on a one-for-one basis to the holders of TBS-Bermuda Class B common shares that have been cancelled; and

7. All TBS-Ireland ordinary shares outstanding prior to the Transaction, which are held by TBS-Bermuda and its nominees, will be acquired by TBS-Ireland for no consideration and cancelled.

TBS-Ireland Class A and Class B ordinary shares (together, the “TBS-Ireland Ordinary Shares”) issued pursuant to the Transaction will be fully paid and non-assessable.

As a result of the Transaction, the holders of TBS-Bermuda Class A and Class B common shares will become holders of Class A and Class B ordinary shares of TBS-Ireland, respectively, and TBS-Bermuda will become a wholly-owned subsidiary of TBS-Ireland. The current Board of Directors of TBS-Bermuda will become the Board of Directors of TBS-Ireland. Following the Transaction, TBS-Ireland will have its corporate and tax residence in Ireland.

In connection with the completion of the Transaction, TBS-Ireland will assume and continue to issue awards under the Amended and Restated 2005 Plan (or, if shareholders do not approve the Amended and Restated 2005 Plan, the TBS International Limited 2005 Equity Incentive Plan (the “2005 Plan”)) and assume the existing obligations of TBS-Bermuda in connection with awards granted under TBS-Bermuda equity incentive plans and other similar employee awards. In addition, any securities issued by TBS-Bermuda that are convertible, exchangeable or exercisable into or redeemable for TBS-Bermuda Class A common shares will become convertible, exchangeable or exercisable into or redeemable for, as the case may be, an equal number of TBS-Ireland Class A ordinary shares. We intend that at the time of the Transaction TBS-Ireland will assume all other contractual obligations of TBS-Bermuda.

As of the record date on [     ], [     ] TBS- Bermuda Class A common shares were issued and outstanding and [     ] TBS- Bermuda Class B common shares were issued and outstanding.

We use the terms “TBS International,” “we,” “our company,” “our” and “us” in this report to refer to TBS-Bermuda and its subsidiaries prior to the Transaction and to refer to TBS-Ireland and its subsidiaries after the Transaction.

The following diagram shows the structure of TBS International before the Transaction and after the Transaction. The diagram does not reflect any of the legal entities owned by TBS International.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

GENERAL

1. Q:	What am I being asked to vote on at the meetings?

A:	You are being asked to vote on the following matters:

•	A Scheme of Arrangement under Bermuda law pursuant to which your TBS-Bermuda Class A and Class B common shares will be cancelled and you will receive, on a one-for-one basis, Class A and Class B ordinary shares, as applicable, of TBS-Ireland.

•	To approve the establishment of distributable reserves so that TBS-Ireland is in a position to pay dividends and buy back shares in the future.

•	To approve the Amended and Restated 2005 Plan.

2. Q:	Who can vote?

A:	All persons who were registered holders of TBS-Bermuda Common Shares at the close of business on [ ], the record date for the meetings, are shareholders of record for the purposes of the meetings and will be entitled to attend and vote, in person or by proxy, at the meetings and any postponements or adjournments thereof. Each TBS-Bermuda Class A shareholder of record will be entitled to one vote per share. Each TBS-Bermuda Class B shareholder of record will be entitled to one-half of a vote per share.

3. Q:	Why do you want to change TBS International’s place of incorporation to Ireland from Bermuda?

A:	After careful consideration, our Board of Directors has determined that a change in place of incorporation is in the best interest of TBS International and its shareholders.

The Board of Directors believes that continued criticism of and negative publicity regarding companies incorporated in countries, including Bermuda, that do not have tax treaties with the United States or do not have tax treaties with countries that are members of the Organization for Economic Cooperation and Development (OECD), could adversely affect us. Additionally, there have been, and could be in the future, legislative and/or regulatory proposals that could increase taxes for these companies . If enacted, these proposals could have a material and adverse effect on TBS International.

After considering a number of options and locations, the Board of Directors determined that changing TBS International’s place of incorporation to Ireland will provide the company with economic benefits and help ensure its continued global competitiveness.

Please see “Proposal Number One: The Transaction — Background and Reasons for the Transaction” and “Risk Factors.”

4. Q:	What vote of TBS-Bermuda shareholders is required to approve the proposals?

A:	The Transaction must be approved by a majority of the number of holders voting at the special court-ordered meeting in person or by proxy representing 75% or more of the TBS-Bermuda Common Shares so voted. The affirmative vote of shareholders representing at least a majority of the TBS-Bermuda Common Shares voted at the special general meeting is required to approve the distributable reserves proposal and the Amended and Restated 2005 Plan proposal. A majority of the total issued voting shares must be represented at the start of each of the meetings in person or by proxy.

Please see “The Meetings — Record Date; Voting Rights; Vote Required for Approval.”

5. Q:	When do you expect the Transaction to be completed?

A:	We currently expect to complete the Transaction on or about [ ]. However, the Transaction may be abandoned or delayed by our Board of Directors at any time prior to the Transaction becoming effective, even if the Transaction has been approved by TBS-Bermuda’s shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction have been satisfied.

Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

6. Q:	What vote does my Board of Directors recommend?

A:	The TBS-Bermuda Board of Directors unanimously recommends that TBS-Bermuda’s shareholders vote “FOR” each of the proposals.

7. Q:	What will I receive for my TBS-Bermuda Common Shares?

A:	You will receive one TBS-Ireland Class A ordinary share for each TBS-Bermuda Class A common share you held immediately prior to the completion of the Transaction and one TBS-Ireland Class B ordinary share for each TBS-Bermuda Class B common share you held immediately prior to the completion of the Transaction.

TAX MATTERS RELATED TO SHAREHOLDERS

Please refer to “Material Tax Considerations Relating to the Transaction” for a description of the material U.S. federal income tax, Irish tax and Bermuda tax consequences of the Transaction to TBS-Bermuda Class A and Class B common shareholders, as well as a description of certain tax consequences of the Transaction under the laws of various other jurisdictions. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor.

8. Q:	Is the Transaction taxable to me?

A:	Bermuda

Under Bermuda law, the Transaction will not result in any Bermuda tax consequences to our shareholders.

Ireland

TBS-Bermuda shareholders who are neither resident nor ordinarily resident in Ireland and do not hold such shares in connection with a trade or business carried on by such shareholder in Ireland through a branch or agency will not owe Irish tax on the receipt of TBS-Ireland shares in the Transaction. TBS-Bermuda shareholders who are resident or ordinarily resident in Ireland should benefit from a relief from Irish tax on the receipt of TBS-Ireland shares in the Transaction. Please see “Material Tax Considerations Relating to the Transaction.”

United States

Under U.S. federal income tax law, holders of TBS-Bermuda Class A and Class B common shares should not recognize gain or loss in the Transaction.

Other Jurisdictions

Shareholders in certain other jurisdictions could recognize a gain or a loss as a result of the Transaction. We have identified some jurisdictions that may treat the Transaction as a taxable exchange in which gain or loss is recognized, as described under “Material Tax Considerations Relating to the Transaction — Tax Considerations in Other Jurisdictions.” However, tax law is complex and conclusions may depend on the facts and circumstances in each individual case. We encourage all shareholders to consult their tax advisors regarding the applicable tax consequences of the Transaction.

9. Q:	Will there be Irish income tax on dividends paid on TBS-Ireland shares?

A:	Shareholders who are resident in or ordinarily resident in Ireland will generally be subject to Irish income tax on dividends paid by TBS-Ireland. All other shareholders will generally not be required to pay Irish income tax on such dividends.

10. Q:	Will there be an Irish stamp duty on the transfer of TBS-Ireland shares? Does it matter whether I hold my shares “beneficially” or “of record”?

A:	For the majority of transfers of our shares there will not be any stamp duty.

Transfers by shareholders who hold their TBS-Ireland shares beneficially through banks, brokers, trustees, custodians or other nominees, which in turn hold those shares through The Depository Trust Company (“DTC”), will not be subject to Irish stamp duty on transfers to holders who also hold through DTC.

Transfers of shares by shareholders who hold their shares beneficially through DTC to a buyer who holds the acquired shares directly may be subject to stamp duty.

Transfers by shareholders who hold their shares directly registered in their own names on TBS International’s shareholder records, as maintained by our transfer agent, will generally be subject to Irish stamp duty, payable by the buyer.

A shareholder who holds shares directly may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Irish stamp duty is currently levied at 1% of the price paid or the market value of the shares acquired, if higher.

Accordingly, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their TBS-Bermuda Class A common shares into a broker account to be held through DTC as soon as possible, and in any event, prior to completion of the Transaction. We also strongly recommend that any person who wishes to acquire TBS-Ireland Class A ordinary shares after completion of the Transaction acquires such shares beneficially through a broker account to be held through DTC.

TBS-Ireland does not currently intend to pay any stamp duty on these transactions. However, TBS-Ireland’s articles of association allow TBS-Ireland, in its absolute discretion, to create an instrument of transfer and pay any stamp duty payable by a buyer. In the event of any such payment, TBS-Ireland may seek reimbursement.

11. Q:	Will there be an Irish withholding tax on dividends paid on TBS-Ireland shares?

A:	Distributions made by TBS International will generally be subject to dividend withholding tax at the standard rate of income tax (currently 20%) unless the shareholder qualifies for an exemption and has provided its broker, for onward transmission to the Company, (in the case of shares held beneficially) or the Company or its transfer agent (in the case of shares held directly) with all the necessary documentation required by the relevant legislation prior to payment of the dividend. Where dividend withholding tax applies, the Company is responsible for withholding tax at source and forwarding the relevant payment to the Irish Revenue. Please see “Material Tax Considerations Relating to the Transaction.”

OTHER MATTERS RELATED TO SHAREHOLDERS

12. Q:	Will the Transaction dilute my economic interest?

A:	No. Your relative economic ownership in TBS International will not change as a result of the Transaction.

13. Q:	If the Transaction is approved, do I have to take any action to participate in the Transaction?

A:	No. At the effective time of the Transaction, your TBS-Bermuda Class A and Class B common shares will be cancelled and TBS-Ireland Class A and Class B ordinary shares will be issued without any action on your part.

Please see “Proposal Number One: The Transaction — No Action Required to Cancel TBS-Bermuda Shares and Receive TBS-Ireland Shares.”

14. Q:	What happens if I hold share certificates?

A:	TBS-Ireland will not issue share certificates, as its shares will be issued in uncertificated book-entry form. Consequently, if you currently hold TBS-Bermuda Class A or Class B Common Shares in certificated form, following the Transaction your TBS-Bermuda share certificates will cease to have effect as documents or evidence of title. For both TBS-Ireland Class A and Class B ordinary shares held by registered holders, the transfer agent will make an electronic book-entry in your name and will mail you a statement documenting your ownership of TBS-Ireland shares.

15. Q:	Will TBS-Bermuda Class A common shares continue to be traded between the date of this proxy statement and the effective time of the Transaction?

A:	Yes. TBS-Bermuda Class A common shares will continue to trade as usual during this period.

16. Q:	Whom should I call if I have questions about the meetings or the Transaction?

A:	You should contact our Corporate Secretary at TBS International, Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda, with a copy to our subsidiary at TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, NY 10710 or by telephone at +1 (441) 295-9230.

IMPACT ON TBS INTERNATIONAL

17. Q:	Will the Transaction affect TBS International’s operations?

A:	We do not expect the Transaction to have any material effect on our day-to-day operations.

18. Q:	How will the Transaction affect TBS International’s financial reporting?

A:	After the Transaction, we will continue to report in the same manner as we do today. We will continue to prepare financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and report in U.S. dollars, and will continue to file reports on Forms 10-K, 10-Q and 8-K with the U.S. Securities and Exchange Commission (“SEC”). If required by Irish law, we will prepare audited consolidated annual financial statements in accordance with Irish GAAP or IFRS, which we refer to collectively as the “Irish Financial Statements,” and we will make any Irish Financial Statements available to shareholders, in addition to the information they currently receive.

19. Q:	Will the Transaction affect the stock exchange listing of TBS International shares?

A:	No, immediately following the time of the Transaction, TBS-Ireland Class A ordinary shares will be listed on the Nasdaq Global Select Market under the symbol “TBSI,” the same symbol under which TBS-Bermuda Class A common shares are currently listed. We do not currently intend to list the TBS-Ireland Class A ordinary shares on any other stock exchange.

20. Q:	What impact will the Transaction have on TBS International’s current debt arrangements?

A:	There will be no material impact on TBS International’s current debt arrangements.

21. Q:	Will the Transaction affect TBS International’s ability to access the capital markets and bank credit markets in the future?

A:	We do not expect that the Transaction will have any adverse effect on our ability to access the capital markets or bank credit markets.

22. Q:	Is the Transaction a taxable transaction for TBS-Bermuda or TBS-Ireland?

A:	No. The Transaction will not be a taxable transaction for TBS-Bermuda or TBS-Ireland.

23. Q:	Will the Transaction affect TBS International’s effective tax rate?

A:	We do not expect the Transaction to have a material impact on TBS International’s effective tax rate.

24. Q:	Will the Transaction have any impact on TBS International’s ability to pay dividends or buy back shares?

A:	TBS-Bermuda has never declared or paid dividends. If TBS-Ireland determines to declare or pay dividends, we do not expect the Transaction to have any impact on TBS International’s ability to pay dividends or buy back shares. Under Irish law, however, dividends and buy backs of TBS-Ireland shares must be paid out of “distributable reserves,” which TBS-Ireland will not have immediately following the Transaction because it is a newly formed holding company with no retained earnings. Accordingly, we are seeking shareholder approval to establish distributable reserves. Distributable reserves are needed so that TBS-Ireland is in a position to pay dividends and buy back shares in the future. We plan to establish these reserves by reducing TBS-Ireland’s additional paid-in capital, referred to under Irish law as “share premium.” The establishment of these reserves must also be approved by the Irish High Court.

Please see “Description of TBS-Ireland Share Capital — Dividends” and “Description of TBS-Ireland Share Capital — Share Repurchases, Redemptions and Conversions” and “Risk Factors” and “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves.”

25. Q:	Will the Transaction affect another company’s ability to acquire TBS International?

A:	We do not believe that the Transaction will materially affect another company’s ability to acquire TBS International. However, the shareholder approval requirements for certain types of transactions differ, and in some cases are greater, under Irish law than under Bermuda law.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Shareholder Approval of Business Combinations,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Appraisal Rights,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Disclosure of Interests in Shares” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Other Anti-Takeover Measures.”

26. Q:	What effect would the failure to complete the Transaction have on TBS International?

A:	Although we do not expect them to be material, we have incurred and will incur certain costs whether or not the Transaction is completed.

VOTING / MEETING MECHANICS

27. Q:	How do I vote?

A:	You may vote your shares either by voting in person at the meetings or by submitting a completed proxy by mail or via the internet. By submitting your proxy, you are legally authorizing another person to vote your shares. The enclosed proxy designates Joseph E. Royce or failing him Gregg L. McNelis to vote your shares in accordance with the voting instructions you indicate in your proxy.

If you submit your proxy, but you do not indicate how your shares are to be voted, then your shares will be voted by Joseph E. Royce or failing him Gregg L. McNelis in accordance with the Board of Director’s recommendations, which are described in this proxy statement. In addition, if any other matters are properly brought up at the meetings (other than the proposals contained in this proxy statement), then each of these individuals will have the authority to vote your shares on those matters in his or her discretion. The Board of Directors currently does not know of any matters to be raised at the meetings other than the proposals contained in this proxy statement.

If you do not wish to vote all of your TBS-Bermuda Common Shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of the proxy card to indicate how you want to vote your TBS-Bermuda Common Shares, as applicable. You may not split your vote if you are submitting your proxy via the internet.

If you do not specify on the enclosed proxy card that is submitted (or when you submit your proxy via the internet) how you want to vote your shares, the proxy holders will vote such unspecified shares “FOR” each of the proposals set forth in this proxy statement.

28. Q:	How can I submit my proxy?

A:	You may submit your proxy either by mail or via the internet (www.proxyvote.com). For more details, please see “The Meetings — How You Can Vote.” In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive your mailed proxy by [ ], Eastern Time, on [ ]. If you submit a proxy via the Internet, then you may submit your voting instructions up until [ ], Eastern Time, on [ ], 2009.

Shareholders who hold their TBS-Bermuda Common Shares in the “street name” of a broker must vote their shares in the manner prescribed by their broker. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters. An abstention or broker non-vote on the proposals has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether any proposal has received the required approval.

If you hold shares beneficially through your broker, we recommend that you contact your broker. Your broker can instruct you how your TBS-Bermuda Common Shares can be voted. Your broker may not be able to vote your TBS-Bermuda Common Shares unless the broker receives appropriate instructions from you.

29. Q:	May I revoke my proxy?

A:	Your proxy is revocable.

•	If you hold your TBS-Bermuda Common Shares through a broker, you may revoke your proxy only in accordance with the instructions from your broker.

•	After you have submitted a proxy, you may revoke it by mail before the meetings by sending a written notice to our Corporate Secretary at TBS International Ltd., Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda, with a copy to our subsidiary at TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, NY 10710. Your notice must be received no later than [ ] prior to the beginning of the meetings.

•	If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive by [5:00 p.m.], Eastern Time, on [ ].

•	If you submitted your proxy via the internet, you may revoke your submitted proxy and/or submit new voting instructions via internet, which must be received by [ ], Eastern Time on [ ], 2009.

•	You also may revoke your proxy in person (but only if you are the record owner of the shares) and vote your shares at the meetings. Attending the meetings without taking one of the actions above will not revoke your proxy.

30. Q:	How do I attend the meetings?

A:	All shareholders of TBS-Bermuda are invited to attend the meetings of shareholders at the law offices of Bleakley Platt & Schmidt, LLP, One North Lexington Avenue, White Plains, New York 10601. A form of personal identification must be presented in order to be admitted to the meetings.

If your TBS-Bermuda Common Shares are not registered in your name but in the “street name” of a broker, then your name will not appear in TBS-Bermuda’s register of shareholders. Those TBS-Bermuda Common Shares are held in your broker’s name, on your behalf, and your broker will be entitled to vote your TBS-Bermuda Common Shares. In order for you to attend the meetings, you must bring a letter or account statement showing that you beneficially own the shares held by the broker as of the record date. Note that even if you attend the meetings, you cannot vote the shares that are held by your broker. Rather, you should submit voting directions to your broker, which will instruct your broker how to vote those shares on your behalf.

31. Q:	What quorum is required for action at the meetings?

A:	The presence at the start of each meeting of two or more persons representing in person or by proxy a majority of the total number of issued TBS-Bermuda Common Shares entitled to vote at such meeting constitutes a quorum for the conduct of business.

Abstentions and broker “non-votes” will be counted as present for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. An abstention or broker non-vote on the proposals has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether a proposal has received the required approval.

Please see “The Meetings — Record Date; Voting Rights; Vote Required for Approval.”

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Transaction more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the Annexes. The Scheme of Arrangement, attached as Annex A to this proxy statement, is the legal document that governs the Transaction. The memorandum and articles of association of TBS-Ireland, substantially in the forms attached to this proxy statement as Annex B, will govern TBS-Ireland after the completion of the Transaction. We encourage you to read those documents carefully.

Parties to the Transaction

TBS-Bermuda.  TBS-Bermuda, together with its consolidated subsidiaries, is an ocean transportation services company that offers worldwide shipping solutions to a diverse client base of industrial shippers. We offer liner, parcel and bulk services supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers. Our liner, parcel and bulk services carry steel products, metal concentrates, fertilizer, salt, sugar, grain, chemicals, industrial goods, project cargo, aggregates and general cargo. The registered office of TBS-Bermuda is located at Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda.

TBS-Ireland.  As a result of the Transaction, TBS-Ireland will become the parent holding company of TBS-Bermuda. TBS-Ireland is a newly formed Irish company and is currently wholly owned by TBS-Bermuda, except for six shares that are held in trust for TBS-Bermuda by six nominees to satisfy Irish legal requirements. TBS-Ireland has not engaged in any business or other activities other than in connection with its formation and the Transaction. The registered office of TBS-Ireland is located at Arthur Cox Building, Earlsfort Terrance, Dublin 2, Ireland.

The Transaction

The Transaction will change the place of incorporation of the company whose shares you own to Ireland from Bermuda.

There are several steps required to effect the Transaction. TBS-Bermuda, the Bermuda company whose TBS-Bermuda Common Shares you currently own, formed TBS-Ireland as a direct subsidiary. On [     ], we applied to the Supreme Court of Bermuda to order the calling of the special court-ordered meeting of TBS-Bermuda shareholders to approve the Scheme of Arrangement. On [     ], the Supreme Court of Bermuda ordered us to convene the special court-ordered meeting to consider the Scheme of Arrangement. We will hold the special court-ordered meeting to consider the Scheme of Arrangement on [     ]. If we obtain the necessary shareholder approval, the Supreme Court of Bermuda will hold a hearing to consider sanctioning the Scheme of Arrangement, which is scheduled to be held on or about [     ] (the “Sanction Hearing”). Assuming we receive the necessary approval from TBS-Bermuda shareholders, the Supreme Court of Bermuda sanctions the Scheme of Arrangement and other conditions are satisfied (and we do not abandon the Transaction), we intend to file the court order authorizing the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will become effective.

Various steps of the Transaction will effectively occur simultaneously at the time of the Transaction, which we anticipate will be before the opening of trading on the Nasdaq Global Select Market on the day the Scheme of Arrangement becomes effective.

At the time of the Transaction, the following steps will effectively occur:

1. All previously issued and outstanding TBS-Bermuda Class A common shares will be cancelled;

2. TBS-Bermuda will issue [     ] TBS-Bermuda Class A common shares to TBS-Ireland;

3. TBS-Ireland will issue Class A ordinary shares on a one-for-one basis to the holders of TBS-Bermuda Class A common shares that have been cancelled;

4. All previously issued and outstanding TBS-Bermuda Class B common shares will be cancelled;

5. TBS-Bermuda will issue [     ] TBS-Bermuda Class B common shares to TBS-Ireland;

6. TBS-Ireland will issue Class B ordinary shares on a one-for-one basis to the holders of TBS-Bermuda Class B common shares that have been cancelled; and

7. All TBS-Ireland ordinary shares outstanding prior to the Transaction, which are held by TBS-Bermuda and its nominees, will be acquired by TBS-Ireland for no consideration and cancelled.

TBS-Ireland Class A and Class B ordinary shares issued pursuant to the Transaction will be fully paid and non-assessable.

As a result of the Transaction, the Class A and Class B common shareholders of TBS-Bermuda will become Class A and Class B ordinary shareholders of TBS-Ireland, respectively, and TBS-Bermuda will become a wholly owned subsidiary of TBS-Ireland. The current Board of Directors of TBS-Bermuda will become the Board of Directors of TBS-Ireland. Following the Transaction, TBS-Ireland will have its corporate and tax residence in Ireland.

In connection with the completion of the Transaction, TBS-Ireland will assume and continue to issue awards under the Amended and Restated 2005 Plan (or, if shareholders do not approve the Amended and Restated 2005 Plan, the 2005 Plan) and assume the existing obligations of TBS-Bermuda in connection with awards granted under TBS-Bermuda equity incentive plans and other similar employee awards. In addition, any securities issued by TBS-Bermuda that are convertible, exchangeable or exercisable into or redeemable for TBS-Bermuda Class A common shares will become convertible, exchangeable or exercisable into or redeemable for, as the case may be, an equal number of TBS-Ireland Class A ordinary shares. We intend that at the time of the Transaction TBS-Ireland will assume other contractual obligations of TBS-Bermuda.

As of the record date on [     ], [     ] TBS-Bermuda Class A common shares were issued and outstanding and [     ] TBS-Bermuda Class B common shares were issued and outstanding.

After the Transaction, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by TBS-Bermuda before the Transaction. The number of TBS-Ireland Class A or Class B ordinary shares you will own will be the same as the number of TBS-Bermuda Class A or Class B common shares you owned immediately prior to the Transaction, and your relative economic interest in TBS International will remain unchanged.

The completion of the Transaction will change the governing companies law that applies to us to Irish law from Bermuda law. There are differences between what your rights as a ordinary shareholder will be under Irish law and what they currently are as a common shareholder under Bermuda law. In addition, there are differences between the organizational documents of TBS-Ireland and TBS-Bermuda Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors” for a summary of some of these differences.

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the Nasdaq Global Select Market, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. As required by Irish law, if the Transaction becomes effective prior to January 1, 2010, in connection with annual general meetings of TBS-Ireland commencing with TBS International’s 2010 annual general meeting, Irish Financial Statements will also be made available to shareholders in addition to the information they currently receive. If the transaction becomes effective on or after January 1, 2010, commencing with TBS International’s 2011 annual general meeting, Irish Financial Statements will be made available to shareholders in addition to the information they currently receive.

Reasons for the Transaction

After careful consideration, our Board of Directors has determined that a change in place of incorporation is in the best interest of TBS International and its shareholders.

The Board of Directors believes that continued criticism of and negative publicity regarding companies incorporated in countries, including Bermuda, that do not have tax treaties with the United States or do not have tax treaties with countries that are members of the Organization for Economic Cooperation and Development (OECD), could adversely affect us. Additionally, there have been, and could be in the future, legislative and/or regulatory proposals that could increase taxes for these companies . If enacted, these proposals could have a material and adverse effect on TBS International.

After considering a number of options and locations, the Board of Directors determined that changing TBS International’s place of incorporation to Ireland will provide the company with economic benefits and help ensure its continued global competitiveness.

In making this decision, we considered many factors, including:

•	Our intention to increase our presence and pursue shipping business in the European Union.

•	Ireland’s stable political and economic environment and sophisticated, well-developed corporate, legal and regulatory environment.

•	As a member of the European Union and the OECD, Ireland has a long history of international investment and long-established commercial relationships, trade agreements and tax treaties with European Union member states, the US and other countries around the world where TBS International does business.

•	Redomiciliation to Ireland may improve the Company’s position with respect to OECD and EU withholding tax and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or EU, respectively, and may permit favorable EU tax directives to apply to the Company.

•	We believe that we will be better received in the capital markets as an Irish company.

•	Ireland’s highly educated, English-speaking workforce.

•	Ireland’s legal system is less prescriptive and more flexible than those of civil law jurisdiction and also more familiar to the Company, its shareholders and the capital markets.

•	Redomicilation to Ireland will reduce reputational, political, regulatory and financial risks to the Company.

•	Certain of our directors and executives have dual U.S.-Irish citizenship.

•	Incorporating in Ireland will not result in any material change to TBS International’s operations, financial results or tax treatment.

Our Board of Directors has considered both the potential advantages of the Transaction and the associated risks and has approved the Scheme of Arrangement and unanimously recommends that the shareholders vote for the Scheme of Arrangement.

Please see “Proposal Number One: The Transaction — Background and Reasons for the Transaction” and “Risk Factors” for more information.

Tax Considerations of the Transaction

Under U.S. federal income tax law, holders of TBS-Bermuda Common Shares should not recognize a gain or loss in the Transaction.

TBS-Bermuda shareholders who are neither resident nor ordinarily resident in Ireland and do not hold such shares in connection with a trade or business carried on by such shareholder in Ireland through a branch or agency, will not owe Irish tax on the receipt of TBS-Ireland ordinary shares in the Transaction. TBS-Bermuda shareholders who are resident or ordinarily resident in Ireland should benefit from a relief from Irish tax on the receipt of TBS-Ireland ordinary shares in the Transaction.

Shareholders in certain other jurisdictions could recognize a gain or a loss as a result of the Transaction. We have identified some jurisdictions that may treat the Transaction as a taxable exchange in which gain or loss is recognized, as described under “Material Tax Considerations Relating to the Transaction — Tax Considerations in Other Jurisdictions.” However, tax law is complex and conclusions may depend on the facts and circumstances in each individual case. We encourage all shareholders to consult their tax advisors regarding the applicable tax consequences of the Transaction.

Please refer to “Material Tax Considerations Relating to the Transaction” for a description of the material U.S. federal income tax and Irish tax consequences of the Transaction to TBS-Bermuda Class A and Class B common shareholders, as well as a description of certain tax consequences of the Transaction under the laws of various other jurisdictions.

Rights of Shareholders

Many of the principal attributes of TBS-Bermuda Class A and Class B common shares and TBS-Ireland Class A and Class B ordinary shares, respectively, will be similar. However, there are differences between what your rights as a Class A or a Class B ordinary shareholder will be under Irish law and what they currently are as a Class A or a Class B common shareholder under Bermuda law. In addition, there are differences between the organizational documents of TBS-Ireland and TBS-Bermuda. We discuss these differences in detail under “Description of TBS-Ireland Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” The forms of TBS-Ireland’s memorandum and articles of association are attached to this proxy statement as Annex B.

Stock Exchange Listing

If the Transaction becomes effective, the Transaction will not affect the stock exchange listing of TBS International’s shares. Immediately following the Transaction, the TBS-Ireland Class A ordinary shares will be listed on the Nasdaq Global Select Market under the symbol “TBSI,” the same symbol under which TBS-Bermuda Class A common shares are currently listed. TBS-Bermuda common shares are not listed on any other stock exchange. We do not currently intend to list the TBS-Ireland Class A ordinary shares on the Irish Stock Exchange or any other stock exchange. We do not intend to list the TBS-Ireland Class B ordinary shares on any stock exchange.

Court Sanction of the Scheme of Arrangement

We cannot complete the Transaction without the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. Subject to the Class A and Class B common shareholders of TBS-Bermuda approving the Scheme of Arrangement, a Supreme Court of Bermuda hearing will be required to consider sanctioning the Scheme of Arrangement. If we obtain the necessary approval from shareholders, the Supreme Court of Bermuda will hold the Sanction Hearing on or about [     ].

At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of TBS-Bermuda and TBS-Ireland. TBS-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Class A and Class B common shareholders which the Supreme Court of Bermuda may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda will determine, among other things, whether the Scheme of Arrangement is fair to TBS-Bermuda Class A and Class B common shareholders.

Reduction of Share Premium to Establish Distributable Reserves

Under Irish law, TBS-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with Irish law to enable it to pay dividends and buy back shares. Immediately following the Transaction, the unconsolidated balance sheet of TBS-Ireland will not contain any distributable reserves because it is a newly formed holding company with no retained earnings. Class A and Class B common shareholders of TBS-Bermuda are also being asked at the special general meeting to approve a reduction of share premium (similar to additional paid-in capital) of TBS-Ireland to establish distributable reserves of TBS-Ireland. Distributable reserves are needed so that TBS-Ireland is in a position to pay dividends and buy back shares in the future. If the Class A and Class B common shareholders of TBS-Bermuda approve the distributable reserves proposal and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the establishment of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. The approval of the Irish High Court is expected to be obtained within two months of the consummation of the Transaction.

Please see “Description of TBS-Ireland Share Capital — Dividends,” “Description of TBS-Ireland Share Capital — Share Repurchases, Redemptions and Conversions,” “Risk Factors” and “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves.”

Market Price and Dividend Information

On [     ], the last trading day before the public announcement of the Transaction, the closing price of the TBS-Bermuda Class A common shares on the Nasdaq Global Select Market was $[     ] per share. On [     ], the most recent practicable date before the date of this proxy statement, the closing price of the TBS-Bermuda Class A common shares on the Nasdaq Global Select Market was $[     ]per share.

No Appraisal Rights

Under Bermuda law, neither the Class A nor the Class B common shareholders of TBS-Bermuda have any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of TBS-Ireland will be reflected at their carrying amounts in the accounts of TBS-Bermuda at the time of the Transaction.

Amended and Restated 2005 Plan

On October 19, 2009, TBS International’s Board of Directors, approved certain amendments (the “Amendments”) to the 2005 Plan, subject to shareholder approval. The principal Amendments are as follows:

•	Expanding the class of eligible participants to include employees, consultants and non-employee directors of, and service providers to, the Company and its parent and subsidiary entities, affiliates and agencies, or of or to any affiliate of any of the foregoing entities;

•	Expanding the size of the pool of shares available for awards under the plan by 3,000,000 shares and adding Class B common shares to the types of common shares available for awards;

•	For purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the “Code,” adding maximum limits on the size of awards that may be granted to any participant during any single calendar year;

•	Modifying the definition of change in control to ensure that awards comport with requirements of Section 409A of the Code; and

•	Empowering the Compensation Committee to establish sub-plans for any purpose including to comply with the regulatory requirements of various jurisdictions or to qualify awards for preferred tax treatment under tax laws of various jurisdictions.

TBS International’s Board of Directors recommends that the Company’s shareholders, both in their capacity as current shareholders of TBS-Bermuda and in their capacity as future shareholders of TBS-Ireland, approve the Amended and Restated 2005 Plan. TBS International’s Board of Directors believes that the effective use of share-based long-term incentive compensation is vital to the Company’s ability to achieve continued strong performance in the future by providing a direct link between compensation and long-term shareholder value creation. The Amended and Restated 2005 Plan will enable us to continue to offer competitive compensation packages to employees, consultants and non-employee directors of, and service providers to, the Company and its parent, subsidiaries, affiliates and agencies, that are responsive to evolving compensation practices that increasingly emphasize a diverse mix of traditional share options together with share awards.

Meetings

Time, Place, Date and Purpose of the special court-ordered meeting.  The special court-ordered meeting is scheduled to be held on [     ] at [     ], local time, at the law offices of Bleakley Platt & Schmidt, LLP, One North Lexington Avenue, White Plains, New York 10601. At the special court-ordered meeting, TBS-Bermuda’s Board of Directors will ask the Class A and Class B shareholders of TBS-Bermuda, voting as a single class, to vote:

•	to approve the Scheme of Arrangement.

If any other matters properly come before the special court-ordered meeting or any postponements of the special court-ordered meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Time, Place, Date and Purpose of the special general meeting.  The special general meeting is scheduled to be held on [     ] at [     ], local time, at the law offices of Bleakley Platt & Schmidt, LLP, One North Lexington Avenue, White Plains, New York 10601. At the special general meeting, TBS-Bermuda’s Board of Directors will ask the Class A and Class B shareholders of TBS-Bermuda, voting as a single class, to vote:

•	to approve (subject to the Scheme of Arrangement being approved) the reduction of share premium of TBS-Ireland to establish distributable reserves of TBS-Ireland.

•	to approve the Amended and Restated 2005 Plan.

If any other matters properly come before the special general meeting or any postponements of the special general meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Record Date.  Only holders of record of TBS-Bermuda Common Shares on [     ] are entitled to notice of and to vote at the meetings or any postponements of the meetings.

Quorum.  The presence at the start of each meeting of two or more persons representing in person or by proxy a majority of the total number of issued TBS-Bermuda Common Shares entitled to vote at such meeting constitutes a quorum for the conduct of business.

Abstentions and broker “non-votes” will be counted as present for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Recommendation of the Board of Directors

The TBS-Bermuda Board of Directors unanimously recommends that TBS-Bermuda Class A and Class B common shareholders vote “FOR” each of the proposals at the meetings. Approval of the distributable reserves proposal is not a condition to the Transaction.

Required Vote

The Scheme of Arrangement must be approved by a majority of the number of holders voting at the special court-ordered meeting in person or by proxy representing 75% or more in value of the shares so voted. The affirmative vote of holders of TBS-Bermuda Common Shares representing at least a majority of the shares voting at the special general meeting, is required to approve the distributable reserves proposal and the Amended and Restated 2005 Plan proposal.

Please see “The Meetings — Record Date; Voting Rights; Vote Required for Approval.”

Proxies

General.  A proxy card which applies to the meetings is being sent to each TBS-Bermuda Shareholder as of the record date. By submitting your proxy by mail or via the internet, you are legally authorizing another person to vote your shares. The enclosed proxy designates Joseph E. Royce, or failing him, Gregg L. McNelis to vote your shares in accordance with the voting instructions you indicate in your proxy.

If you submit a proxy designating Joseph E. Royce or failing him Gregg L. McNelis as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board of Director’s recommendations, which are described in this proxy statement. In addition, if any other matters are properly brought up at any meeting (other than the proposals contained in this proxy statement), then each of these individuals will have the authority to vote your shares on those matters in his or her discretion. The Board of Directors currently does not know of any matters to be raised at the meetings other than the proposals contained in this proxy statement.

If you do not wish to vote all of your TBS-Bermuda Common Shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of the proxy card to indicate how you want to vote your TBS-Bermuda Common Shares. You may not split your vote if you are submitting your proxy via the internet.

If you do not specify on the enclosed proxy card or via your internet submission how you want to vote your shares, the proxy holders will vote such unspecified shares “FOR” each of the proposals set forth in this proxy statement.

You may submit your proxy by mail or via the internet (www.proxyvote.com). Please let us know whether you plan to attend the meetings by marking the appropriate box on the proxy card or by following the instructions when you submit your proxy via the internet. For more details about proxies, please see “The Meetings — How You Can Vote.” In order for a proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive your mailed proxy by [     ], Eastern Time, on [     ] or your internet proxy by [     ], Eastern time on [     ].

To vote your TBS-Bermuda Common Shares directly, you may attend the meetings and cast your vote in person. Shareholders who hold their TBS-Bermuda Common Shares in the “street name” of a broker must vote their shares in the manner prescribed by their broker.

If you hold your TBS-Bermuda Common Shares in the name of a broker, the broker may generally vote your shares it holds in accordance with instructions received. Shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Therefore, please follow the instructions provided by your broker when submitting your proxy for your TBS-Bermuda Common Shares.

Revocation.  You may revoke your proxy by sending a written notice to our Corporate Secretary at TBS International Ltd., Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda, with a copy to our subsidiary at TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, NY 10710. Your notice must be received no later than [one hour] prior to the beginning of the meetings. If you hold your TBS-Bermuda Common Shares through a broker, you may revoke your proxy only in accordance with the instructions from your broker. If you wish to revoke a submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive by [     ], Eastern Time, on [     ], 2009. If you submitted your proxy via the internet, you may revoke your proxy and/or submit new instructions by the same method, which must be received by [     ], Eastern time on [     ], 2009. You also may revoke a proxy in person and vote your shares at the meetings. Attending the meetings without taking one of the actions above will not revoke your proxy.

Selected Historical Financial and Other Data

The following table presents selected historical financial and other data for TBS-Bermuda. The selected historical financial and other data presented below should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in TBS-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and other financial information incorporated by reference in this proxy statement. Historical financial information may not be indicative of TBS-Ireland’s future performance. The selected consolidated historical financial presented below as of December 31, 2004, 2005, 2006, 2007 and 2008, and for each of the fiscal years then ended, have been derived from our audited consolidated financial statements. The selected consolidated financial data presented below as of June 30, 2009, and for the six months ended June 30, 2008 and 2009, have been derived from our unaudited consolidated financial statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

We have included no data for TBS-Ireland because this entity was not in existence during any of the periods shown below.

	Year Ended December 31,					Six Months Ended June 30,
	2008	2007	2006	2005	2004	2009	2008
		(In thousands, except for share and per share amounts)

Revenue
Voyage revenue	$518,907	$261,509	$187,147	$173,881	$156,442	$124,254	$226,856
Time charter revenue	83,883	88,365	63,114	71,456	50,746	18,339	57,984
Logistics revenue(1)	7,000	668				536	3,243
Other revenue	1,843	2,379	1,460	979	267	265	440

Revenue	611,633	352,921	251,721	246,316	207,455	143,394	288,523

Operating expenses
Voyage	172,929	89,241	81,389	73,576	59,340	56,313	73,849
Logistics(1)	5,717	557				421	2,691
Vessel	110,354	85,958	63,205	68,711	77,145	53,499	47,749
Depreciation of vessels and other fixed assets(2)	73,479	36,022	29,867	19,537	11,005	46,332	30,008
Management fees				2,624	4,414
General and administrative	39,879	38,703	27,256	17,618	7,347	17,035	27,063
Loss (gain) from sale of vessels(3)		814	(2,180)

Operating expenses	402,358	251,295	199,537	182,066	159,251	173,590	181,360

(Loss) income from operations	209,275	101,626	52,184	64,250	48,204	(30,196)	107,163

	Year Ended December 31,					Six Months Ended June 30,
	2008	2007	2006	2005	2004	2009	2008
		(In thousands, except for share and per share amounts)

Other (expenses) and income
Interest expense	(17,228)	(10,394)	(11,577)	(9,346)	(5,148)	(7,977)	(7,277)
Interest and other income	2,048	983	1,810	752	111	(28)	451
(Loss) on early extinguishment of debt(4)	(2,318)		(3,357)				(2,318)
Gain on sale and insurance recovery of vessel(5)		6,034

Total other (expenses) and income	(17,498)	(3,377)	(13,124)	(8,594)	(5,037)	(8,005)	(9,144)

Net income	191,777	98,249	39,060	55,656	43,167	(38,201)	98,019
Amount allocated to participating preferred shareholders				(5,706)	(11,843)

Net income (loss) available for common shareholders	$191,777	$98,249	$39,060	$49,950	$31,324	$(38,201)	$98,019

Net income (loss) per common share
Basic	$6.53	$3.49	$1.39	$2.28	$3.07	$(1.28)	$3.44
Diluted	$6.53	$3.49	$1.39	$2.05	$1.54	$(1.28)	$3.44
Weighted average common shares outstanding
Basic(6)	29,263,292	28,029,340	27,998,843	21,870,160	10,187,795	29,822,402	28,411,539
Diluted(6)(7)	29,263,292	28,029,340	27,998,843	24,310,909	20,385,775	29,822,402	28,411,539

	December 31,					June 30,
	2008	2007	2006	2005	2004	2009
	(In thousands)

Balance Sheet Data:
Cash and cash equivalents	$131,150	$30,498	$12,007	$27,158	$21,674	$52,488
Total Assets	1,041,685	559,113	403,091	344,671	159,929	952,912
Total Debt	383,074	180,166	125,804	105,737	38,511	336,664
Obligations under capital leases, including current portion	—	—	21,355	24,703	34,642	—
Total shareholders’ equity	598,296	319,563	223,604	184,207	65,996	565,038

(1)	TBS Logistics represents revenue and related costs for cargo and transportation management services as part of our Five Star Service to customers which began operations in the fourth quarter 2007.

(2)	Depreciation and amortization expense through December 31, 2004 was computed on the basis of 25-year useful lives for our vessels. Beginning on January 1, 2005 we changed the estimated useful life of our vessels to 30-years. The change in estimated useful life reflects our expected commercial life of a vessel. The impact of this change in estimate for 2004 would have been a decrease in depreciation expense and consequently an increase in net income of $4.8 million. As a result, basic earnings per share would have increased by $0.47 and diluted earnings per share would have increased by $0.24 per share for the year ended December 31, 2004.

(3)	The 2007 and 2006 loss (gain) on sale of vessels represents the loss on the sale of the Maya Princess of $0.8 million and gain on the sale of the Dakota Belle, of $2.2 million.

(4)	In 2008 the loss on extinguishment of debt represents the write off of unamortized deferred finance costs in connection with the March 2008 refinancing of the Bank of America syndicated credit facility. In 2006 the loss on early extinguishment of debt represents the write-off of unamortized debt finance costs of $1.3 million and the payment of loan prepayment fees of $2.1 million when we repaid most of our then existing credit facilities in July 2006 with our $140.0 million syndicated credit facility.

(5)	For the year ended December 31, 2007, we had a gain on the sale and insurance recovery of the Huron Maiden. The vessel was severely damaged in a grounding accident on an uncharted rock while on passage near Indonesia on March 9, 2007. On April 4, 2007, the vessel was declared a constructive total loss. Accordingly, we received a net amount of $8.0 million from our Hull & Machinery/Increased Value insurances after a scrap value credit of $2.0 million. We retained the proceeds on the sale of the vessel for scrap, which was sold and delivered to the buyer on May 4, 2007 for $2.8 million. After expenses in connection with the accident and the sale of the vessel of approximately $1.2 million we realized a gain on the casualty and sale of the vessel of approximately $6.0 million.

(6)	Basic and diluted weighted average common shares for 2004 reflect the 2.5 to 1 adjustment for the consolidation and redesignation of common shares made June 29, 2005. During the year ended December 31, 2005, the convertible preference shares would have added 2,498,103 common shares on a weighted average basis, respectively, to diluted shares outstanding. These shares were not included in the diluted earnings per share calculation because the effect would have been anti-dilutive.

(7)	The Financial Accounting Standards board issued Accounting Standards Codification paragraphs 260-10-45-60 and 260-10-45-61 that outlines which instruments granted in share based payment transactions are participating securities and should use the two-class method to compute earnings per share. The accounting literature provides that unvested share-based payment awards that contain non-forfeitable rights to dividends are participating securities. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for common stock and any participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings. Our nonvested stock, consisting of time-vested restricted shares, are considered participating securities since the share-based awards contain a non-forfeitable right to dividends irrespective of whether the awards ultimately vest. The issue is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and requires retroactive adjustment of earnings per share data. The Company adopted the provisions, which did not have a material impact on the Company’s previously-issued, consolidated financial statements effective January 1, 2009.

Unaudited Summary Pro Forma Financial Information

Pro forma financial statements for TBS-Ireland are not presented in this proxy statement because no significant pro forma adjustments are required to be made to the historical income statement of TBS-Bermuda for the year ended December 31, 2008 and the six months ended June 30, 2009 or the historical balance sheet as of June 30, 2009. Those financial statements are included in TBS-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the period ended June 30, 2009, respectively.

RISK FACTORS

Before you decide how to vote, you should consider carefully the following risk factors related to the Transaction, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the period ended June 30, 2009 and subsequent filings with the SEC.

Legislative or regulatory action could materially and adversely affect us after the Transaction.

Our tax position could be adversely impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by any tax authority following the Transaction. For example, legislative proposals have been introduced in the U.S. Congress which, if enacted, could override tax treaties upon which we expect to rely, or could change the circumstances under which we would be treated as a U.S. person for U.S. federal income tax purposes, each of which could materially and adversely affect our effective tax rate and require us to take further action, at potentially significant expense, to seek to preserve our effective tax rate. We cannot predict the outcome of any specific legislative proposals. However, if proposals were enacted limiting our ability as an Irish company to take advantage of the tax treaties between Ireland and the United States, we could be subjected to increased taxation and/or potentially significant expense. In addition, any future amendments to the current income tax treaties between Ireland and other jurisdictions (including the United States) could subject us to increased taxation and/or potentially significant expense. Also, various U.S. federal and state legislative proposals have been introduced and/or enacted in recent years that deny government contracts to certain U.S. companies that reincorporate or have reincorporated outside the United States. While TBS International was not a U.S. company that reincorporated outside the United States, the Transaction may not eliminate the risk that these contract bans and other legislative proposals could be enacted in a way to affect TBS International.

As an Irish company following the Transaction, we will be required to comply with numerous Irish and EU legal requirements. Compliance with EU and Irish laws and regulations may have a material and adverse effect on TBS International’s financial condition and results of operations.

We may be subject to criticism and negative publicity related to the Transaction.

There continues to be negative publicity regarding expatriation transactions. While we were never a U.S. company, some former U.S. companies that have undertaken expatriation transactions to offshore jurisdictions have been criticized as improperly avoiding U.S. taxes or creating an unfair competitive advantage over U.S. companies. We could become subject to criticism in connection with the Transaction.

Our effective tax rate may increase.

While the Transaction is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate (which include the potential legislative actions described above), and our effective tax rate may increase, regardless of whether we complete the Transaction, and any such increase may be material. Additionally, the tax laws of Ireland and other jurisdictions could change in the future, and such changes could cause a material change in our effective tax rate.

We may choose to abandon or delay the Transaction.

We may abandon or delay the Transaction by action of our Board of Directors at any time prior to the Scheme of Arrangement becoming effective, even after the meetings and the sanction of the Supreme Court of Bermuda. While we currently expect to complete the Transaction on [     ], our Board of Directors may delay the Transaction for a significant time or may abandon the Transaction after the meetings because, among other reasons, of an increase in our estimated cost of the Transaction or a determination by the Board of Directors that completing the Transaction is no longer in our best interest or the best interests of our shareholders or may not result in the benefits we expect. Additionally, we may not be able to obtain the requisite shareholder or court approvals.

Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

If the shareholders of TBS-Bermuda do not approve the distributable reserves proposal, TBS-Ireland may not have sufficient distributable reserves to pay dividends or buy back shares following the Transaction. In addition, there is no guarantee that Irish High Court approval of the creation of distributable reserves will be forthcoming.

Under Irish law, dividends must be paid (and share buy-backs must generally be funded) out of “distributable reserves,” which TBS-Ireland will not have immediately following the Transaction. Shareholders of TBS-Bermuda are being asked to approve the establishment of distributable reserves. These reserves are needed so that TBS-Ireland is in a position to pay dividends and buy back shares. The approval of this proposal is not a condition to the Transaction. The establishment of these reserves also requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not grant its approval, there is no guarantee if or when it will be obtained. If shareholders of TBS-Bermuda approve the Scheme of Arrangement but do not approve this proposal or the Irish High Court does not approve the reduction of share premium of TBS-Ireland, TBS International may be limited in its ability to pay dividends or buy back shares until we generate post-Transaction earnings.

Please see “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves,” “Description of TBS-Ireland Share Capital — Dividends” and “Description of TBS-Ireland Share Capital — Share Repurchases, Redemptions and Conversions.”

As a result of different shareholder voting requirements in Ireland relative to Bermuda, we will have less flexibility to issue and buy back shares and enter into certain corporate transactions.

Under Bermuda law, our directors may issue, without shareholder approval, any authorized common shares that are not already issued. Bermuda law does not impose the restrictions imposed under Irish law on the ability of subsidiaries to make market purchases of their parent’s common shares.

Under Irish law the Board of Directors may only issue shares with prior shareholder authorization. This authorization may be provided in advance of any specific transaction. Irish law also grants existing shareholders pre-emptive rights to participate in new issuances of shares for cash, subject to certain exceptions. However, shareholders may waive these rights in advance. Each of these authorizations must be renewed by the shareholders at least every five years. If shareholders do not renew these authorizations, our ability to issue equity could be limited. Under Irish law, subsidiaries of TBS-Ireland may only purchase TBS-Ireland Class A or Class B ordinary shares subject to conditions, including the general authorization of the ordinary shareholders of TBS-Ireland permitting subsidiaries to make such market purchases.

While we do not believe that the differences between Bermuda law and Irish law relating to our capital management will have a material adverse effect on us, situations may arise where we no longer have the same flexibility we currently have in Bermuda, which might reduce or eliminate certain benefits to our shareholders, including the issuance of shares.

In addition, we will become subject to the Irish Takeover Rules, under which the Board of Directors of TBS-Ireland will not be permitted to take any action which might frustrate an offer for the TBS-Ireland shares once the Board of Directors has received an approach which may lead to an offer or has reason to believe an offer is imminent. Further, it could be more difficult for TBS International to obtain shareholder approval for a merger or negotiated transaction after the Transaction because the shareholder approval requirements for certain types of transactions differ, and in some cases are greater, under Irish law than under Bermuda law.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Shareholder Approval of Business Combinations,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Appraisal Rights,” “Comparison of Rights of Shareholders and Powers of the Board of

Directors — Disclosure of Interests in Shares” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Other Anti-Takeover Measures.”

After the Transaction, a future transfer of your TBS-Ireland Ordinary Shares may be subject to Irish stamp duty.

Transfers by shareholders who hold their TBS-Ireland shares beneficially through banks, brokers, trustees, custodians or other nominees, which in turn hold those shares through DTC, will generally not be subject to Irish stamp duty where such transfers are to holders who also hold through DTC. If you hold your TBS-Ireland Ordinary Shares directly rather than beneficially, any purchase of your shares will be subject to Irish stamp duty. Irish stamp duty is currently levied at the rate of 1% of the price paid or the market value of the TBS-Ireland Ordinary Shares acquired, if higher. Any transfer of TBS-Ireland Ordinary Shares which is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is executed by or on behalf of the seller, is duly stamped and is provided to our transfer agent. The potential for stamp duty could adversely affect the price of TBS-Ireland Ordinary Shares.

Please see “Material Tax Considerations Relating to the Transaction — Irish Tax Considerations — Stamp Duty.”

Dividends you receive may be subject to Irish dividend withholding tax.

In certain circumstances, as an Irish tax resident company, we may be required to deduct Irish dividend withholding tax (currently at the rate of 20%) from dividends paid to our shareholders. The majority of shareholders will generally not be subject to Irish withholding tax provided that, in each case, they complete certain tax forms.

Please see “Material Tax Considerations Relating to the Transaction — Irish Tax Considerations — Withholding Tax on Dividends.”

TBS International strongly recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving dividends from TBS International.

The market for the TBS-Ireland shares may differ from the market for the TBS-Bermuda shares.

We intend to list the TBS-Ireland Class A ordinary shares on the Nasdaq Global Select Market under the symbol “TBSI”, the same trading symbol as the TBS-Bermuda Class A common shares. The market price, trading volume or volatility of the TBS-Ireland Class A ordinary shares could be different than those of the TBS-Bermuda Class A common shares.

FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement and in the documents incorporated by reference in this proxy statement are “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements.

These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements.

The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the TBS-Bermuda shareholders and the sanction of the Supreme Court of Bermuda for and to satisfy the other conditions to the Transaction on the expected timeframe or at all, our ability to realize the expected benefits from the Transaction, the occurrence of difficulties in connection with the Transaction, and any unanticipated costs in connection with the Transaction.

The foregoing factors are in addition to those factors discussed under “Risk Factors” and “Proposal Number One: The Transaction — Background and Reasons for the Transaction” and elsewhere in this proxy statement, as well as those in the documents that we incorporate by reference into this proxy statement (including, without limitation, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the period ended June 30, 2009 and subsequent SEC filings). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

PROPOSAL NUMBER ONE:
THE TRANSACTION

The Transaction will change the place of incorporation of the company whose shares you own to Ireland from Bermuda.

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect the Transaction.

There are several steps required to effect the Transaction. On [     ], TBS-Bermuda, the Bermuda company whose Class A or Class B common shares you currently own, formed a new Irish company, named TBS-Ireland, as a direct subsidiary. On [     ], we applied to the Supreme Court of Bermuda to order the calling of a meeting of TBS-Bermuda shareholders to approve the Scheme of Arrangement. On [     ], the Supreme Court of Bermuda ordered us to convene a meeting to consider the Scheme of Arrangement. We will hold the special court-ordered meeting to consider approval of the Scheme of Arrangement on [     ]. If we obtain the necessary approval from TBS-Bermuda shareholders, the Supreme Court of Bermuda will hold the Sanction Hearing scheduled to be held on or about [     ] to consider sanctioning the Scheme of Arrangement. Assuming we receive the necessary approval from TBS-Bermuda shareholders and the sanction of the Supreme Court of Bermuda and the conditions to consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will become effective.

Various steps of the Transaction will effectively occur simultaneously at the time of the Transaction, which we anticipate will be before the opening of trading on the Nasdaq Global Select Market on the day the Scheme of Arrangement becomes effective.

At the time of the Transaction, the following steps will effectively occur:

1. All previously issued and outstanding TBS-Bermuda Class A common shares will be cancelled;

2. TBS-Bermuda will issue [     ] TBS-Bermuda Class A common shares to TBS-Ireland;

3. TBS-Ireland will issue Class A ordinary shares on a one-for-one basis to the holders of TBS-Bermuda Class A common shares that have been cancelled;

4. All previously issued and outstanding TBS-Bermuda Class B common shares will be cancelled;

5. TBS-Bermuda will issue [     ] TBS-Bermuda Class B common shares to TBS-Ireland;

6. TBS-Ireland will issue Class B ordinary shares on a one-for-one basis to the holders of TBS-Bermuda Class B common shares that have been cancelled; and

7. All TBS-Ireland ordinary shares outstanding prior to the Transaction, which are held by TBS-Bermuda and its nominees, will be acquired by TBS-Ireland for no consideration and cancelled.

TBS-Ireland Class A and Class B ordinary shares issued pursuant to the Transaction will be fully paid and non-assessable.

As a result of the Transaction, the Class A and Class B common shareholders of TBS-Bermuda will become Class A and Class B ordinary shareholders of TBS-Ireland, respectively, and TBS-Bermuda will become a wholly owned subsidiary of TBS-Ireland. The current Board of Directors of TBS-Bermuda will become the Board of Directors of TBS-Ireland. Following the Transaction, TBS-Ireland will have its corporate and tax residence in Ireland.

In connection with the completion of the Transaction, TBS-Ireland will assume and continue to issue awards under the Amended and Restated 2005 Plan (or, if shareholders do not approve the Amended and Restated 2005 Plan, the 2005 Plan) and assume the existing obligations of TBS-Bermuda in connection with awards granted under TBS-Bermuda equity incentive plans and other similar employee awards. We intend that at the time of the Transaction TBS-Ireland will assume all other contractual obligations of TBS-Bermuda.

As of the record date on [     ], [     ] TBS-Bermuda Class A common shares were issued and outstanding and [     ] TBS-Bermuda Class B common shares were issued and outstanding.

Background and Reasons for the Transaction

Reasons for the Transaction

After careful consideration, our Board of Directors has determined that a change in place of incorporation is in the best interest of TBS International and its shareholders.

The Board of Directors believes that continued criticism of and negative publicity regarding companies incorporated in countries, including Bermuda, that do not have tax treaties with the United States or with the OECD, could adversely affect us. Additionally, there have been, and could be in the future, legislative and/or regulatory proposals that could increase taxes for these companies . If enacted, these proposals could have a material and adverse effect on TBS International.

After considering a number of options and locations, the Board of Directors determined that changing TBS International’s place of incorporation to Ireland will provide the company with economic benefits and help ensure its continued global competitiveness.

In making this decision, we considered many factors, including:

•	Our intention to increase our presence and pursue shipping business in the European Union.

•	Ireland’s stable political and economic environment and sophisticated, well-developed corporate, legal and regulatory environment.

•	As a member of the European Union and the OECD, Ireland has a long history of international investment and long-established commercial relationships, trade agreements and tax treaties with European Union member states, the US and other countries around the world where TBS International does business.

•	Redomiciliation to Ireland may improve the Company’s position with respect to OECD and EU withholding tax and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or EU, respectively, and may permit favorable EU tax directives to apply to the Company.

•	We believe that we will be better received in the capital markets as an Irish company.

•	Ireland’s highly educated, English-speaking workforce.

•	Ireland’s legal system is less prescriptive and more flexible than those of civil law jurisdiction and also more familiar to the Company, its shareholders and the capital markets.

•	Redomicilation to Ireland will reduce reputational, political, regulatory and financial risks to the Company.

•	Certain of our directors and executives have dual U.S.-Irish citizenship.

•	Incorporating in Ireland will not result in any material change to TBS International’s operations, financial results or tax treatment.

Our Board of Directors has considered both the potential advantages of the Transaction and the associated risks and has approved the Scheme of Arrangement and unanimously recommends that the shareholders vote for the Scheme of Arrangement.

Please see the discussion under “Risk Factors.”

Amendment, Termination or Delay

Subject to U.S. securities law constraints, the Scheme of Arrangement may be amended, modified or supplemented at any time before or after its approval by the TBS-Bermuda shareholders at the special court-

ordered meeting. However, after approval of the Scheme of Arrangement by the shareholders, no amendment, modification or supplement to the Scheme of Arrangement may be made or effected that legally requires further approval by TBS-Bermuda shareholders without obtaining that approval.

At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement, but will not impose any material changes without the joint consent of TBS-Bermuda and TBS-Ireland. TBS-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Class A and Class B shareholders which the Supreme Court of Bermuda may think fit to approve or impose.

The Board of Directors of TBS-Bermuda may terminate the Scheme of Arrangement and abandon the Transaction, or delay the Transaction, at any time prior to the effectiveness of the Scheme of Arrangement, without obtaining the approval of TBS-Bermuda shareholders, even though the Scheme of Arrangement may have been approved by such shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction may have been satisfied.

Unless the Scheme of Arrangement has become effective on or before [     ] or such later date, if any, as TBS-Bermuda may agree and the Supreme Court of Bermuda may allow, the Scheme of Arrangement will lapse by its terms and not come into effect.

Conditions to the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Scheme of Arrangement is approved by the requisite vote of TBS-Bermuda shareholders;

•	the requisite court order sanctioning the Scheme of Arrangement is obtained from the Supreme Court of Bermuda;

•	there is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme of Arrangement or related transactions;

•	the TBS-Ireland Class A ordinary shares to be issued pursuant to the Transaction are authorized for listing on the Nasdaq Global Select Market, subject to official notice of issuance;

•	all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Scheme of Arrangement and related transactions are obtained on terms acceptable to TBS-Bermuda and are in full force and effect;

•	TBS-Bermuda receives an opinion from DLA Piper LLP (US), in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations Relating to the Transaction — U.S. Federal Income Tax Considerations”; and

•	TBS-Bermuda receives an opinion from Arthur Cox, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations Relating to the Transaction — Irish Tax Considerations.”

Court Sanction of the Scheme of Arrangement

Pursuant to Section 99 of the Companies Act 1981 of Bermuda (the “Bermuda Companies Act”), the Scheme of Arrangement must be sanctioned by the court in Bermuda. This required TBS-Bermuda to file an originating summons relating to the Scheme of Arrangement with the Supreme Court of Bermuda. Prior to the mailing of this proxy statement, TBS-Bermuda obtained directions from the Supreme Court of Bermuda providing for the convening of a meeting of TBS-Bermuda shareholders and other procedural matters regarding that special court-ordered meeting and the Supreme Court of Bermuda proceeding. Subject to TBS-Bermuda shareholders approving the Scheme of Arrangement with the vote required by the Bermuda

Companies Act, TBS-Bermuda will file a petition, and the Supreme Court of Bermuda will hold a Sanction Hearing, to consider sanctioning the Scheme of Arrangement.

At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement, but may not impose any material changes without the joint consent of TBS-Bermuda and TBS-Ireland. TBS-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the TBS-Bermuda shareholders which the Supreme Court of Bermuda may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda will determine, among other things, whether the Scheme of Arrangement is fair to TBS-Bermuda shareholders.

We expect the Sanction Hearing to be held on [     ] at the Supreme Court of Bermuda in Hamilton, Bermuda. If you are a TBS-Bermuda shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. TBS-Bermuda will not object to the participation in the Sanction Hearing by any shareholder who holds shares through a broker. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Supreme Court of Bermuda authorizing the Scheme of Arrangement has been delivered to the Registrar of Companies of Bermuda for registration as required by Section 99 of the Bermuda Companies Act.

Please see “Proposal Number One: The Transaction — Conditions to the Transaction” for more information on the conditions to the Transaction.

The Scheme of Arrangement is attached as Annex A to this proxy statement. At the special court-ordered meeting, TBS-Bermuda shareholders will be asked to approve the Scheme of Arrangement. If the TBS-Bermuda shareholders approve the Scheme of Arrangement, then TBS-Bermuda will apply for sanction of the Scheme of Arrangement at the Sanction Hearing. We encourage you to read the Scheme of Arrangement in its entirety for a complete understanding of its terms and conditions.

Once the Scheme of Arrangement is effective, the Supreme Court of Bermuda will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A TBS-Bermuda shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify TBS-Bermuda in writing of its intention at least five business days prior to commencing a new proceeding. After the effective date of the Scheme of Arrangement, no shareholder may commence a proceeding against TBS-Ireland or TBS-Bermuda in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

When under any provision of the Scheme of Arrangement a matter is to be determined by TBS-Bermuda, TBS-Bermuda will have discretion to interpret those matters under the Scheme of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Federal Securities Law Consequences; Resale Restrictions

The issuance of TBS-Ireland Class A and Class B ordinary shares to TBS-Bermuda shareholders in connection with the Transaction will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to sanction the Scheme of Arrangement, the Supreme Court of Bermuda will consider at the Sanction Hearing whether the terms and conditions of the Scheme of Arrangement are fair to TBS-Bermuda shareholders. The Supreme Court of Bermuda has fixed the date and time for the Sanction Hearing, which is scheduled to be held at the Supreme Court of Bermuda in Hamilton, Bermuda, on [     ], at [     ], local time. The TBS-Ireland Class B ordinary shares issued to TBS-Bermuda Class B common shareholders in connection with the Transaction will be subject to the same restrictions that currently apply to the TBS-Bermuda Class B common shares. The TBS- Ireland Class A ordinary shares issued to TBS-Bermuda Class A common shareholders in connection with the Transaction will be freely transferable, except as follows:

•	Persons who are affiliates of TBS-Bermuda or have been affiliates within 90 days prior to reselling any TBS-Ireland shares may resell any TBS-Ireland shares in the manner permitted by Rule 144. In computing the holding period of the TBS-Ireland shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their TBS-Bermuda shares held prior to the time of the Transaction.

•	Persons whose TBS-Bermuda Common Shares bear a legend restricting transfer will receive TBS-Ireland ordinary shares that are subject to the same restrictions.

Persons who may be deemed to be affiliates of TBS-Bermuda and TBS-Ireland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, TBS-Bermuda and TBS-Ireland, and would generally not be expected to include shareholders who are not executive officers, directors or significant shareholders of TBS-Bermuda and TBS-Ireland.

TBS-Ireland intends to file new registration statements and/or post-effective amendments to certain existing effective registration statements of TBS-Bermuda currently applicable to TBS-Bermuda Class A common shares.

Upon consummation of the Transaction, the TBS-Ireland ordinary shares will be deemed to be registered under Section 12(b) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Effective Date and Time of the Transaction

If the Scheme of Arrangement is approved by the requisite shareholder vote and sanctioned by the Supreme Court of Bermuda and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), the Scheme of Arrangement will become effective upon our filing of the court order authorizing the Scheme of Arrangement with the Bermuda Registrar of Companies. Various steps of the Transaction will effectively occur simultaneously at the time of the Transaction, which we anticipate will be before the opening of trading on the Nasdaq Global Select Market on the day the Scheme of Arrangement becomes effective.

In the event the conditions to the Transaction are not satisfied, the Transaction may be abandoned or delayed, even after approval by TBS-Bermuda shareholders and the sanction of the Supreme Court of Bermuda. In addition, the Transaction may be abandoned or delayed by our Board of Directors at any time prior to the Scheme of Arrangement becoming effective, without obtaining the approval of TBS-Bermuda shareholders, even though the Scheme of Arrangement may have been approved by TBS-Bermuda shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction may have been satisfied.

Please see “Proposal Number One: The Transaction — Amendment, Termination or Delay.”

Management of TBS-Ireland

When the Transaction is completed, the executives and directors of TBS-Bermuda immediately prior to the completion of the Transaction are expected to be the executives and directors of TBS-Ireland. TBS-Ireland’s memorandum and articles of association provide for one class of directors, just as TBS-Bermuda currently has, and TBS-Ireland’s directors will be subject to re-election at the 2010 annual general meeting of TBS-Ireland.

Exculpation and Indemnification

TBS-Bermuda’s bye-laws contain provisions which release the directors and officers from liability provided that they have not been fraudulent or dishonest and which indemnify them against all liabilities, losses, damages or expenses in respect of any negligence, default or breach of duty and provide that no director or officer is liable for the acts, receipts, neglects or defaults of any other director or officer provided they have not been fraudulent or dishonest.

Due to restrictions under the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”), the indemnity in TBS-Ireland’s articles of association only permits TBS-Ireland to pay the costs or discharge the liability of a director or the secretary where judgment is given in favor of the director or secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. As such, the indemnity in TBS-Ireland’s articles of association to the extent it applies to directors and the secretary of TBS-Ireland is more limited than the indemnity in TBS-Bermuda’s bye-laws. This restriction does not apply to executives who are not directors or the secretary of TBS-Ireland and the TBS-Ireland articles of association contain an indemnity in respect of these persons that is substantially similar to that contained in the TBS-Bermuda bye-laws.

In addition, in connection with the Transaction, we intend that TBS-Bermuda (or one or more of its subsidiaries) will enter into indemnification agreements (or deed poll indemnities) with or as to each of TBS-Ireland’s directors and secretary, providing for the indemnification of, and advancement of expenses to, the directors and officers of TBS-Ireland. We expect that the indemnification and expense advancement provided under these indemnification agreements (or deed poll indemnities) will be substantially similar to the indemnity currently afforded by TBS-Bermuda under its bye-laws to its directors and officers.

For information on the limitations on the ability of an Irish company to indemnify its directors or its secretary, please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Indemnification of Directors and Officers; Insurance.”

Interests of Certain Persons in the Transaction

Except for the indemnification arrangements described above, no person who has been a director or executive officer of TBS-Bermuda at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Transaction, except for any interest arising from his or her ownership of securities of TBS-Bermuda. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of TBS-Bermuda Class A and Class B common shares.

Required Vote; Board Recommendation

The special court-ordered meeting will be conducted in accordance with the directions of the Supreme Court of Bermuda. TBS-Bermuda Class A and Class B common shares vote as a single class. The presence at the start of each meeting of two or more persons representing in person or by proxy a majority of the total number of issued TBS-Bermuda Common Shares entitled to vote at such meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. An abstention or broker non-vote on the proposals has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether any proposal has received the required approval. Assuming the presence of a quorum, the Scheme of Arrangement must be approved by a majority in number of the holders of TBS-Bermuda Common Shares representing 75% or more in value of the TBS-Bermuda Common Shares voting on the proposal. The affirmative vote of holders of the TBS-Bermuda Common Shares representing at least a majority of the votes cast is required to approve the distributable reserves proposal and the Amended and Restated 2005 Plan proposal.

Our Board of Directors has approved the Scheme of Arrangement and unanimously recommends that shareholders vote “FOR” approval of all of the proposals.

Please see “The Meetings — Record Date; Voting Rights; Vote Required for Approval.”

Regulatory Matters

We are not aware of any other governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Bermuda and Irish corporate law. We do not believe that any significant regulatory approvals will be required to effect the Transaction.

No Appraisal Rights

Under Bermuda law, none of the shareholders of TBS-Bermuda has any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

No Action Required to Cancel TBS-Bermuda Shares and Receive TBS-Ireland Shares

Assuming the Transaction becomes effective, your TBS-Bermuda Class A and Class B common shares will be cancelled and fully paid and non-assessable TBS-Ireland Class A and Class B ordinary shares, as applicable, will be issued to you without any action on your part, regardless of whether you currently hold TBS-Bermuda Class A or Class B common shares in certificated form. All TBS-Ireland Class A and Class B ordinary shares will be issued in uncertificated book-entry form. Consequently, if you currently hold TBS-Bermuda Class A common or Class B common shares in certificated form, following the Transaction, your share certificates will cease to have effect as documents or evidence of title. The transfer agent will make an electronic book-entry in your name and will mail you a statement documenting your ownership of TBS-Ireland shares.

Dividend Policy

On [     ], the last trading day before the public announcement of the Transaction, the closing price of the TBS-Bermuda Class A common shares on the Nasdaq Global Select Market was $[     ] per share.

TBS-Bermuda has not declared or paid dividends on the TBS-Bermuda Common Shares. Future dividends, if any, on the TBS-Ireland Ordinary Shares will be at the discretion of TBS-Ireland’s Board of Directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that its Board of Directors may deem relevant, as well as our ability to pay dividends in compliance with Irish law.

Under Irish law, dividends must be paid out of “distributable reserves,” which TBS-Ireland will not have immediately following the time of the Transaction, because it is a newly formed holding company with no retained earnings.

Any dividends declared on TBS-Ireland Ordinary Shares will be paid in U.S. dollars.

For a description of the Irish tax rules relating to dividends, please see “Material Tax Considerations Relating to the Transaction — Irish Tax Considerations.”

Please see “Risk Factors,” “Description of TBS-Ireland Share Capital — Dividends,” “Market Price and Dividend Information,” “Proposal Number One: The Transaction — Amendment, Termination or Delay,” and “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves.”

Equity Plans

If the Transaction is completed, TBS-Ireland will assume and continue to issue awards under the Amended and Restated 2005 Plan (or, if shareholders do not approve the Amended and Restated 2005 Plan, the 2005 Plan) and assume the existing obligations of TBS-Bermuda in connection with awards granted under TBS-Bermuda’s equity incentive plans and other similar employee awards. Those plans will be amended as necessary to give effect to the Transaction, including to provide (1) that TBS-Ireland Class A ordinary shares will be issued, held, available or used to measure benefits as appropriate under the plans, for TBS-Bermuda Class A common shares, including upon exercise of any options or upon vesting of restricted stock units issued under those plans; and (2) for the appropriate substitution of TBS-Ireland for TBS-Bermuda in those plans.

Stock Exchange Listing

TBS-Bermuda Class A common shares are currently listed on the Nasdaq Global Select Market. There is currently no established public trading market for the TBS-Ireland Class A ordinary shares. We intend to make application so that, immediately following the time of the Transaction, the TBS-Ireland Class A ordinary shares will be listed on the Nasdaq Global Select Market under the symbol “TBSI,” the same symbol under which TBS-Bermuda Class A common shares are currently listed. TBS-Bermuda shares are not listed on any other stock exchange. We do not currently intend to list the TBS-Ireland Class A ordinary shares on the Irish Stock Exchange or any other stock exchange. We do not intend to list the TBS-Ireland Class B ordinary shares on any stock exchange.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of TBS-Ireland will be reflected at their carrying amounts in the accounts of TBS-Bermuda at the time of the Transaction.

Effect of the Transaction on Potential Future Status as a Foreign Private Issuer

Under SEC rules, companies organized outside of the United States that qualify as “foreign private issuers” remain subject to SEC regulation, but are exempt from certain requirements that apply to U.S. reporting companies. TBS-Bermuda is not a “foreign private issuer,” and we do not expect that TBS-Ireland will be a “foreign private issuer” following the Transaction.

Upon completion of the Transaction, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the Nasdaq Global Select Market, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP.

PROPOSAL NUMBER TWO:
REDUCTION OF SHARE PREMIUM TO ESTABLISH DISTRIBUTABLE RESERVES

Under Irish law, TBS-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts to enable it to pay cash dividends. In addition, distributable reserves are needed so that TBS-Ireland is in a position to buy back shares in the future. Immediately following the Transaction, the unconsolidated balance sheet of TBS-Ireland will not contain any distributable reserves, and “shareholders’ equity” in such balance sheet will be comprised entirely of (1) “share capital”, which is equal to the aggregate par value of the TBS-Ireland shares issued in the Transaction; and (2) “share premium” equal to either: (a)(x) the market capitalization of TBS-Bermuda, which would include the market value of TBS-Bermuda Class A common shares and Class B common shares (on an as-exchanged basis) as of the close of trading on the Nasdaq Global Select Market on the day the Scheme of Arrangement becomes effective or (y) the net book value of the consolidated assets of TBS-Bermuda and its subsidiaries less (b) the share capital. The current shareholders of TBS-Ireland (which are TBS-Bermuda and its nominees) have passed a resolution that would create distributable reserves following the Transaction by reducing the amount of share premium by cancelling the whole share premium in excess of $50 million resulting from the issuance of shares in the Transaction, with such reserve in excess of $50 million to be treated as profits available for distribution in accordance with Irish law.

If the Scheme of Arrangement is approved, the shareholders of TBS-Bermuda also will be asked at the special general meeting to approve the reduction of share premium of TBS-Ireland to establish distributable reserves of TBS-Ireland that was previously approved by TBS-Bermuda (in its capacity as shareholder of TBS-Ireland) and the other current shareholders of TBS-Ireland. If the shareholders of TBS-Bermuda approve the reduction of share premium of TBS-Ireland to establish distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the reduction of share premium to be effective, as soon as practicable following the Transaction. The approval of the Irish High Court is expected to be obtained within two months of the consummation of the Transaction.

The approval of the distributable reserves proposal is not a condition to the Transaction. The establishment of these reserves requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not grant its approval, there is no guarantee if or when it will be obtained. If shareholders of TBS-Bermuda approve the Scheme of Arrangement but do not approve this proposal or the Irish High Court does not approve the reduction of share premium of TBS-Ireland, TBS International may be limited in its ability to pay dividends or buy back shares until we generate post-Transaction earnings.

Please see “Risk Factors,” “Description of TBS-Ireland Share Capital — Dividends” and “Description of TBS-Ireland Share Capital — Share Repurchases, Redemptions and Conversions.”

PROPOSAL NUMBER THREE:
APPROVAL OF AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

On October 19, 2009, TBS International’s Board of Directors, approved the Amendments to the 2005 Plan, subject to shareholder approval. The 2005 Plan, as amended and restated (including incorporating the Amendments), is referred to as the “Amended and Restated 2005 Plan.” The principal Amendments are as follows:

•	Expanding the class of eligible participants to include employees, consultants and non-employee directors of, and service providers to, the Company and its parent and subsidiary entities, affiliates and agencies, or of or to any affiliate of any of the foregoing entities;

•	Expanding the size of the pool of shares available for awards under the plan by 3,000,000 shares and adding Class B common shares to the types of common shares available for awards;

•	For purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the “Code,” adding maximum limits on the size of awards that may be granted to any participant during any single calendar year;

•	Modifying the definition of change in control to ensure that awards comport with requirements of Section 409A of the Code; and

•	Empowering the Compensation Committee to establish sub-plans for any purpose including to comply with the regulatory requirements of various jurisdictions or to qualify awards for preferred tax treatment under tax laws of various jurisdictions.

TBS International’s Board of Directors recommends that the Company’s shareholders, both in their capacity as current shareholders of TBS-Bermuda and in their capacity as future shareholders of TBS-Ireland, approve the Amended and Restated 2005 Plan. TBS International’s Board of Directors believes that the effective use of share-based long-term incentive compensation is vital to the Company’s ability to achieve continued strong performance in the future by providing a direct link between compensation and long-term shareholder value creation. The Amended and Restated 2005 Plan will enable us to continue to offer competitive compensation packages to employees, consultants and non-employee directors of, and service providers to, the Company and its parent, subsidiaries, affiliates and agencies, that are responsive to evolving compensation practices that increasingly emphasize a diverse mix of traditional share options together with share awards.

As of October 15, 2009, there were 1,762,500 shares remaining available for grant as new awards under the 2005 Plan. If the Amended and Restated 2005 Plan is approved, 3,000,000 additional common shares of the Company will become available for issuance (in addition to the shares currently available for future awards or subject to outstanding awards) and up to 1,000,000 of these new shares may be Class B common shares. The Board is recommending approval of the Amended and Restated 2005 Plan to enable us to meet the Company’s expected needs for incentive compensation arrangements over the next few years. If shareholders do not approve the Amended and Restated 2005 Plan, the 2005 Plan will continue in effect without the Amendments.

Approval of the Amended and Restated 2005 Plan by shareholders of TBS-Bermuda will be considered approval of the Amended and Restated 2005 Plan for the purposes of sections 162(m) and 422 of the Code and that approval will have the same effect for those purposes as the plan continues to be operated by TBS-Ireland after the Transaction.

The Amended and Restated 2005 Plan reflects the Company’s commitment to strong corporate governance and the desire to preserve shareholder value as demonstrated by the following features of the plan:

•	No evergreen provisions are included in the Amended and Restated 2005 Plan. This means that the maximum number of shares issuable under the Amended and Restated 2005 Plan is fixed and cannot be increased without shareholder approval, and no new share options are awarded automatically upon exercise of an outstanding share option.

•	Shareholder approval is required for the repricing of awards or the implementation of any award exchange program.

•	Awards for no more than 350,000 shares may be granted under the plan to any one person in any single calendar year. Cash awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be granted under the plan during a calendar year to any participant may not have an aggregate value in excess of US$3,500,000, measured as of the date of grant.

•	Performance-based awards exempt from the US$1,000,000 cap on deductible compensation imposed by Section 162(m) of the Code may be granted under the Amended and Restated 2005 Plan. The performance criteria permitted to be used for such awards are designed to provide the Compensation Committee maximum flexibility to tailor incentives targeted toward performance that it believes will best achieve TBS International’s corporate objectives and financial success.

Summary of Terms

A copy of the 2005 Plan is attached as Exhibit 10.1 to TBS International’s quarterly report on Form 10-Q for the period ended September 30, 2007. The following summary description of the Amended and Restated 2005 Plan is qualified by the text of the Amended and Restated 2005 Plan attached as Annex C to this proxy statement. Material differences included in the Amended and Restated 2005 Plan are as described above and throughout the summary below.

Purpose

The Amended and Restated 2005 Plan is intended to provide incentives to TBS International’s key service providers to remain in the Company’s service and to increase their interest in TBS International’s success in order to promote the Company’s long-term interests. The Amended and Restated 2005 Plan seeks to promote the highest level of performance by providing an economic interest in TBS International’s long-term performance.

Number of Shares

An aggregate of 2,000,000 shares of Class A common shares have been previously approved by TBS International’s shareholders for issuance under awards granted under the 2005 Plan since its inception in June 2005. Of this amount, as of October 15, 2009, 168,500 shares have been issued as fully vested shares, 69,000 shares are subject to outstanding awards, and 1,762,500 shares remain available for future awards. If the Amended and Restated 2005 Plan is approved, 3,000,000 additional Common Shares will become available for issuance (in addition to the shares currently available for future awards or subject to outstanding awards) and up to 1,000,000 of these new shares may be Class B common shares.

Any shares covered by an award (or portion of an award) granted under the Amended and Restated 2005 Plan that expires or is otherwise forfeited, surrendered or cancelled without exercise, or that are repurchased by us as full or partial payment of the exercise price or related tax withholding obligations, will again be available for award under the Amended and Restated 2005 Plan.

The following additional limitations are imposed under the Amended and Restated 2005 Plan:

•	No incentive share options intended to qualify under Section 422 of the Code may be granted under the Amended and Restated 2005 Plan after October 19, 2019.

•	Cash awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code granted under the Amended and Restated 2005 Plan during a calendar year to any participant may not have an aggregate value in excess of US$3,500,000, measured as of the date of grant.

•	No more than 350,000 common shares may be subject to awards of any combination granted under the Amended and Restated 2005 Plan during any calendar year to any one person.

The number of shares issuable under the Amended and Restated 2005 Plan and the limits described above are subject to mandatory adjustment to reflect any declaration of a share dividend, bonus issue, share split, subdivision, consolidation, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization relating to the common shares or other securities of the Company that are subject to the plan or any awards.

Administration; Eligibility

The Amended and Restated 2005 Plan is administered by the Compensation Committee. Unlike its predecessor, the Amended and Restated 2005 Plan expressly empowers the Compensation Committee to establish sub-plans for any purpose including to comply with the regulatory requirements of various jurisdictions or to qualify awards for preferred tax treatment under tax laws of various jurisdictions.

The selection of the participants in the Amended and Restated 2005 Plan and the terms of awards granted to each participant will be determined by the Compensation Committee. All employees, consultants, and non-employee directors of, and service providers to, the Company and its parent, subsidiaries, affiliates and agencies, or of or to any affiliate of any of the foregoing entities are eligible to be selected to receive awards under the Amended and Restated 2005 Plan. Five non-employee directors and approximately 350 employees at present would be eligible to receive awards under the Amended and Restated 2005 Plan.

Adjustments upon Corporate Transactions or Changes to Common Shares

If the issued and outstanding common shares or other securities of the Company, or both, for which awards are subject are changed or exchanged by declaration of a share dividend, bonus issue, share split, subdivision, consolidation, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, an appropriate and equitable adjustment will be made in the number and kind of common shares or other securities that are subject to the Amended and Restated 2005 Plan and any outstanding awards and the exercise or settlement prices, if any so as to maintain the proportionate number of common shares or other securities without changing the aggregate exercise or settlement price. Such adjustments to outstanding awards are discretionary, rather than mandatory, under the existing terms of the 2005 Plan. Discretionary adjustments made to outstanding awards to reflect events such as share splits could result in TBS International having to record significant additional compensation expenses at that time. This change in the Amended and Restated 2005 Plan to mandatory adjustments is equitable and should enable us to avoid having to record additional compensation expenses for adjustments to outstanding awards to reflect share splits and the like. A commensurate change will also be made to the maximum number of shares issuable under the Amended and Restated 2005 Plan and any limit on the number of shares issuable under the plan, as described above in the section entitled, Number of Shares.

If a Change in Control (as defined in the Amended and Restated 2005 Plan) occurs, the Compensation Committee may, without a participant’s consent, effect one or more of the following actions with respect to any outstanding awards (which may be conditional on the occurrence of the Change in Control and which may vary among individual participants):

•	accelerate the time at which the awards vest or may be exercised in full for a limited period of time on or before a date specified by the Compensation Committee and, after the specified date, terminate all unexercised awards or any rights of participants under the awards.

•	accelerate the time at which awards vest or may be exercised in full for their then-remaining term;

•	require (a) the surrender of awards (irrespective of whether the awards are then vested or exercisable) as of a date, before or not later than 60 days after the Change in Control, specified by the Compensation Committee, (b) the cancellation of the awards, and (c) the payment to participants of cash in the amount equal to the excess of the fair market value of the aggregate common shares subject to the awards over the aggregate price (if any) of the shares; or

•	take any other actions as the Compensation Committee deems appropriate in its discretion.

The Compensation Committee has no discretion to accelerate the payment or settlement of an award where such payment or settlement is on behalf of a US taxpayer and constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent, that such accelerated payment or settlement is permissible under that section.

Types of Awards

We may grant options, share appreciation rights, restricted shares, bonus shares, share units, performance shares or other incentives payable in cash or common shares under the Amended and Restated 2005 Plan. Awards may be granted individually or in tandem with other awards. The Compensation Committee will determine the terms and conditions of all awards.

Share Options

The Amended and Restated 2005 Plan allows the Compensation Committee to grant either awards of incentive share options, as that term is defined in Section 422 of the Code, or nonqualified share options. Incentive share options, however, will be available only for employees of the Company or any of its subsidiaries. All options must have an exercise price per share that is not less than 100% of the fair market value of one common share on the date of grant. As of October 15, the fair market value of the common shares as reported on the Nasdaq Global Select Market was US$9.41 per share.

No share option granted under the Amended and Restated 2005 Plan may have a term longer than 10 years. The option exercise price may be paid in cash, by tender of common shares, by a combination of cash and common shares or by any other means the Compensation Committee approves.

Share Appreciation Rights

The Amended and Restated 2005 Plan allows the Compensation Committee to grant awards of share appreciation rights. A share appreciation right entitles the holder to receive upon exercise a payment in cash, in common shares or in a combination of both, as determined by the Compensation Committee, an amount equal in value to the excess of the fair market value of the shares covered by the right over the grant price. The grant price may not be less than the fair market value of the common shares as of the date of grant. In addition, the Amended and Restated 2005 Plan limits the term of a share appreciation right to 10 years’ duration.

Other Share-Based Awards

The Amended and Restated 2005 Plan permits the Compensation Committee to grant restricted shares, bonus shares, share units, performance shares and other awards that are valued by reference to, or otherwise based on the fair market value of, the common shares. The Compensation Committee determines the form of award and the conditions to which awards are subject, including the satisfaction of performance goals, the completion of periods of service, or the occurrence of events. We have the right to repurchase restricted shares, but bonus shares are not subject to this right.

In order to enable the Company to avail itself of the tax deductibility of “qualified performance-based compensation,” within the meaning of Section 162(m) of the Code, paid to certain executive officers, the Amended and Restated 2005 Plan provides that the Compensation Committee may determine that the granting, vesting, right to exercise or lapse of restrictions associated with an award (referred to as a “performance-based share award”) under the Amended and Restated 2005 Plan is contingent upon the attainment of one or more pre-established, objective performance goals based on any, or any combination, of specified business criteria.

The business criteria may be used to measure the performance of the Company as a whole or with respect to any parent, business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination. For this purpose, the specified business criteria are limited to the following:

•	cash flow;

•	earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), earnings before interest, taxes, amortization and depreciation (“EBITDA”), and net earnings);

•	basic or diluted earnings per share;

•	growth in earnings or earnings per share;

•	share price;

•	return on equity or average shareholders’ equity;

•	total shareholder return;

•	return on capital;

•	return on assets or net assets;

•	return on investment;

•	sales, growth in sales or return on sales;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	return on operating revenue;

•	economic profit,

•	market share;

•	overhead or other expense reduction;

•	growth in shareholder value relative to various indices, including without limitation the NASDAQ Composite Index and NASDAQ Transportation Index; and

•	strategic plan development and implementation.

The business criteria may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous-period results, or to a designated comparison group, in each case as specified by the Compensation Committee in the award.

To the extent permitted under Section 162(m) of the Code, the Compensation Committee may appropriately adjust any evaluation of performance under the business criteria to exclude any of the following events that occur during a performance period:

•	asset write-downs;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•	any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

However, any such adjustment may be made with respect to an award granted to an executive officer of the Company who is a “covered employee” under Section 162(m) of the Code only to the extent permitted by that section. Likewise, the Compensation Committee is not authorized to waive or accelerate the lapse of restrictions on a performance-based share award granted to an executive officer of the Company who is a “covered employee” under Section 162(m) of the Code, except upon death, disability or a change of ownership or control of the Company.

Amendments

TBS International’s Board of Directors or Compensation Committee may at any time alter, amend, suspend or terminate the Amended and Restated 2005 Plan in whole or in part, but no such action may be taken without shareholder approval if it would:

•	increase the maximum number of common shares for which awards may be granted under the Amended and Restated 2005 Plan;

•	reduce the price at which options may be granted below the price provided for in the Amended and Restated 2005 Plan;

•	reduce the option price of outstanding options; or

•	extend the term of the Amended and Restated 2005 Plan.

The Compensation Committee may alter or amend awards under the Amended and Restated 2005 Plan, but no such action may be taken without the consent of the participant if it would adversely affect an outstanding award granted to him or her.

Term of the Plan

If approved, the Amended and Restated 2005 Plan will expire if the shares available for issuance are exhausted or TBS International’s Board of Directors terminates the plan. No incentive share options may be granted under the Amended and Restated 2005 Plan after October 19, 2019, which is the ten-year anniversary of the date on which it was approved by TBS International’s Board of Directors.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of incentive share options and nonqualified share options granted to U.S. taxpayers, which are authorized for grant under the Amended and Restated 2005 Plan. It does not attempt to describe all possible U.S. federal or other tax consequences of participation in the Amended and Restated 2005 Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Share Options

An optionholder recognizes no taxable income for regular U.S. federal income tax purposes as a result of the grant or exercise of an incentive share option qualifying under Section 422 of the Code, although the optionholder will recognize alternative minimum taxable income upon exercise of such option. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods upon a sale or other disposition of the shares, neither the Company nor the employer will be entitled to any deduction for U.S. federal income tax purposes.

If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the disqualifying disposition of the shares generally will result in a deduction by the employer for U.S. federal income tax purposes if the employer is subject to U.S. taxation.

Nonqualified Share Options

Options not designated or qualifying as incentive share options will be nonqualified share options having no special tax status. An optionholder generally recognizes no taxable income as the result of the grant of such an option so long as the option exercise price is not lower than the fair market value of the underlying shares on the date of grant. Upon exercise of a nonqualified share option, the optionholder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

Upon the sale of shares acquired by the exercise of a nonqualified share option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified share option or the sale of the shares acquired pursuant to such grant. The employer generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonqualified share option.

Other Considerations

The Code allows publicly held corporations to deduct compensation in excess of US$1,000,000 payable in any taxable year to the corporation’s chief executive officer and its three other most highly compensated executive officers (excluding, for this purpose, the chief financial officer) if the compensation payable is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the Amended and Restated 2005 Plan which are based on performance goals, and share options and share appreciation rights granted at fair market value, to be deductible by the Company as performance-based compensation not subject to the US$1,000,000 limitation on deductibility.

The Amended and Restated 2005 Plan and all awards granted under the plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code which governs nonqualified deferred compensation. Consequently, we intend to administer, interpret, and construe the Amended and Restated 2005 Plan and all awards granted under the plan in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under that section.

Awards Granted to Certain Persons

The aggregate number of common shares subject to options and other share-based awards granted to certain persons under the 2005 Plan since its inception are as follows: Ferdinand V. Lepere, Executive Vice President and Chief Financial Officer, 112,000 shares; all current executive officers as a group, an aggregate of 112,000 shares; all current directors who are not executive officers, as a group, an aggregate of 35,500 shares; and all employees, including current officers who are not executive officers, as a group, an aggregate of 90,000 shares. Joseph E. Royce, President, Chief Executive Officer and Chairman of the Board, Gregg L. McNelis, Senior Vice President and Chief Operating Officer, or Lawrence A. Blatte, Senior Executive Vice President, have not been granted any award under the 2005 Plan since its inception. Since the inception of the 2005 Plan, no other person has been granted five percent or more of the total amount of awards granted under the plan.

The Compensation Committee has not considered specific awards to be made under the Amended and Restated 2005 Plan; therefore, the number of shares that will be covered by any awards or the individuals to whom awards will be made cannot be determined at this time.

TBS International’s Board of Directors recommends a vote FOR approval of the
Amended and Restated 2005 Plan.

MATERIAL TAX CONSIDERATIONS RELATING TO THE TRANSACTION

The information presented under the caption “U.S. Federal Income Tax Considerations” below is a summary of the material U.S. federal income tax consequences to U.S. holders and other holders (as defined below) of the Transaction and of investing in the TBS-Ireland shares received in the Transaction. The information presented under the caption “Irish Tax Considerations” is a summary of the material Irish tax consequences of the Transaction and of investing in the TBS-Ireland shares. The information presented under the caption “Bermuda Tax Considerations” is a summary of the material Bermuda tax consequences of the Transaction. Certain information related to tax consequences to shareholders resident in various other jurisdictions is presented under the caption “Tax Considerations in Other Jurisdictions.”

You should consult your tax advisor regarding the applicable tax consequences to you of the Transaction and investing in the TBS-Ireland shares under the laws of the United States (federal, state and local), Ireland, Bermuda and any other jurisdiction applicable to you.

U.S. Federal Income Tax Considerations

Scope of Discussion

This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion generally does not address any aspects of U.S. taxation (such as estate taxation) other than U.S. federal income taxation, is not a complete analysis or listing of all potential tax consequences of the Transaction or of holding and disposing of TBS-Ireland shares, and does not address all tax considerations that may be relevant to TBS-Bermuda shareholders. In particular, the below discussion addresses tax consequences to holders that hold their TBS-Bermuda shares, and whom will hold their TBS-Ireland shares, solely as capital assets. The below discussion does not address any tax consequences to TBS-Bermuda or TBS-Ireland shareholders, as applicable, who, for U.S. federal tax purposes, are subject to special rules, such as:

•	a tax-exempt organization;

•	a bank or other financial institution;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding shares as part of a straddle, hedge, integrated transaction, or covered transaction;

•	a person who has been, but is no longer, a citizen or resident of the United States;

•	a person holding shares through a partnership or other pass-through entity;

•	a person who is liable for alternative minimum tax;

•	a broker-dealer or trader in securities, commodities or currencies;

•	a grantor trust;

•	a U.S. holder whose functional currency is not the U.S. dollar;

•	a regulated investment company;

•	a real estate investment trust;

•	a holder who received the TBS-Bermuda shares through the exercise of employee stock options or otherwise as compensation;

•	a holder of TBS-Ireland shares who, immediately after the Transaction, actually or constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of TBS-Ireland; or

•	a holder of TBS-Bermuda shares who, at any time within the five-year period ending on the date of the Transaction, has actually or constructively owned 10% or more of the total combined voting power of all classes of stock entitled to vote of TBS-Bermuda.

This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury Regulations promulgated under the Code, court decisions, published opinions and administrative pronouncements of the Internal Revenue Service and other applicable authorities, and income tax treaties to which the United States is a party, all as in effect and available on the date of this Proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion assumes that TBS-Bermuda currently is not, and has not been in any prior taxable year, a controlled foreign corporation (a “CFC”) within the meaning of section 957 of the Code.

Neither TBS-Bermuda nor TBS-Ireland will request a ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the Transaction, post-Transaction ownership and disposition of TBS-Ireland shares or any other matter. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge any of the U.S. federal income tax consequences described below.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PROPOSED TRANSACTION IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL (INCLUDING US ESTATE), STATE, LOCAL, FOREIGN, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

For the purposes of this discussion, a “U.S. holder” is a beneficial owner of TBS-Bermuda shares or, after the completion of the Transaction, TBS-Ireland shares, that for U.S. federal income tax purposes is:

•	a U.S. citizen or resident as determined under the Code;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over its administration and at least one U.S. Person is authorized to control all substantial decisions of the trust; or (ii) it has validly elected to be treated as a U.S. Person.

A “non-U.S. holder” is a beneficial owner of TBS-Bermuda shares or, after the completion of the Transaction, TBS-Ireland shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to as a Partnership. If a Partnership is a beneficial owner of TBS-Bermuda shares or TBS-Ireland shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of TBS-Bermuda shares or TBS-Ireland shares that are Partnerships and partners in such Partnerships should consult their tax advisor regarding the U.S. federal income tax consequences to them of the Transaction and the ownership and disposition of TBS-Ireland shares. For purposes of this discussion, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require. Further, the terms “holder” or “shareholder” do not mean any person to the extent of that person’s ownership of warrants to acquire either TBS-Bermuda shares or TBS-Ireland shares.

Material Tax Consequences of the Transaction to TBS-Bermuda and TBS-Ireland.

Neither TBS-Bermuda nor TBS-Ireland should be subject to U.S. federal income tax as a result of the Transaction. The receipt by TBS-Bermuda shareholders of TBS-Ireland shares in exchange for their TBS-Bermuda shares in the Transaction, followed by an election by TBS-Bermuda to be treated as a disregarded entity for U.S. federal tax purposes, should constitute a “reorganization” under Section 368(a) of the Code. The below discussion describes the general consequences to U.S. holders and non-U.S. holders of the Transaction qualifying under Section 368(a) of the Code.

Material Tax Consequences to U.S. Holders

The Transaction

U.S. holders should not recognize gain or loss in the Transaction. The tax basis of the TBS-Ireland shares received by U.S. holders in the Transaction will be equal to the tax basis of their TBS-Bermuda shares held prior to the Transaction. The holding period of the TBS-Ireland shares received by U.S. holders will include a U.S. holder’s holding period for its TBS-Bermuda shares. U.S. holders who hold their TBS-Bermuda shares with differing tax bases or holding periods are urged to consult their tax advisors with regard to identifying the tax bases and holding periods of the particular TBS-Ireland shares received in the Transaction.

Tax Consequences of Holding TBS-Ireland Shares following the Transaction

Receiving Distributions on TBS-Ireland Shares.  Subject to the discussion below under “— Passive Foreign Investment Company Provisions,” U.S. holders will be required to include in gross income the gross amount of any distribution received on the TBS-Ireland shares to the extent that the distribution is paid out of TBS-Ireland’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, which we refer to as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011, from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and TBS-Ireland believes it is eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that TBS-Ireland shares, which are expected to be listed on the Nasdaq Global Select Market immediately following the Transaction, are readily tradable on an established securities market in the United States. There can be no assurance that TBS-Ireland shares will be considered readily tradable on an established securities market in later years. As a result of the rules described above, we believe TBS-Ireland will be a qualified foreign corporation. Non-corporate holders must hold their TBS-Ireland share for a minimum holding period, during which they are at the risk of loss, in order to be eligible for the reduced rates of taxation, regardless of TBS-Ireland’s status as a qualified foreign corporation. Holders that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisor regarding the application of the relevant rules to their particular circumstances.

Dividends from TBS-Ireland will generally not be eligible for the dividends-received deduction, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations. However, if a corporate U.S. holder owns at least 10% of the stock of TBS- Ireland (by vote and value), and certain other conditions are satisfied, such U.S. holder may be eligible for the dividends-received deduction to the extent of 70% or 80% of the “U.S.-source” portion of a TBS-Ireland’s earnings. U.S. holders of TBS-Ireland who are U.S. corporations are urged to consult their tax advisors with respect to their eligibility for the dividends-received deduction with respect to dividends paid by TBS-Ireland.

Distributions in excess of the current and accumulated earnings and profits of TBS-Ireland will be applied first to reduce the U.S. holder’s tax basis in its TBS-Ireland shares, and thereafter will constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such “gain” is 15% under current law if the holder’s holding period for such TBS-Ireland shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their TBS-Ireland shares, and any such U.S. holders are urged to consult their own tax advisor with regard to such rules.

Subject to complex limitations, Irish withholding tax on dividends paid will be treated for U.S. federal tax purposes as a creditable foreign tax against the U.S. federal income tax liability of a U.S. holder. At least a portion of dividends paid by TBS-Ireland generally would be U.S. source income if, and to the extent that, more than a de minimis amount of the earnings and profits of TBS-Ireland out of which the dividends are paid is from sources within the United States. Further, in certain circumstances, if a U.S. holder has held TBS-Ireland shares for less than a specified minimum period during which such holder is not protected from risk of loss, or is obligated to make payments related to the dividends, such U.S. holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on the TBS-Ireland shares. Such U.S. holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on the TBS-Ireland shares.

The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisor to determine whether and to what extent a credit would be available. In lieu of claiming a foreign tax credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year.

Treatment of Certain Irish Taxes.  U.S. tax law does not allow a credit against income tax for any stamp duty or Irish capital acquisitions tax (as described under the heading “— Irish Tax Considerations”) imposed on a U.S. holder. However, a U.S. holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. U.S. holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Dispositions of TBS-Ireland Shares.  Subject to the discussion below under “— Passive Foreign Investment Company Provisions,” U.S. holders of TBS-Ireland shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of TBS-Ireland shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15% under current law if the holder’s holding period for such TBS-Ireland shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. The deductibility of capital losses are subject to limitations.

Passive Foreign Investment Company Provisions.  The treatment of U.S. holders of TBS-Ireland shares in some cases could be materially different from that described above if, at any relevant time, TBS- Bermuda or TBS-Ireland were a PFIC.

For U.S. tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly the proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. TBS-Bermuda believes that TBS-Ireland will not be a PFIC following the Transaction.

The tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, TBS-Bermuda cannot assure U.S. holders that TBS-Ireland will not become a PFIC. If TBS-Ireland should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of TBS-Ireland shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of TBS-Ireland shares should consult their own tax advisor about the PFIC rules, including the availability of certain elections.

Material Consequences to Non-U.S. Holders

Consequences of the Transaction.

A non-U.S. holder should not be subject to U.S. federal income or withholding tax on gain realized, if any, on the exchange of TBS-Bermuda shares for TBS-Ireland shares.

Consequences of Owning and Disposing of TBS-Ireland Shares.

A non-U.S. holder should not be subject to U.S. federal income or withholding tax on dividends from TBS-Ireland unless: (1) the dividends are effectively connected with the holder’s conduct of a trade or business in the United States (or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); or (2) such non-U.S. holder is subject to backup withholding.

In addition, a non-U.S. holder should not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of TBS-Ireland shares unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (3) the non-U.S. holder is subject to backup withholding.

Information Reporting and Backup Withholding

Dividends on TBS-Ireland shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient (including generally non-U.S. holders who establish such foreign status) or (2) provides a taxpayer identification number and satisfies certain certification requirements.

Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of TBS-Ireland shares within the United States or by or through a U.S. office of any foreign broker or any office of a U.S. broker. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS. Holders should consult their tax advisor regarding the application of information reporting and backup withholding to their particular situations.

Irish Tax Considerations

Scope of Discussion

The following is a general summary of the main Irish tax considerations applicable to certain investors who are the beneficial owners of TBS-Ireland shares. It is based on existing Irish law and practices in effect on the date of this proxy statement and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below.

The statements do not constitute tax advice and are intended only as a general guide. Furthermore, this information applies only to TBS-Ireland shares held as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their TBS-Ireland shares by virtue of an office or employment. This summary is not exhaustive and shareholders should consult their own tax advisors as to the tax consequences in Ireland, or other relevant jurisdictions of the Transaction, including the acquisition, ownership and disposition of the TBS-Ireland shares.

Irish Tax on Chargeable Gains

The receipt by TBS-Bermuda shareholders of TBS-Ireland shares as consideration for the cancellation of their TBS-Bermuda shares in the Transaction will not give rise to a liability to Irish tax on chargeable gains for persons that are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold such shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency.

The issuance, pursuant to the Transaction, of TBS-Ireland shares to holders of TBS-Bermuda shares who are resident or ordinarily resident for tax purposes in Ireland, or who hold their shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency, should be treated as falling within the relief for a reorganization for the purposes of taxation of chargeable gains. Accordingly, the TBS-Ireland shares issued to holders of TBS-Bermuda shares in accordance with their entitlements as holders of TBS-Bermuda shares should be treated as the same asset and as acquired at the same time as the TBS-Bermuda shares.

Withholding Tax on Dividends

Distributions made by TBS International will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20 percent) unless one of the exemptions described below applies, which we believe will be the case for the majority of shareholders. DWT (if any) arises in respect of dividends paid after TBS International’s establishment of tax residency in Ireland, which is expected to occur before future dividend payments. For DWT purposes, a dividend includes any distribution made by TBS International to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. TBS International is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

Certain shareholders (both individual and corporate) are entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from TBS International if the shareholder is:

•	an individual shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a “relevant territory”;

•	a corporate shareholder resident for tax purposes in a “relevant territory” provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognized stock exchange either in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•	a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (and the relevant information is further transmitted to TBS International) before the record date for the dividend (in the case of shares held beneficially), or to TBS International or its transfer agent at least 7 business days before such record date (in the case of shares held directly).

TBS International will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required tax information and whether they have provided the required Irish dividend withholding tax forms. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

For a list of “relevant territories” as defined for the purposes of DWT, please see Annex D to this proxy statement.

In the past, it is understood that the Irish Revenue has agreed that a company is entitled to pay dividends free of dividend withholding tax: (i) to shareholders who hold their shares beneficially through DTC and who have an address in the United States; (ii) to shareholders who hold their shares directly and who have filed a Form W-9 with the company or its transfer agent; and (iii) shareholders who are resident in a “relevant territory” provided they have filed the relevant Irish forms with their broker, for onward transmission to the company, (in the case of shares held beneficially through DTC) or with the company or its transfer agent (in the case of shares held directly). If the Company decides to pay a dividend in the future, it will consider approaching the Irish Revenue to determine whether similar treatment might be available to it.

Income Tax on Dividends Paid on TBS-Ireland Shares

Irish income tax (if any) arises in respect of dividends paid by TBS-Ireland.

A shareholder who is neither resident nor ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability for Irish income tax or the income and health levies on a dividend from TBS-Ireland unless the shareholder holds TBS International shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder who is neither resident nor ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the income or health levy unless the shareholder holds TBS International shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by TBS International discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or levies on dividends received from TBS-Ireland. Such shareholders should consult their own tax advisor.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of TBS-Ireland ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because TBS-Ireland ordinary shares are regarded as property situated in Ireland as the share register of TBS International must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 25% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Shareholders should consult their own tax advisor as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Stamp Duty

Irish stamp duty (if any) becomes payable in respect of share transfers occurring after completion of the Transaction. We do not expect Irish stamp duty to be payable on the Transaction.

A transfer of TBS-Ireland Ordinary Shares effected by transfer of a book-entry interest in DTC will not be subject to Irish stamp duty. Other transfers of TBS-Ireland Ordinary Shares may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the ordinary shares acquired, if higher) payable by the buyer.

Accordingly, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their TBS-Bermuda Common Shares into a broker account to be held through DTC as soon as possible, and in any event prior to completion of the Transaction. We also strongly recommend that any person who wishes to acquire TBS-Ireland Ordinary Shares after completion of the Transaction acquires such TBS-Ireland Ordinary Shares beneficially.

TBS-Ireland does not currently intend to pay any stamp duty. However, TBS-Ireland’s articles of association allow TBS-Ireland, in its absolute discretion, to create an instrument of transfer and to pay any stamp duty payable by a buyer. In the event of any such payment, TBS-Ireland may seek reimbursement.

Bermuda Tax Considerations

The Transaction will not result in any income tax consequences under Bermuda law to TBS-Bermuda or TBS-Ireland or their respective shareholders.

Tax Considerations in Other Jurisdictions

Depending on the country in which an TBS-Bermuda shareholder is resident, the Transaction may be a taxable event to such shareholder under such country’s tax laws. We have identified some jurisdictions that may treat the Transaction as a taxable exchange in which gain or loss is recognized. These jurisdictions are: Austria, China, Czech Republic, Finland, France, Hungary, India, Italy, Japan, Luxembourg, Mexico, Norway, Poland, Portugal, Russia, South Africa, Spain, Sweden, Turkey and Venezuela. However, tax law is complex and conclusions may depend on the facts and circumstances in each individual case. We encourage all shareholders to consult their tax advisors regarding the applicable tax consequences of the Transaction.

DESCRIPTION OF TBS INTERNATIONAL PLC SHARE CAPITAL

The following description of TBS-Ireland’s share capital is a summary. This summary is not complete and is subject to the complete text of TBS-Ireland’s forms of memorandum and articles of association attached as Annex B to this proxy statement and to the Irish Companies Acts. We encourage you to read those laws and documents carefully. There are differences between TBS-Bermuda’s memorandum of association and bye-laws and TBS-Ireland’s memorandum and articles of association; however, there are no material differences between those documents, except for changes:

(i) that are required by Irish law (i.e., certain provisions of the TBS-Bermuda bye-laws were not replicated in the TBS-Ireland articles of association because Irish law would not permit such replication, and certain provisions were included in the TBS-Ireland articles of association although they were not in the TBS-Bermuda bye-laws because Irish law requires such provisions to be included in the articles of association of an Irish public limited company); or

(ii) that are necessary in order to preserve the current rights of shareholders and powers of the Board of Directors of TBS International following the Transaction.

See “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Except where otherwise indicated, the description below reflects TBS-Ireland’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capital Structure

Authorized Share Capital.  The authorized share capital of TBS-Ireland is €40,000 and US$1,060,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 75,000,000 Class A ordinary shares with a nominal value of US$0.01 per share, and 30,000,000 Class B ordinary shares with a nominal value of US$0.01 per share and 1,000,000 preference shares with a nominal value of US$0.01 per share. The authorized share capital includes 40,000 ordinary shares with a nominal value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

TBS-Ireland has the authority to issue authorized but unissued Class A ordinary shares, Class B ordinary shares or preference shares.

In connection with the Transaction, TBS-Ireland will assume and continue to issue awards under the Amended and Restated 2005 Plan (or, if shareholders do not approve the Amended and Restated 2005 Plan, the 2005 Plan) and also assume TBS-Bermuda’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.

The authorized share capital may be increased or reduced by way of an ordinary resolution of TBS-Ireland’s shareholders. The shares comprising the authorized share capital of TBS-Ireland may be divided into shares of such nominal value as the resolution shall prescribe.

As a matter of Irish law, the directors of a company may issue authorized but unissued new ordinary or preference shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of TBS-Ireland authorize the Board of Directors of TBS-Ireland to issue new ordinary or preference shares without shareholder approval for a period of five years from the date of TBS-Ireland’s incorporation.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in TBS-Ireland’s articles of association. TBS-Ireland’s articles of association entitle the Board of Directors, without shareholder approval, to determine the terms of the preference shares issued by TBS-Ireland. The TBS-Ireland Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preference shares through the issue of the authorized but unissued preference shares and to establish the characteristics of each class or series, including the number of shares, designations, voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, TBS-Ireland’s articles of association do not provide for the issuance of fractional TBS-Ireland shares and the official Irish register of shareholders of TBS-Ireland will not reflect any fractional shares.

Under Irish law and the memorandum and articles of association of TBS-Ireland there are no limitations on the right of nonresidents of Ireland or owners who are not citizens of Ireland to hold or vote shares of TBS-Ireland.

Issued Share Capital.  Immediately prior to the Transaction, the issued share capital of TBS-Ireland will be €40,000, comprised of 40,000 ordinary shares, with nominal value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital will be acquired by TBS-Ireland and will then be cancelled by TBS-Ireland. We expect that TBS-Ireland will then issue a number of Class A and Class B ordinary shares, each with a nominal value of US$0.01 that is equal to the number of TBS-Bermuda Class A and Class B common shares that will be cancelled as part of the Transaction. TBS-Ireland Class A and Class B common shares issued pursuant to the Transaction will be fully paid and non-assessable.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of TBS-Ireland shareholders where shares in TBS-Ireland are to be issued for cash. However, TBS-Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, TBS-Ireland’s articles of association provide that this opt-out will lapse five years after the incorporation of TBS-Ireland. A special resolution requires not less than 75% of the votes of TBS-Ireland shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of TBS-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of TBS-Ireland provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which TBS-Ireland is subject, the Board of Directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board of Directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board of Directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The Board of Directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

TBS-Ireland will be subject to the rules of the Nasdaq Global Select Market that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of TBS-Ireland less accumulated realized losses of TBS-Ireland. At incorporation, there are no “distributable reserves.” No dividend may be made unless the net assets of TBS-Ireland are equal to, or in excess of, the aggregate of TBS-Ireland’s share capital plus undistributable reserves and the distribution does not reduce TBS-Ireland’s net assets below such aggregate.

Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which TBS-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed TBS-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not TBS-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of TBS-Ireland. The “relevant accounts” will be either the last set of unconsolidated audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of TBS-Ireland’s unconsolidated financial position and accord with accepted accounting practice. If such unaudited financial statements are proposed prior to the first audited financial statements, they must be reported on by TBS-Ireland’s auditors. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

TBS-Ireland will not have any distributable reserves immediately following the time of the Transaction. Please see “Risk Factors” and “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of TBS-Ireland. TBS-Ireland’s articles of association authorize the directors to declare such dividends as appear justified from the profits of TBS-Ireland without the approval of the shareholders at a general meeting. The Board of Directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of TBS-Ireland may deduct from any dividend payable to any member all sums of money (if any) payable by such member to TBS-Ireland in relation to the TBS-Ireland ordinary shares.

The directors of TBS-Ireland are also entitled to issue shares with preferred rights to participate in dividends declared by TBS-Ireland in one or more series and to fix the rights, preferences, privileges and restrictions attaching to those shares, including dividend rights, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the numbers of shares constituting any series and the designation of any series, without further vote or action by the shareholders. The holders of such preference shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Any series of preference shares could, as determined by TBS-Ireland’s Board of Directors at the time of issuance, rank senior to the TBS-Ireland ordinary shares with respect to dividends, voting rights, redemption and/or liquidation rights. These preference shares are of the type commonly known as “blank-check” preferred stock.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations Relating to the Transaction — Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions

Overview

Article 3(h) of TBS-Ireland’s articles of association provides that any ordinary share which TBS-Ireland has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by TBS-Ireland will technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by TBS-Ireland.” If the articles of association of TBS-Ireland did not contain Article 3(h), repurchases by TBS-Ireland would be subject to many of the same rules that apply to purchases of TBS-Ireland shares by subsidiaries described below under “— Purchases by Subsidiaries of TBS-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back TBS-Ireland Class A or Class B ordinary shares, we are referring to the redemption of ordinary shares by TBS-Ireland pursuant to Article 3(h) of the articles of association or the purchase of TBS-Ireland ordinary shares by a subsidiary of TBS-Ireland, in each case in accordance with the TBS-Ireland articles of association and Irish law as described below.

Repurchases and Redemptions by TBS-Ireland

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. TBS-Ireland will not have any distributable reserves immediately following the time of the Transaction because it is a newly formed holding company with no retained earnings. The issue of redeemable shares may only be made by TBS-Ireland where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of TBS-Ireland. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem TBS-Ireland shares, and these shares are redeemable at the option of TBS-Ireland.

The Board of Directors of TBS-Ireland will also be entitled to issue preference shares which may be redeemed at the option of either TBS-Ireland or the shareholder, depending on the terms of such preference shares. Please see “— Capital Structure — Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed ordinary shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by TBS-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of TBS-Ireland. While TBS-Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by TBS-Ireland or re-issued subject to certain conditions.

Please see “Risk Factors” and “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves.”

Purchases by Subsidiaries of TBS-Ireland

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase TBS-Ireland shares either on-market or off-market. A general authority of the shareholders of TBS-Ireland is required to allow a subsidiary of TBS-Ireland to make on-market purchases of TBS-Ireland shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of TBS-Ireland shares is required. We expect that TBS-Ireland will seek to renew such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of TBS-Ireland in 2010 and at subsequent annual general meetings. In order for a subsidiary of TBS-Ireland to make an on-market purchase of TBS-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The Nasdaq Global Select Market, on which the TBS-Ireland Class A ordinary shares will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the Nasdaq Global Select Market to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of TBS-Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of TBS-Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of TBS-Ireland.

The number of shares held by the subsidiaries of TBS-Ireland at any time will count as treasury shares for the purposes of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of TBS-Ireland. While a subsidiary holds TBS-Ireland shares, it cannot exercise any voting rights in respect of those shares. The acquisition of the TBS-Ireland shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

Under TBS-Ireland’s articles of association, the Board of Directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of TBS-Ireland for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

TBS-Ireland may by ordinary resolution of its ordinary shareholders, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

TBS-Ireland may, by ordinary resolution, reduce its authorized share capital. TBS-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital.

General Meetings of Shareholders

TBS-Ireland will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after TBS-Ireland’s fiscal year-end. The first annual general meeting of TBS-Ireland may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, TBS-Ireland’s articles of association include a provision reflecting this requirement of Irish law. At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Director Nominations; Proposals of Shareholders” below.

Extraordinary general meetings of TBS-Ireland may be convened by (i) the Board of Directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of TBS-Ireland carrying voting rights or (iii) on requisition of TBS-Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of TBS-Ireland as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of TBS-Ireland and to the auditors of TBS-Ireland. The minimum notice periods under Irish law are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. TBS-Ireland’s articles of association provide a minimum notice period of 21 clear days for an annual general meeting and for an extraordinary general meeting to approve a special resolution to approximate the equivalent provisions of TBS-Bermuda’s bye-laws. TBS-Ireland’s articles of association provide for a minimum notice period of 14 clear days’ notice for all other extraordinary general meetings reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of TBS-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the Board of Directors has 21 days to convene a meeting of TBS-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

The articles of association of TBS-Ireland provide for a Board of Directors that is a single class serving a one-year term. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders. Shareholders do not have cumulative voting rights. Accordingly, the holders of a majority of the voting rights attaching to the TBS-Ireland Class A and Class B ordinary shares will, as a practical matter, be entitled to control the election of all directors. At each annual general meeting, directors will be elected for a full term of one year. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board of Directors. Holders of Class A ordinary shares are entitled to one vote per each such share at all meetings at which directors are elected. Holders of Class B ordinary shares are entitled to one-half vote per each such share at all meetings at which directors are elected. TBS-Ireland’s articles of association provide for a minimum number of directors of five. If at any time the number of directors falls below the minimum, the remaining directors may act only for the purposes of (1) appointing additional directors to satisfy the requirements of the articles of association with respect to the minimum number of directors, (2) summoning a general meeting or (3) preserving the assets of the Company.

TBS-Ireland’s articles of association provide that a director may be removed with or without cause by an ordinary resolution at a general meeting.

If the directors become aware that the net assets of TBS-Ireland are half or less of the amount of TBS-Ireland’s share capital and share premium, the directors of TBS-Ireland must convene an extraordinary general meeting of TBS-Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

All votes at a general meeting will be decided by way of poll. Every shareholder shall on a poll have one vote for each Class A and one-half of a vote for each Class B ordinary share that he or she holds as of the record date for the meeting (and, except as otherwise provided by the Irish Companies Acts or TBS-Ireland’s memorandum and articles of association, the holders of Class A and Class B ordinary shares shall vote as a single class). Voting rights on a poll may be exercised by shareholders registered in TBS-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in the manner prescribed by TBS-Ireland’s articles of association. The articles of association of TBS-Ireland permit the appointment of proxies by the shareholders to be notified to TBS-Ireland electronically.

Except where a greater majority is required by Irish law or TBS-Ireland’s memorandum and articles of association, any question proposed for consideration at any general meeting of TBS-Ireland or of any class of shareholders shall be decided by a simple majority of the votes cast by shareholders entitled to vote at such meeting.

In accordance with the articles of association of TBS-Ireland, the directors of TBS-Ireland may from time to time cause TBS-Ireland to issue preference shares. These preference shares may have such voting rights as may be specified in the terms of such preference shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preference shares).

Treasury shares and shares of TBS-Ireland held by subsidiaries of TBS-Ireland will not be entitled to vote at general meetings of shareholders.

Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of TBS-Ireland’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of TBS-Ireland’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of TBS-Ireland;

•	Amending the articles of association of TBS-Ireland;

•	Approving the change of name of TBS-Ireland;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of TBS-Ireland from a public limited company as a private company;

•	Purchase of own shares off-market;

•	Reduction of share capital;

•	Resolving that TBS-Ireland be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes;

•	Setting the re-issue price of treasury shares; and

•	Mergers with companies incorporated in the European Union (as described below).

A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (1) 75% by value of the voting members of each class of shares participating in the scheme of arrangement; and (2) more than 50% in number of the voting members of each class of shares participating in the scheme of arrangement, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class of TBS-Ireland shares is addressed in the articles of association of TBS-Ireland as well as the Irish Companies Acts. Any variation of class rights attaching to the issued TBS-Ireland shares must be approved by a special resolution of the shareholders of the class affected or by the written consent of the holders of not less than 75% of the shareholders of the class affected.

Quorum for General Meetings

The presence of two shareholders, in person or by proxy and having the right to attend and vote at the meeting, and of the holders of more than 50% of the total issued voting shares of TBS-Ireland constitutes a quorum for the conduct of business. No business may take place at a general meeting of TBS-Ireland if a quorum is not present in person or by proxy. The Board of Directors has no authority to waive quorum requirements stipulated in the articles of association of TBS-Ireland. Abstentions and broker “non-votes” will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of TBS-Ireland and any act of the Irish Government which alters the memorandum of association of TBS-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of TBS-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by TBS-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of TBS-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of TBS-Ireland will also have the right to inspect all books, records and vouchers of TBS-Ireland. The auditors’ report must be circulated to the shareholders with TBS-Ireland’s Irish Financial Statements 21 days before the annual general meeting and must be read to the shareholders at TBS-Ireland’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a) a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (1) 75% by value of the voting members of each class of shares participating in the scheme of arrangement; and (2) more than 50% in number of the voting members of each class of shares participating in the scheme of arrangement, at a meeting called to approve the scheme;

(b) through a tender offer by a third party for all of the TBS-Ireland shares. Where the holders of 80% or more of a class of TBS-Ireland’s shares have accepted an offer for their shares in TBS-Ireland, the remaining shareholders in that class may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders in that class also have a statutory right to require the bidder to acquire their shares on the same terms. If TBS-Ireland shares were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c) it is also possible for TBS-Ireland to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If TBS-Ireland is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to TBS-Ireland’s shareholders is not all in the form of cash, TBS-Ireland’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company, has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of any class of voting shares of an Irish public limited company. A shareholder of TBS-Ireland must therefore make such a notification to TBS-Ireland if as a result of a transaction the shareholder will be interested in 5% or more of the TBS-Ireland Class A ordinary shares or 5% or more of the TBS-Ireland Class B ordinary shares; or if as a result of a transaction a shareholder who was interested in more than 5% of the relevant class of TBS-Ireland shares ceases to be so interested. Where a shareholder is interested in more than 5% of the TBS-Ireland Class A ordinary shares or 5% or more of the TBS-Ireland Class B ordinary shares, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to TBS-Ireland. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the relevant class of share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to TBS-Ireland within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in TBS-Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, TBS-Ireland, under the Irish Companies Acts, may by notice in writing require a person whom TBS-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in TBS-Ireland’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the TBS-Ireland shares, to give such further information as may be required by TBS-Ireland including particulars of such person’s own past or present interests in TBS-Ireland shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by TBS-Ireland on a person who is or was interested in TBS-Ireland shares and that person fails to give TBS-Ireland any information required within the reasonable time specified, TBS-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b) no voting rights shall be exercisable in respect of those shares;

(c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d) no payment shall be made of any sums due from TBS-Ireland on those shares, whether in respect of capital or otherwise.

Where shares in TBS-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of TBS-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities in regards to the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in TBS-Ireland, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in TBS-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12 month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire TBS-Ireland shares of the same class as the shares the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for TBS-Ireland shares of that class by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired TBS-Ireland shares of the same class as the shares the subject of the voluntary offer (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total shares the subject of the voluntary offer or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the bidder or its concert parties for shares (of the class of shares the subject of the voluntary offer) during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total shares of the class of shares the subject of the offer in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of TBS-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of TBS-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of TBS-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Board of Directors of TBS-Ireland is not permitted to take any action which might frustrate an offer for the TBS-Ireland shares once the Board of Directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Board of Directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a) the action is approved by TBS-Ireland’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel where:

(i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii) the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) in accordance with a contract entered into prior to the announcement of the offer; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “— Pre-emption Rights, Share Warrants and Share Options” and “— Disclosure of Interests in Shares,” in addition to “— Corporate Governance,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Election of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Vacancies on Board of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Removal of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Board and Committee Composition; Management,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Shareholder Consent to Action Without Meeting,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Amendment of Governing Documents” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Director Nominations; Proposals of Shareholders” below.

Corporate Governance

The articles of association of TBS-Ireland allocate authority over the management of TBS-Ireland to the Board of Directors. The Board of Directors may then delegate management of TBS-Ireland to committees of the Board of Directors, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of TBS-Ireland. It is the intention of TBS-Ireland to replicate the existing committees that are currently in place for TBS-Bermuda which include an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. It also is the intention of TBS-Ireland to adopt TBS-Bermuda’s current Corporate Governance Guidelines. The Board of Directors may create new committees or change the responsibilities of existing committees from time to time.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Enforcement of Civil Liabilities Against Foreign Persons.”

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of the newly formed Irish company is TBS International public limited company. TBS-Ireland was incorporated in Ireland, as a public limited company on [     ] with company registration number [     ]. TBS-Ireland’s fiscal year ends on December 31 and TBS-Ireland’s registered address is Arthur Cox Building, Earlfort Terrace, Dublin 2, Ireland

Duration; Dissolution; Rights upon Liquidation

TBS-Ireland’s duration will be unlimited. TBS-Ireland may be dissolved at any time by way of either a voluntary winding up or a creditors’ voluntary winding up. In the case of a voluntary winding up, the approval is required by (i) the Board of Directors by a resolution passed with the approval of a majority of those directors then in office and eligible to vote on that resolution and (ii) a special resolution of shareholders. TBS-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where TBS-Ireland has failed to file certain returns.

The rights of the shareholders to a return of TBS-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in TBS-Ireland’s articles of association or the terms of any preference shares issued by the directors of TBS-Ireland from time to time. The holders of preference shares in particular may have the right to priority in a dissolution or winding up of TBS-Ireland. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. TBS-Ireland’s articles provide that the ordinary shareholders of TBS-Ireland are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preference shares.

Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Rights upon Liquidation”.

Uncertificated Shares

Holders of TBS-Ireland ordinary shares will not have the right to require TBS-Ireland to issue certificates for their shares. TBS-Ireland currently intends to issue only uncertificated ordinary shares unless certificated shares are required by any stock exchange, a recognized depository, any operator of any clearance, settlement system or law.

Stock Exchange Listing

If the Transaction becomes effective, the Transaction will not affect the stock exchange listing of TBS International’s shares. Immediately following the Transaction, the TBS-Ireland Class A ordinary shares will be listed on the Nasdaq Global Select Market under the symbol “TBSI,” the same symbol under which TBS-Bermuda Class A common shares are currently listed. TBS-Bermuda shares are not listed on any other stock exchange. We do not currently intend to list the TBS-Ireland Class A ordinary shares on the Irish Stock Exchange or any other stock exchange. We do not intend to list the TBS-Ireland Class B ordinary shares on any stock exchange.

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Transaction will be duly and validly issued pursuant to the Transaction will be fully paid and non-assessable.

Transfer and Registration of Shares

TBS-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in TBS-Ireland. A shareholder of TBS-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in TBS-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on TBS-Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on TBS-Ireland’s official Irish share register.

Accordingly, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their TBS-Bermuda Class A common shares into a broker account to be held through DTC as soon as possible, and in any event prior to completion of the Transaction. We also strongly recommend that any person who wishes to acquire TBS-Ireland Class A ordinary shares after completion of the Transaction acquires such TBS-Ireland Class A ordinary shares beneficially.

TBS-Ireland does not intend to pay any stamp duty. However, TBS-Ireland’s articles of association allow TBS-Ireland, in its absolute discretion, to pay any stamp duty payable by a buyer. In the event of any such payment, TBS-Ireland may seek reimbursement.

Class B ordinary shares are not transferable by their holders, unless the Class B ordinary shareholder has received the prior written consent of TBS-Ireland to the proposed transfer to the proposed transferee.

The directors of TBS-Ireland have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only or, as in the case of Class B ordinary shares, such transfer would violate the terms of an agreement to which TBS-Ireland or any of its subsidiaries and the transferor are subject.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND
POWERS OF THE BOARD OF DIRECTORS

Your rights as a Class A or Class B shareholder of TBS-Bermuda and the relative powers of TBS-Bermuda’s Board of Directors are governed by Bermuda law and TBS-Bermuda’s memorandum of association and bye-laws. After the Transaction, you will become a Class A or Class B ordinary shareholder, as applicable, of TBS-Ireland, and your rights and the relative powers of TBS-Ireland’s Board of Directors will be governed by Irish law and TBS-Ireland’s memorandum and articles of association.

Many of the principal attributes of TBS-Bermuda Class A and Class B common shares and TBS-Ireland Class A and Class B ordinary shares will be similar. However, there are differences between what your rights are under Bermuda law and what they will be after the Transaction under Irish law. In addition, there are differences between TBS-Bermuda’s memorandum of association and bye-laws and TBS-Ireland’s memorandum and articles of association; however, there are no material differences between those documents, except for changes that are required by Irish law (i.e., certain provisions of the TBS-Bermuda bye-laws were not replicated in the TBS-Ireland articles of association because Irish law would not permit such replication, and certain provisions were included in the TBS-Ireland articles of association although they were not in the TBS-Bermuda bye-laws because Irish law requires such provisions to be included in the articles of association of an Irish public limited company.

The following discussion is a summary of certain changes in your rights resulting from the Transaction.

This summary is not complete and does not cover all of the differences between Irish law and Bermuda law affecting companies and their shareholders or all the differences between TBS-Bermuda’s memorandum of association and bye-laws and TBS-Ireland’s memorandum and articles of association. This summary is subject to the complete text of the relevant provisions of the Irish Companies Acts, the Bermuda Companies Act, TBS-Bermuda’s memorandum of association and bye-laws and TBS-Ireland’s memorandum and articles of association. We encourage you to read those laws and documents carefully. TBS-Ireland’s forms of memorandum and articles of association are attached to this proxy statement as Annex B.

For information as to how you can obtain TBS-Bermuda’s memorandum of association and bye-laws, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of TBS-Ireland below reflects TBS-Ireland’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capitalization

Authorized Share Capital

TBS-Bermuda.  The authorized share capital of TBS-Bermuda is US$1,060,000, consisting of 75,000,000 Class A common shares par value US$0.01 per share, 30,000,000 Class B common shares par value US$0.01 per share and 1,000,000 preference shares par value US$0.01 per share.

Under TBS-Bermuda’s bye-laws, the Board of Directors of TBS-Bermuda has authority to issue authorized but unissued Class A common shares, Class B common shares or preference shares. The preference shares may be issued with such rights, preferences and limitations as the Board of Directors determines, without further vote or action by our shareholders up to the maximum number authorized.

In accordance with TBS-Bermuda’s bye-laws and the provisions of the Bermuda Companies Act, the authorized share capital may be increased, altered or reduced by a resolution of shareholders.

Under Bermuda law and TBS-Bermuda’s memorandum of association and bye-laws there are no limitations on the right of nonresidents of Bermuda or owners who are not citizens of Bermuda to hold or vote shares of TBS-Bermuda

As permitted by Bermuda law, TBS-Bermuda may issue fractional shares.

TBS-Ireland.  The authorized share capital of TBS-Ireland is €40,000 and US$1,060,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 75,000,000 Class A ordinary shares with a nominal value of US$0.01 per share, 30,000,000 Class B ordinary shares with a nominal value of US$0.01 per share and 1,000,000 preference shares with a nominal value of US$0.01 per share. The authorized share capital includes 40,000 ordinary shares with a nominal value of €0.01 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

TBS-Ireland has the authority to issue authorized but unissued Class A ordinary shares, Class B ordinary shares or preference shares.

In connection with the Transaction, TBS-Ireland will assume and continue to issue awards under the Amended and Restated 2005 Plan (or, if shareholders do not approve the Amended and Restated 2005 Plan, the 2005 Plan) and also assume TBS-Bermuda’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.

As a matter of Irish law, the directors of a company may issue authorized but unissued new ordinary or preference shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, which does not have an analog under Bermuda law, the articles of association of TBS-Ireland authorize the Board of Directors of TBS-Ireland to issue new ordinary or preference shares without shareholder approval for a period of five years from the date of TBS-Ireland’s incorporation, even though the TBS-Bermuda bye-laws do not include an analogous provision.

The authorized share capital may be increased or reduced by way of an ordinary resolution of TBS-Ireland’s shareholders. The shares comprising the authorized share capital of TBS-Ireland may be divided into shares of such nominal value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in TBS-Ireland’s articles of association. TBS-Ireland’s articles of association entitle the Board of Directors, without shareholder approval, to determine the terms of the preference shares issued by TBS-Ireland. The TBS-Ireland Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of preference shares and to establish the characteristics of each class or series, including the number of shares, designations, voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Under Irish law and the memorandum and articles of association of TBS-Ireland there are no limitations on the right of nonresidents of Ireland or owners who are not citizens of Ireland to hold or vote shares of TBS-Ireland.

Unlike Bermuda law, Irish law does not recognize fractional shares held of record; accordingly, TBS-Ireland’s articles of association do not provide for the issuance of fractional TBS-Ireland shares, and the official Irish register of TBS-Ireland will not reflect any fractional shares.

Issued Share Capital

TBS-Bermuda.  As of October 15, 2009, the number of TBS-Bermuda Class A common shares issued and outstanding was 17,513,371. The number of TBS-Bermuda Class B common shares issued and outstanding as of October 15, 2009, was 12,390,461.

TBS-Ireland.  Immediately prior to the Transaction, the issued share capital of TBS-Ireland will be €40,000, comprised of 40,000 ordinary shares, with nominal value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital will be acquired by TBS-Ireland and will then be cancelled by TBS-Ireland. We expect that TBS-Ireland will then issue a number of Class A and Class B ordinary shares, each with a nominal value of US$0.01 that is equal to the number of

TBS-Bermuda Class A and Class B common shares that will be cancelled as part of the Transaction (including TBS-Ireland ordinary shares issued to TBS-Bermuda in respect of any TBS-Bermuda common shares held as treasury shares immediately prior to the time of the Transaction). TBS-Ireland Class A and Class B ordinary shares issued pursuant to the Transaction will be fully paid and non-assessable.

Reduction of Issued Share Capital

TBS-Bermuda.  TBS-Bermuda may, by a resolution of shareholders, authorize the reduction in any manner of its issued share capital (but not to a sum less than the minimum share capital prescribed by its memorandum of association) or any share premium account. The Board of Directors of TBS-Bermuda may also authorize the repurchase and cancellation of its issued share capital.

TBS-Ireland.  TBS-Ireland may, by ordinary resolution, reduce its authorized share capital. TBS-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital.

Pre-emption Rights, Share Warrants and Share Options

TBS-Bermuda.  Holders of TBS-Bermuda Class A and Class B common shares do not have pre-emption rights under the Bermuda Companies Act or TBS-Bermuda’s bye-laws over further issuances of TBS-Bermuda shares. TBS-Bermuda is subject to the rules of the Nasdaq Global Select Market that require shareholder approval of certain share issuances.

TBS-Ireland.  Certain statutory pre-emption rights apply automatically in favor of TBS-Ireland’s shareholders where shares in TBS-Ireland are to be issued for cash. However, TBS-Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, and there is no analogous provision of Bermuda law, TBS-Ireland’s articles of association provide that this opt-out will lapse five years after the incorporation of TBS-Ireland, even though TBS-Bermuda’s bye-laws do not include an analogous provision. A special resolution requires not less than 75% of the votes of TBS-Ireland’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of TBS-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders.

The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of TBS-Ireland provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which TBS-Ireland is subject, the Board of Directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board of Directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board of Directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The Board of Directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

TBS-Ireland will be subject to the rules of the Nasdaq Global Select Market that require shareholder approval of certain share issuances.

Distributions and Dividends; Repurchases and Redemptions

Distributions and Dividends

TBS-Bermuda.  Under Bermuda law, a company is not required to present proposed dividends or distributions to its shareholders for approval or adoption. Under the Bermuda Companies Act, the board of directors of a company may not declare or pay dividends or make distributions to shareholders if there are reasonable grounds for believing that (i) the company is or would after the payment be unable to pay its liabilities as they become due, or (ii) the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

Each TBS-Bermuda Class A and Class B common share entitles its holder to a pro rata part of any dividend at the times and in the amounts, if any, which TBS-Bermuda’s Board of Directors from time to time determines to declare, subject to any preferred dividend rights attaching to any preference shares. Dividends on TBS-Bermuda Common Shares, if any, are at the discretion of the Board of Directors of TBS-Bermuda and depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the Board of Directors deems relevant, as well as our ability to pay dividends in compliance with the Bermuda Companies Act.

TBS-Bermuda has 1,000,000 authorized but unissued preference shares, par value $0.01 per share, the rights and preferences of which are currently undesignated. The Board of Directors of TBS-Bermuda has the authority to issue the preference shares in one or more series and to fix the rights, preferences, privileges and restrictions attaching to those shares, including dividend rights, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the numbers of shares constituting any series and the designation of any series, without further vote or action by the shareholders. The holders of such preference shares may, depending on their terms, be entitled to dividends in priority to holders of TBS-Bermuda Common Shares.

Any series of preference shares could, as determined by TBS-Bermuda’s Board of Directors at the time of issuance, rank senior to the TBS-Bermuda Common Shares with respect to dividends, voting rights, redemption and/or liquidation rights. These preference shares are of the type commonly known as “blank-check” preferred shares.

TBS-Ireland.  Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of TBS-Ireland less accumulated realized losses of TBS-Ireland. The distributable reserves of TBS-Ireland will include an amount equal to the share premium reduction, once the reduction of share premium becomes effective. In addition, no distribution or dividend may be made unless the net assets of TBS-Ireland are equal to, or in excess of, the aggregate of TBS-Ireland’s share capital plus undistributable reserves and the distribution does not reduce TBS-Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which TBS-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed TBS-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not TBS-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of TBS-Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of TBS-Ireland’s unconsolidated financial position and accord with accepted accounting practice. If such unaudited financial statements are prepared prior to the first audited financial statements, they must be reported on by the auditors of TBS-Ireland. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

TBS-Ireland will not have any distributable reserves immediately following the time of the Transaction. Please see “Risk Factors” and “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of TBS-Ireland. TBS-Ireland’s articles of association authorize the directors to declare such dividends as appear justified from the profits of TBS-Ireland without the approval of the shareholders at a general meeting. The Board of Directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. While the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets. Although the provisions of TBS-Ireland’s articles of association described in this paragraph are different from the analogous provisions of TBS-Bermuda’s bye-laws, these differences are required due to differences between Irish law and Bermuda law with respect to distributions and dividends.

The directors of TBS-Ireland may deduct from any dividend payable to any member all sums of money (if any) payable by such member to TBS-Ireland in relation to the TBS-Ireland shares.

The directors of TBS-Ireland are also entitled to issue shares with preferred rights to participate in dividends declared by TBS-Ireland in one or more series and to fix the rights, preferences, privileges and restrictions attaching to those shares, including dividend rights, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the numbers of shares constituting any series and the designation of any series, without further vote or action by the shareholders. The holders of such preference shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Any series of preference shares could, as determined by TBS-Ireland’s Board of Directors at the time of issuance, rank senior to the TBS-Ireland’s ordinary shares with respect to dividends, voting rights, redemption and/or liquidation rights. These preference shares are of the type commonly known as “blank-check” preferred stock.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations Relating to the Transaction — Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions

TBS-Bermuda.  Under the Bermuda Companies Act, shares of a Bermuda company may be repurchased if so authorized by its bye-laws or memorandum of association, and shares may be redeemed at the option of the company if so authorized by its bye-laws or, in the case of shares redeemable at the option of the holder, its memorandum of association, provided that: (i) no such shares shall be repurchased or redeemed except out of the capital paid thereon, the funds of the company available for dividend or distribution, or out of the proceeds of a new issue of shares made for the purposes of redemption; (ii) the premium, if any, payable on redemption, is provided out of the company’s funds which would be otherwise available for dividend or distribution or out of the company’s share premium account before the shares are repurchased or redeemed; and (iii) there are no reasonable grounds for believing that the company is, or after such redemption or repurchase would be, unable to pay its liabilities as they become due. TBS-Bermuda’s bye-laws provide that it may from time to time purchase its own shares in accordance with the provisions of the Bermuda Companies Act. Shareholder approval is not required for the purchase by TBS-Bermuda (or any of its subsidiaries) of TBS-Bermuda shares. Bermuda law does not distinguish between on-market and off-market purchases of a company’s own shares.

TBS-Bermuda Common Shares are not redeemable.

TBS-Ireland.  Article 3(h) of TBS-Ireland’s articles of association provides that any ordinary share which TBS-Ireland has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by TBS-Ireland will technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by TBS-Ireland.” If the articles of association of TBS-Ireland did not contain Article 3(h), repurchases by TBS-Ireland would be subject to many of the same rules that apply to purchases of TBS-Ireland shares by subsidiaries described below under “— Purchases by Subsidiaries of TBS-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Because Bermuda law does not impose such requirements with respect to share repurchases by TBS-Bermuda and we desired to preserve the status quo with respect to share repurchases to the greatest extent possible after the Transaction, Article 3(h) was included in the TBS-Ireland articles of association, even though there is no analogous provision in the TBS-Bermuda bye-laws. Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back TBS-Ireland Class A or Class B ordinary shares, we are referring to the redemption of ordinary shares by TBS-Ireland pursuant to Article 3(h) of the articles of association or the purchase of TBS-Ireland ordinary shares by a subsidiary of TBS-Ireland, in each case in accordance with the TBS-Ireland articles of association and Irish law as described below.

Repurchases and Redemptions by TBS-Ireland

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. TBS-Ireland will not have any distributable reserves immediately following the time of the Transaction because it is a newly formed holding company with no retained earnings. The issue of redeemable shares may only be made by TBS-Ireland where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of TBS-Ireland. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem TBS-Ireland shares, and these shares are redeemable at the option of TBS-Ireland.

The Board of Directors of TBS-Ireland will also be entitled to issue preference shares which may be redeemed at the option of either TBS-Ireland or the shareholder, depending on the terms of such preference shares. Please see “— Capital Structure — Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed ordinary shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by TBS-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of TBS-Ireland. While TBS-Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by TBS-Ireland or re-issued subject to certain conditions.

Please see “Risk Factors” and “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves.”

Purchases by Subsidiaries of TBS-Ireland

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase TBS-Ireland shares either on-market or off-market. A general authority of the shareholders of TBS-Ireland is required to allow a subsidiary of TBS-Ireland to make on-market purchases of TBS-Ireland shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of TBS-Ireland shares is required. We expect that TBS-Ireland will seek to renew such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of TBS-Ireland in 2010 and at subsequent annual general meetings. In order for a subsidiary of TBS-Ireland to make an on-market purchase of TBS-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The Nasdaq Global Select Market, on which the TBS-Ireland Class A ordinary shares will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the Nasdaq Global Select Market to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of TBS-Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of TBS-Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of TBS-Ireland.

The number of shares held by the subsidiaries of TBS-Ireland at any time will count as treasury shares for the purposes of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of TBS-Ireland. While a subsidiary holds TBS-Ireland shares, it cannot exercise any voting rights in respect of those shares. The acquisition of the TBS-Ireland shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

As noted above, because repurchases of TBS-Ireland shares by TBS-Ireland will technically be effected as a redemption of those shares pursuant to Article 3(h) of the articles of association, separate shareholder approval for such repurchases will not be required.

However, because purchases of TBS-Ireland shares by subsidiaries of TBS-Ireland may be made only on a “recognized stock exchange” and only if the required shareholder approval has been obtained, we expect that the shareholder authorization for purchases by subsidiaries of TBS-Ireland described above will be effective as of the later of (i) the time of the Transaction and (ii) the date on which the Nasdaq Global Select Market becomes a recognized stock exchange for this purpose. We intend to seek to renew shareholder approval of this authorization at the 2010 annual general meeting of TBS-Ireland.

Bonus Shares

TBS-Bermuda.  Under TBS-Bermuda’s bye-laws, the Board of Directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of TBS-Bermuda for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

TBS-Ireland.  Under TBS-Ireland’s articles of association, the Board of Directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of TBS-Ireland for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Shareholder Approval of Business Combinations

TBS-Bermuda.  The Bermuda Companies Act provides a number of mechanisms pursuant to which TBS-Bermuda could merge into, amalgamate with or be acquired by another company, including:

(a) by a court sanctioned scheme of arrangement. A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme or arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme or arrangement.

(b) if the acquiring party is a company it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

(c) where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

(d) by the amalgamation of the company with another company or corporation. An amalgamation (other than with certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company.

Under Bermuda law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

TBS-Ireland.  There are a number of mechanisms for acquiring an Irish public limited company, including:

(a) a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (1) 75% by value of the voting members of each class of shares participating in the scheme of arrangement; and (2) more than 50% in number of the voting members of each class of shares participating in the scheme of arrangement, at a meeting called to approve the scheme. A scheme of arrangement, if authorized by the participating shareholders and the court, is binding on all of our participating shareholders;

(b) through a tender offer by a third party for all of the TBS-Ireland shares. Where the holders of 80% or more of a class of TBS-Ireland’s shares have accepted an offer for their shares in TBS-Ireland, the remaining shareholders in that class may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders in that class also have a statutory right to require the bidder to acquire their shares on the same terms. If TBS-Ireland shares were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c) it is also possible for TBS-Ireland to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If TBS-Ireland is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to TBS-Ireland’s shareholders is not all in the form of cash, TBS-Ireland’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Disclosure of Interests in Shares

TBS-Bermuda.  The Bermuda Companies Act does not include provisions related to disclosure of interests in shares analogous to the provisions of the Irish Companies Acts described below.

TBS-Ireland.  Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of any class of voting shares of an Irish public limited company. A shareholder of TBS-Ireland must therefore make such a notification to TBS-Ireland if as a result of a transaction the shareholder will be interested in 5% or more of the TBS-Ireland Class A ordinary shares or 5% or more of the TBS-Ireland Class B ordinary shares; or if as a result of a transaction a shareholder who was interested in more than 5% of the relevant class of TBS-Ireland shares ceases to be so interested. Where a shareholder is interested in more than 5% of the TBS-Ireland Class A ordinary shares or 5% or more of the TBS-Ireland Class B ordinary shares, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to TBS-Ireland. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the relevant class of share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to TBS-Ireland within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in TBS-Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, TBS-Ireland, under the Irish Companies Acts, may by notice in writing require a person whom TBS-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in TBS-Ireland’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the TBS-Ireland shares, to give such further information as may be required by TBS-Ireland including particulars of such person’s own past or present interests in TBS-Ireland shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by TBS-Ireland on a person who is or was interested in TBS-Ireland shares and that person fails to give TBS-Ireland any information required within the reasonable time specified, TBS-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b) no voting rights shall be exercisable in respect of those shares;

(c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d) no payment shall be made of any sums due from TBS-Ireland on those shares, whether in respect of capital or otherwise.

Where shares in TBS-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Appraisal Rights

TBS-Bermuda.  Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company (other than an amalgamation between a company and its wholly owned subsidiary or between two or more subsidiaries of the same company), a shareholder who did not vote for the amalgamation and who is not satisfied that fair value has been paid for his or her shares in the Bermuda company may apply to the Bermuda Court to appraise the fair value of his or her shares. Within one month of such appraisal, the company is entitled to pay the appraised fair value or decide not to proceed with the amalgamation. If the amalgamation has already become effective prior to such appraisal, the company is bound to pay the appraised fair value to the shareholder.

TBS-Ireland.  Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company, has the right to request that the company acquire its shares for cash.

Other Anti-Takeover Measures

TBS-Bermuda.  Bermuda law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan. However, there is little case law on the enforceability of such plans under Bermuda law. In the adoption of such a plan, the following principles should be observed: (1) the directors should take actions bona fide in the best interests of the company as a whole, (2) the powers of the directors should be used for a proper purpose, (3) the directors should exercise their powers fairly between shareholders and (4) the plan should not penalize any existing shareholders.

The Board of Directors also has power to issue any authorized and unissued TBS-Bermuda shares, including preference shares on such terms and conditions as it may determine and any such action should be taken in the best interests of TBS-Bermuda. It is possible that the rights and preferences of any preference shares could discourage a takeover or other transaction that holders of some or a majority of the TBS-Bermuda Class A or Class B common shares believe to be in their best interests or in which holders of Class A common shares might receive a premium for their shares over the then market price of the shares.

TBS-Ireland.  Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In any event, such a plan would be subject to the Irish Takeover Rules described below.

Subject to the Irish Takeover Rules described below, the Board of Directors also has power to issue any authorized and unissued TBS-Ireland shares on such terms and conditions as it may determine and any such action should be taken in the best interest of TBS-Ireland. It is possible, however, that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the Class A or the Class B ordinary shares believe to be in their best interests or in which holders of Class A ordinary shares might receive a premium for their shares over the market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of TBS-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities in regards to the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in TBS-Ireland, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in TBS-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12 month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire TBS-Ireland shares of the same class as the shares the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for TBS-Ireland shares of that class by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired TBS-Ireland shares of the same class as the shares the subject of the voluntary offer (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total shares the subject of the voluntary offer or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the bidder or its concert parties for shares (of the class of shares the subject of the voluntary offer) during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total shares of the class of shares the subject of the offer in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of TBS-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of TBS-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of TBS-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Board of Directors of TBS-Ireland is not permitted to take any action which might frustrate an offer for the TBS-Ireland shares once the Board of Directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Board of Directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a) the action is approved by TBS-Ireland’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel where:

(i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii) the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) in accordance with a contract entered into prior to the announcement of the offer; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “— Pre-emption Rights, Share Warrants and Share Options,” and “— Disclosure of Interests in Shares,” in addition to “— Election of Directors,” “— Vacancies on Board of Directors,” “— Removal of Directors,” “— Board and Committee Composition; Management,” “— Shareholder Consent to Action Without Meeting,” “— Amendment of Governing Documents” and “— Director Nominations; Proposals of Shareholders” below.

Election of Directors

TBS-Bermuda.  TBS-Bermuda’s bye-laws provide that the Board of Directors will consist of not less than five directors nor more than such maximum not exceeding eleven as the Board of Directors may determine. Accordingly, the Board of Directors, and not the shareholders, has the authority to determine the number of directors within the stated range.

Directors are elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present. However, where the number of nominees is greater than the number of directors to be elected, the nominees receiving the most votes (up to the number of directors to be elected) shall be elected regardless of whether they received an absolute majority of votes. Shareholders do not have cumulative voting rights. Accordingly, the holders of a majority of the voting rights attaching to the TBS-Bermuda Class A and Class B common shares will, as a practical matter, be entitled to control the election of all directors. Holders of TBS-Bermuda Class A common shares are entitled to one vote per share at all meetings at which directors are elected. Holders of TBS-Bermuda Class B common shares are entitled to one-half of a vote per share at all meetings at which directors are elected.

TBS-Ireland.  The Irish Companies Acts provide for a minimum of two directors. TBS-Ireland’s articles of association provide for a minimum of five directors and a maximum determined by the board of directors not exceeding eleven directors. Although the TBS-Bermuda bye-laws provide that the number of directors to be elected within the minimum and maximum provided in the bye-laws will be determined by the Board of Directors, the TBS-Ireland articles of association do not include analogous provisions because (a) Irish law does not expressly recognize a concept of “board size” within the minimum and maximum number of directors, and (b) it is unclear whether a provision in an Irish public limited company’s articles of association permitting the board to set the maximum number of directors would be valid under Irish law.

Directors are elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present. A vacancy caused by the removal of a director may be filled at the meeting at which the director is removed by resolution of TBS-Ireland’s shareholders. If not, it may be filled by the Board of Directors.

The articles of association of TBS-Ireland provide that the Board of Directors consists of a single class serving a one-year term. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders. Shareholders do not have cumulative voting rights. Accordingly, the holders of a majority of the voting rights attaching to the TBS-Ireland Class A and Class B ordinary shares will, as a practical matter, be entitled to control the election of all directors. At each annual general meeting, directors will be elected for a full one-year term. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board of Directors. Holders of Class A ordinary shares are entitled to one vote for each share at all meetings at which directors are elected. Holders of Class B ordinary shares are entitled to one-half vote for each share at all meetings at which directors are elected. TBS-Ireland’s articles of association provide for a minimum number of directors of five. If at any time the number of directors falls below the minimum, the remaining directors may act only for the purposes of (1) appointing additional directors to satisfy the requirements of the articles of association with respect to the minimum number of directors, (2) summoning a general meeting or (3) preserving the assets of the company.

Appointment of Directors by the Board

TBS-Bermuda.  TBS-Bermuda’s bye-laws provide that a vacancy occurring in the Board of Directors (including a vacancy resulting from an increase in the number of directors or the removal of a director) not filled by the shareholders in general meeting may be filled by the remaining Board of Directors.

TBS-Ireland.  TBS-Ireland’s articles of association provide that the directors shall have the authority to appoint one or more directors to TBS-Ireland’s Board of Directors, either to fill a vacancy or as an additional director subject to the maximum in the articles of association.

Any director so appointed shall hold office until the next annual general meeting of TBS-Ireland. During any vacancy in the Board of Directors the remaining directors shall have full power to act as the board subject to the restrictions listed should the number of directors fall below the minimum of five as described in “-— Election of Directors” above.

Removal of Directors

TBS-Bermuda.  TBS-Bermuda’s bye-laws provide that a director may be removed with or without cause by the shareholders entitled to vote for the election of directors.

TBS-Ireland.  The Irish Companies Acts provide that shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term. Because of this requirement under the Irish Companies Acts, the TBS-Ireland articles of association include such a provision. The equivalent provision under Bermuda law was made inapplicable by TBS-Bermuda in its bye-laws, which is permitted under Bermuda law, but not Irish law.

Board and Committee Composition; Management

TBS-Bermuda.  TBS-Bermuda’s bye-laws provide that the Board of Directors may by power of attorney appoint any person to be the attorney or agent of TBS-Bermuda and may delegate to such person any of the powers, authorities and discretions (with power to sub-delegate) of the Board of Directors, for such period and subject to such conditions as it may think fit. The Board of Directors may revoke or vary any such appointment or delegation. The Board of Directors may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit. The Board of Directors may make any such delegation subject to such directions as it thinks fit and may from time to time revoke or vary such delegation. The meetings and proceedings of any committee of the Board of Directors shall be governed by the provisions contained in the bye-laws for regulating the meetings and proceedings of the Board of Directors so far as they are applicable and are not superseded by any directions imposed by the Board of Directors.

TBS-Ireland.  The articles of association of TBS-Ireland allocate authority over the management of TBS-Ireland to the Board of Directors. The Board of Directors may then delegate management of TBS-Ireland to committees of the Board of Directors, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of TBS-Ireland. It is the intention of TBS-Ireland to replicate the existing committees that are currently in place for TBS-Bermuda which include an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. It also is the intention of TBS-Ireland to adopt TBS-Bermuda’s current Corporate Governance Guidelines. The Board of Directors may create new committees or change the responsibilities of existing committees from time to time.

Duties of the Board of Directors

TBS-Bermuda.  Bermuda law does not impose an all-embracing code of conduct on directors. Many of the duties and obligations of a director are statutory; others are found only in common law. The Bermuda Companies Act requires a director, in the exercise of his powers and in the discharge of his duties to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, at common law a director owes two types of duty to the company; fiduciary duties and a duty of skill and care. The fiduciary duties include a duty to act in good faith, a duty to exercise powers for a proper purpose, a duty not put himself in a position where he has a conflict of interest and a duty not to profit from any opportunities that result from the directorship (unless the bye-laws provide otherwise). The duty of skill and care requires that a director exercise the skill than may reasonably be expected from a person of like knowledge and experience and display the reasonable care that an ordinary man would be expected to take in the same circumstances on his own behalf.

TBS-Ireland.  The directors of TBS-Ireland have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of TBS-Ireland (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal directors’ duties include the common law fiduciary duties of good faith and exercising due care and skill. The statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on the business of TBS-Ireland while insolvent, without due regard to the interests of creditors). For public limited companies like TBS-Ireland, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Indemnification of Directors and Officers; Insurance

TBS-Bermuda.  If a director or officer of a Bermuda company is found to have breached his or her fiduciary duties to that company, he or she may be held personally liable to the company in respect of that breach of duty. In the event that a director is found to be liable for damages, unless it is proved that he knowingly engaged in fraud or dishonesty, he will only be liable for a percentage of the plaintiff’s total loss based on his proportionate share of responsibility for that loss.

TBS-Bermuda’s bye-laws contain provisions which release the directors and officers from liability, indemnify them against all liabilities, losses, damages or expenses in respect of any negligence, default or breach of duty and provide that they are not liable for the acts, receipts, neglects or defaults of any other director or officer provided the indemnified or released director or officer has not been fraudulent or dishonest.

TBS-Bermuda is permitted under its bye-laws and the Bermuda Companies Act to take out directors and officers liability insurance, as well as other types of insurance, for its directors and officers.

TBS-Ireland.  If a director or officer of an Irish company is found to have breached his or her fiduciary duties to that company, he or she may be held personally liable to the company in respect of that breach of duty. Due to restrictions under the Irish Companies Act, the indemnity in TBS-Ireland’s articles of association only permits the company to pay the costs or discharge the liability of a director or the secretary where judgment is given in favor of the director or secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. As such, the indemnity in TBS-Ireland’s articles of association to the extent it applies to directors and the secretary of TBS-Ireland is more limited than the indemnity in TBS-Bermuda’s bye-laws. This restriction does not apply to executives who are not directors or the secretary of TBS-Ireland and the TBS-Ireland articles of association contain an indemnity in respect of these persons that is substantially similar to that contained in the TBS-Bermuda bye-laws.

Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers.

In addition, in connection with the Transaction, we intend that TBS-Bermuda (or one or more of its subsidiaries) will enter into indemnification agreements (or deed poll indemnities) with or as to each of TBS-Ireland’s directors and secretary, providing for the indemnification of, and advancement of expenses to, these persons. We expect that the indemnification and expense advancement provided under these indemnification agreements (or deed poll indemnities) will be substantially similar to the indemnity currently afforded by TBS-Bermuda under its bye-laws to its directors and officers.

Limitation on Director Liability

TBS-Bermuda.  Under Bermuda law a company shall not indemnify any individual that is guilty of fraud or dishonesty in relation to such company or any of its subsidiaries.

TBS-Bermuda’s bye-laws provide that TBS-Bermuda agrees to exempt any director, secretary, other officer or committee member of TBS-Bermuda from any liability on account of any negligence, default or breach of duty on his or her own part in relation to TBS-Bermuda or any subsidiary of TBS-Bermuda Such waiver does not cover any matter involving fraud or dishonesty.

TBS-Ireland.  Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty, and therefore TBS-Ireland’s articles of association do not include provisions exempting directors from liability analogous to the provisions of TBS-Bermuda’s bye-laws described above. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Conflicts of Interest

TBS-Bermuda.  A director notwithstanding his or her office (i) may be a party to, or otherwise interested in, any transaction or arrangement with TBS-Bermuda or in which TBS-Bermuda is otherwise interested and (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other person promoted by TBS-Bermuda or in which TBS-Bermuda is interested.

A director who is, whether directly or indirectly interested in a material contract with TBS-Bermuda or any of its subsidiaries (or who has a material interest in a party to such a contract) is required to declare the nature of the interest at the first opportunity at a meeting of the Board of Directors or by writing to the Board of Directors.

TBS-Ireland.  As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or a proposed contract with TBS-Ireland are required to declare the nature of their interest at a meeting of the directors of TBS-Ireland. TBS-Ireland is required to maintain a register of such declared interests which must be available for inspection by the shareholders.

Shareholders’ Suits

TBS-Bermuda.  Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda Court, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the Bermuda Court to enable a derivative action by shareholders in respect of acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda Court for an order regulating the company’s conduct of affairs in the future or compelling the purchase of the shares of any shareholder, by other shareholders or by the company.

TBS-Ireland.  In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of TBS-Ireland. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against TBS-Ireland would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that the company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

•	Where an ultra vires or illegal act is perpetrated.

•	Where more than a bare majority is required to ratify the “wrong” complained of.

•	Where the shareholders’ personal rights are infringed.

•	Where a fraud has been perpetrated upon a minority by those in control.

•	Where the justice of the case requires a minority to be permitted to institute proceedings.

The shareholders of TBS-Ireland may also bring proceedings against TBS-Ireland where the affairs of TBS-Ireland are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct which is burdensome, harsh or wrong. The conduct must relate to the internal management of TBS-Ireland. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

Shareholder Consent to Action Without Meeting

TBS-Bermuda.  TBS-Bermuda’s bye-laws provide that except in the case of the removal of auditors or directors, anything which may be done by resolution in a general meeting of any class of shareholders may, without a meeting and without any previous notice, be done by resolution in writing, signed by all of the shareholders who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution.

TBS-Ireland.  The Irish Companies Acts provide for the ability of shareholders to consent to action without a meeting by way of a unanimous written resolution. TBS-Ireland’s articles of association provide that anything which may be done by resolution of TBS-Ireland at a general meeting may be done by resolution in writing, but only if it is signed by or on behalf of all of the shareholders entitled to attend and vote on the relevant resolution.

Annual Meetings of Shareholders

TBS-Bermuda.  A general meeting of TBS-Bermuda’s shareholders shall be convened at least once in every calendar year, referred to as the annual general meeting. The directors may select the location/jurisdiction in which the annual general meeting will take place.

Notice of an annual general meeting must be given to all shareholders of TBS-Bermuda The Bermuda Companies Act provides that, notwithstanding any provisions in the bye-laws of a company, at least 5 days’ notice shall be given of any meeting of a company, other than an adjourned meeting (unless all shareholders entitled to attend and vote agree to shorter notice). The TBS-Bermuda bye-laws provide that at least 10 days’ notice of an annual general meeting shall be given.

As a matter of Bermuda law, the matters which must be transacted at an annual general meeting (unless waived in accordance with the Bermuda Companies Act) include the presentation of audited financial statements of TBS-Bermuda and the appointment of an auditor to hold office until the close of the next annual general meeting (and, if no such appointment is made, the auditor in office shall continue until a successor is appointed).

TBS-Ireland.  TBS-Ireland will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after TBS-Ireland’s fiscal year-end. The first annual general meeting of TBS-Ireland may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association. Please see “— Director Nominations; Proposals of Shareholders” below.

Notice of an annual general meeting must be given to all shareholders of TBS-Ireland and to the auditors of TBS-Ireland. TBS-Ireland’s articles of association provide that the minimum notice period is 21 clear days’ notice in writing for an annual general meeting.

Because of the fifteen-month requirement described above, which is different from the analogous provisions of Bermuda law, TBS-Ireland’s articles of association include provisions reflecting this requirement of Irish law, even though the analogous provisions of TBS-Bermuda’s bye-laws differ in this respect.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Special Meetings of Shareholders

TBS-Bermuda.  Special general meetings of TBS-Bermuda may be convened (i) by the Board of Directors or (ii) on written requisition of the shareholders holding not less than 10% of the paid up share capital of TBS-Bermuda carrying the right to vote in general meeting.

Notice of a special general meeting must be given to all shareholders of TBS-Bermuda. The Bermuda Companies Act provides that, notwithstanding any provisions in the bye-laws of a company, at least 5 days’ notice shall be given of any meeting of a company, other than an adjourned meeting (unless a majority in number of shareholders representing at least 95% in nominal value of the voting shares agree to shorter notice). The TBS-Bermuda bye-laws provide that at least 10 days’ notice of a special general meeting shall be given.

TBS-Ireland.  Extraordinary general meetings of TBS-Ireland may be convened by (i) the Board of Directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of TBS-Ireland carrying voting rights or (iii) on requisition of TBS-Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of TBS-Ireland as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all shareholders of TBS-Ireland and to the auditors of TBS-Ireland. The minimum notice periods under Irish law are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. These minimum notice periods are reflected in TBS-Ireland’s articles of association.

In the case of an extraordinary general meeting convened by shareholders of TBS-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the Board of Directors has 21 days to convene a meeting of TBS-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If the directors become aware that the net assets of TBS-Ireland are half or less of the amount of TBS-Ireland’s share capital and share premium, the directors of TBS-Ireland must convene an extraordinary general meeting of TBS-Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Record Dates for Shareholder Meetings

TBS-Bermuda.  TBS-Bermuda’s bye-laws provide that the board may set the record date for any general shareholder meeting.

TBS-Ireland.  TBS-Ireland’s articles of association provide that the board may set the record date for any general shareholder meeting.

Director Nominations; Proposals of Shareholders

TBS-Bermuda.  The Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly move, and is intended to be moved, at the next annual general meeting or to circulate a statement of up to 1,000 words prepared by the shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. Bermuda law provides that such shareholders must collectively hold at least 5% of the total voting rights of the issued and outstanding TBS-Bermuda Class A and Class B common shares, or consist of at least 100 or more registered shareholders. Bermuda law generally requires that a copy of the requisition by such shareholders requiring notice of a resolution must be deposited at TBS International’s registered office not less than six weeks before the date of the meeting. These advance notice provisions of Bermuda law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 to be included in the proxy statement for that meeting generally must be received at TBS International’s registered office not less than 120 calendar days before the date of TBS International’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

TBS-Bermuda’s bye-laws provide that a shareholder may nominate a person or persons for election as a director if, (a) the nominee is retiring at the meeting in question or (b) notice of the intention to propose the nominee is given at least 30 days before the anniversary of the last annual general meeting or 10 days prior to the meeting (whichever occurs earlier). The Board of Directors may also nominate candidates.

TBS-Ireland.  The Irish Companies Acts provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described above under “— Special Meetings of Shareholders.” While the Bermuda Companies Act provides shareholders with statutory rights to propose business at annual and special general meetings in certain circumstances as described above, the Irish Companies Acts provide shareholders with analogous statutory rights with respect to extraordinary general meetings only.

TBS-Ireland’s articles of association, however, contain advance notice requirements for shareholders to propose business or make nominations at annual general meetings that require such a proposal to be given at least 30 days before the date of the last annual general meeting or five days prior to the date of the issue of the notice of the annual general meeting.

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 to be included in the proxy statement for that meeting generally must be received at TBS International’s registered office not less than 120 calendar days before the date of TBS International’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

Adjournment of Shareholder Meetings

TBS-Bermuda.  TBS-Bermuda’s bye-laws provide that if within 30 minutes after the time appointed for a meeting a quorum is not present, the meeting, if convened on the requisition of shareholders, shall be deemed cancelled, and otherwise shall be adjourned to the same day one week later or to such other day, time and place as the secretary may determine. If the secretary shall determine the day, time and place of the adjourned meeting, fresh notice of the resumption of the meeting shall be given.

TBS-Ireland.  TBS-Ireland’s articles provide that if within 30 minutes after the time appointed for a meeting a quorum is not present, the meeting, if convened on the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day one week later or to such other day and such other time and place as the secretary may determine. No notice is required if the meeting is adjourned to the same day one week later or to another date determined by the secretary of the meeting. If the secretary adjourns the meeting to an unspecified date, the usual notice requirements will apply as set out in “— Annual Meetings of Shareholders” and “ — Special Meetings of Shareholders” above.

Voting Rights

TBS-Bermuda.  Holders of TBS-Bermuda Class A common shares are entitled to one vote per share, the holders of TBS-Bermuda Class B common shares are entitled to one-half vote per share, and the Class A and Class B common shares vote together as a single class on all matters submitted to a vote of shareholders, except for those matters for which a class vote is required, where a separate vote of the members of the affected class only is required.

Under Bermuda law, except as otherwise provided in the Companies Act or our bye-laws, questions brought before a general meeting of shareholders are decided by a simple majority vote of shareholders present in person or by proxy and voting on the relevant question.

In accordance with the bye-laws of TBS-Bermuda, the directors of TBS-Bermuda may from time to time cause TBS-Bermuda to issue preference shares. These preference shares may have such voting rights as may be specified in the terms of such preference shares (e.g., they may carry more votes per share than common shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preference shares).

TBS-Ireland.  Except where a greater majority is required by Irish law or TBS-Ireland’s memorandum and articles of association, any question proposed for consideration at any general meeting of TBS-Ireland or of any class of shareholders shall be decided by a simple majority of the votes cast by shareholders entitled to vote at such meeting and all resolutions put to the shareholders will be decided on a poll vote.

All votes at a general meeting will be decided by way of a poll. Every shareholder shall on poll have one vote for each Class A or one-half vote for each Class B ordinary share that he or she holds as of the record date for the meeting (and, except as otherwise provided by the Irish Companies Acts or TBS-Ireland’s memorandum and articles of association, the holders of Class A and Class B ordinary shares shall vote as a single class). Voting rights on a poll may be exercised by shareholders registered in TBS-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in the manner prescribed by TBS-Ireland’s articles of association. The articles of association of TBS-Ireland permit the appointment of proxies by the shareholders to be notified to TBS-Ireland electronically.

In accordance with the articles of association of TBS-Ireland, the directors of TBS-Ireland may from time to time cause TBS-Ireland to issue preference shares. These preference shares may have such voting rights as may be specified in the terms of such preference shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preference shares).

Treasury shares and shares of TBS-Ireland held by subsidiaries of TBS-Ireland will not be entitled to vote at general meetings of shareholders.

Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of TBS-Ireland’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of TBS-Ireland’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of TBS-Ireland;

•	Amending the articles of association of TBS-Ireland;

•	Approving the change of name of TBS-Ireland;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of TBS-Ireland from a public limited company as a private company;

•	Purchase of own shares off-market;

•	Reduction of share capital;

•	Resolving that TBS-Ireland be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes;

•	Setting the re-issue price of treasury shares; and

•	Mergers with companies incorporated in the European Union.

For a comparison of shareholder voting rights in business combinations see “— Shareholder Approval of Business Combinations.”

Variation of Rights Attaching to a Class or Series of Shares

TBS-Bermuda.  None of the rights attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, be varied without the consent in writing of the holders of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class by a majority of not less than 50% of the votes cast.

TBS-Ireland.  Variation of all or any special rights attached to any class of TBS-Ireland shares is addressed in the articles of association of TBS-Ireland as well as the Irish Companies Acts. Any variation of class rights attaching to the issued TBS-Ireland shares must be approved by a special resolution of the shareholders of the class affected or by the written consent of the holders of not less than 75% of the shareholders of the class affected.

Amendment of Governing Documents

TBS-Bermuda.  Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. TBS-Bermuda’s bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. In the case of certain bye-laws, such as the bye-laws relating to approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66% of TBS-Bermuda’s directors then in office and of at least 66% percent of the votes attaching to all shares in issue.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favour of the amendment.

TBS-Ireland.  Under Irish law, TBS-Ireland may alter its memorandum and articles of association by the passing of a special resolution of shareholders.

Quorum Requirements

TBS-Bermuda.  The presence at the start of the meeting of two or more persons representing in person or by proxy a majority of the total issued voting shares constitutes a quorum for the conduct of business by the shareholders or any class of shareholders.

TBS-Ireland.  The presence at the start of the meeting of two or more persons representing in person or by proxy a majority of the total issued voting shares constitutes a quorum for the conduct of business by the shareholders or any class of shareholders. No business may take place at a general meeting of TBS-Ireland if a quorum is not present in person or by proxy. The Board of Directors has no authority to waive quorum requirements stipulated in the articles of association of TBS-Ireland. Abstentions and broker “non-votes” will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Inspection of Books and Records

TBS-Bermuda.  Members of the general public have the right to inspect the public documents of TBS-Bermuda available at the office of the Registrar of Companies in Bermuda. These documents include TBS-Bermuda’s memorandum of association, and any alteration thereto. The shareholders have the additional right to inspect TBS-Bermuda’s bye-laws, minutes of general meetings and audited financial statements. TBS-Bermuda’s register of shareholders is also open to inspection by shareholders and by members of the general public without charge. TBS-Bermuda is required to maintain its share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. TBS-Bermuda maintains its principal share register in Hamilton, Bermuda and a branch register in the United States. TBS-Bermuda is required to keep at its registered office a register of its directors and officers which is open for inspection for not less than two hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

TBS-Ireland.  Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of TBS-Ireland and any act of the Irish Government which alters the memorandum of association of TBS-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of TBS-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by TBS-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of TBS-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of TBS-Ireland will also have the right to inspect all books, records and vouchers of TBS-Ireland. The auditors’ report must be circulated to the shareholders with TBS-Ireland’s Irish Financial Statements 21 days before the annual general meeting and must be read to the shareholders at TBS-Ireland’s annual general meeting.

Transfer and Registration of Shares

TBS-Bermuda.  TBS-Bermuda’s U.S.-based branch share register is maintained by its transfer agent. Registration in this share register (and the principal share register in Bermuda) is determinative of membership in TBS-Bermuda A shareholder of TBS-Bermuda who holds shares beneficially is not a holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee is not registered in TBS-Bermuda’s share register, as the depository or other nominee remains the record holder of such shares.

Subject to applicable Bermuda law and TBS-Bermuda’s bye-laws, any shareholder may transfer all or any of its TBS-Bermuda Common Shares. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid, the instrument of transfer shall be signed by or on behalf of the transferee.

TBS-Bermuda Common Shares (other than certain shares held by our directors, employees and ex-employees) are not subject to restrictions on transfer, other than as required to comply with applicable Bermuda law and U.S. and other securities laws.

The Board of Directors may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully paid share.

The Board of Directors may also refuse to recognise an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as the board of directors shall reasonably require. Subject to these restrictions, a holder of shares may transfer the title to all or any of his shares by completing a form of transfer in the form set out in TBS-Bermuda’s bye-laws (or as near thereto as circumstances admit) or in such other common form as the board may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share the board of directors may accept the instrument signed only by the transferor.

TBS-Ireland.  TBS-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in TBS-Ireland. A shareholder of TBS-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in TBS-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on TBS-Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on TBS-Ireland’s official Irish share register.

Accordingly, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their TBS-Bermuda Common Shares into a broker account to be held through DTC as soon as possible, and in any event prior to completion of the Transaction. We also strongly recommend that any person who wishes to acquire TBS-Ireland Ordinary Shares after completion of the Transaction acquires such TBS-Ireland Ordinary Shares beneficially.

TBS-Ireland does not intend to pay any stamp duty. However, TBS-Ireland’s articles of association allow TBS-Ireland, in its absolute discretion, to pay any stamp duty payable by a buyer. In the event of any such payment, TBS-Ireland may (i) seek reimbursement from the transferor or transferee (at our discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) impose a lien against the TBS-Ireland ordinary shares on which we have paid stamp duty.

TBS-Ireland Class B Ordinary Shares will automatically convert into TBS-Ireland Class A Ordinary Shares upon transfer to any person other than another holder of TBS-Ireland Class B Ordinary Shares, in each case as long as the conversion does not cause International to become a controlled foreign corporation or cause one or more 5% shareholders (as defined in the bye-laws) to own 50% or more of the value of the TBS-Ireland Class A Ordinary Shares.

The directors of TBS-Ireland have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

Rights upon Liquidation

TBS-Bermuda.  On a return of assets on liquidation, reduction of capital or otherwise of TBS-Bermuda, the holders of TBS-Bermuda Class A and Class B common shares are entitled to be paid the surplus assets of TBS-Bermuda remaining after payment of its liabilities (subject to the rights of the holders of any preference shares in the Company then in issue having preferred rights on a return of capital) in respect of their holdings of TBS-Bermuda Class A and Class B common shares pari passu and pro rata to the number of TBS-Bermuda Class A and Class B common shares held by each of them. The assets received by the holders of TBS-Bermuda Class A and Class B common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

TBS-Ireland.  The rights of the shareholders to a return of TBS-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in TBS-Ireland’s articles of association or the terms of any preference shares issued by the directors of TBS-Ireland from time to time. The holders of preference shares in particular may have the right to priority in a dissolution or winding up of TBS-Ireland. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. TBS-Ireland’s articles provide that the ordinary shareholders of TBS-Ireland are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preference shares. TBS-Ireland may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, a special resolution of the shareholders of TBS-Ireland is required. TBS-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where TBS-Ireland has failed to file certain returns.

Enforcement of Civil Liabilities Against Foreign Persons

TBS-Bermuda.  TBS-Bermuda is a Bermuda exempted company. As a result, the rights of holders of its common shares are governed by Bermuda law and its memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Not all of TBS-Bermuda’s directors are residents of the United States, and a substantial portion of its assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against TBS-Bermuda or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against TBS-Bermuda or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against TBS-Bermuda or its directors or officers under the securities laws of other jurisdictions.

TBS-Ireland.  TBS-Ireland has been advised by its Irish counsel that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

THE MEETINGS

We are furnishing this proxy statement to the holders of TBS-Bermuda Class A and Class B common shares in connection with the solicitation of proxies by TBS-Bermuda’s Board of Directors for use at the special court-ordered meeting of the holders of TBS-Bermuda Common Shares to consider the Scheme of Arrangement and the other matters that may come before the meeting and the special general meeting of holders of TBS-Bermuda Common Shares to consider the distributable reserves, and at any adjournments or postponements of the meetings.

General

The special court-ordered meeting will be conducted in accordance with the directions of the Supreme Court of Bermuda and the bye-laws of TBS-Bermuda. The special general meeting will be conducted in accordance with the bye-laws of TBS-Bermuda.

Times Place and Date

The special court-ordered meeting of TBS-Bermuda shareholders is scheduled to be held on [     ] at [     ], local time, at the law offices of Bleakley Platt & Schmidt, LLP, One North Lexington Avenue, White Plains, New York 10601.

The special general meeting of TBS-Bermuda shareholders is scheduled to be held on [     ] at [     ], local time, at the law offices of Bleakley Platt & Schmidt, LLP, One North Lexington Avenue, White Plains, New York 10601.

Purposes of the Meetings

At the special court-ordered meeting, TBS-Bermuda’s Board of Directors will ask the Class A and Class B shareholders of TBS-Bermuda, voting as a single class, to vote:

•	to approve the Scheme of Arrangement.

At the special general meeting, TBS-Bermuda’s Board of Directors will ask the Class A and Class B shareholders of TBS-Bermuda, voting as a single class, to vote:

•	to approve (subject to the Scheme of Arrangement being approved) the reduction of share premium of TBS-Ireland to establish distributable reserves of TBS-Ireland through the reduction of its share premium account.

•	to approve the Amended and Restated 2005 Plan.

TBS-Bermuda’s Board of Directors has approved the Scheme of Arrangement and unanimously recommends that you vote “FOR” all of the proposals.

If any other matters properly come before the meetings or any postponements of the meetings, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Record Date; Voting Rights; Vote Required for Approval

The board has fixed the close of business on [     ] as the record date for each of the meetings.

Only holders of record of TBS-Bermuda Class A or Class B common shares on the record date are entitled to notice of and to vote at the meetings or any postponements of the meetings. You will not be the holder of record of shares that you hold “beneficially.” Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares.

As of the record date for the meetings on [     ], [     ] TBS-Bermuda Class A common shares were issued and outstanding and [     ] TBS-Bermuda Class B common shares were issued and outstanding. Each

TBS-Bermuda Class A common share entitles the holder to one vote on each proposal. Each TBS-Bermuda Class B common share entitles the holder to one-half of one vote on each proposal.

The presence at the start of each meeting of two or more persons representing in person or by proxy a majority of the total number of issued TBS-Bermuda Common Shares entitled to vote at such meeting constitutes a quorum for the conduct of business at such meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. An abstention or broker non-vote on the proposals has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether any proposal has received the required approval.

Assuming the presence of a quorum, the Scheme of Arrangement must be approved by a majority in number of the holders of TBS-Bermuda Common Shares representing 75% or more in value of TBS-Bermuda Common Shares, present in person or by proxy and voting on the proposal. For the purpose of calculating the “majority in number” requirement for the approval of the proposal, each registered shareholder, present and voting in person or by proxy, will be counted as a single shareholder, regardless of the number of shares voted by that shareholder. If a registered shareholder elects to vote a portion of such holder’s TBS-Bermuda Common Shares in favor of the proposal, and a portion against the proposal, then, subject to any reasonable objection that may be raised, that registered shareholder will be counted as one shareholder voting in favor of the proposal and as one shareholder voting against the proposal, thereby effectively canceling out that registered shareholder’s vote for the purposes of the “majority in number” calculation.

Assuming the presence of a quorum, the affirmative vote of holders of at least a majority of the TBS-Bermuda Common Shares voting at the special general meeting is required to approve the proposal regarding reduction of share premium of TBS-Ireland to establish distributable reserves and the proposal to approve the Amended and Restated 2005 Plan.

Under Bermuda law, neither the Class A nor the Class B shareholders of TBS-Bermuda are entitled to dissenters’ or appraisal rights with respect to the matters to be considered and voted on at the meetings.

Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned [     ], or [     ]%, of the issued and outstanding TBS-Bermuda Class A common shares and [     ], or [     ]%, of the issued and outstanding TBS-Bermuda Class B common shares.

Proxies

A proxy card is being sent to each TBS-Bermuda shareholder of record as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of the two ways which are explained below under “— How You Can Vote.”

If you properly complete, sign and date the enclosed proxy card and timely send it to us, or timely properly submit your proxy via the internet, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your TBS-Bermuda Common Shares as you have directed.

If you do not wish to vote all of your TBS-Bermuda Class A common shares and/or Class B common shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of the proxy card to indicate how you want to vote your TBS-Bermuda Class A and Class B common shares. You may not split your shares if you are submitting your proxy via the internet.

If you do not specify on the applicable enclosed proxy card that is submitted (or when submitting your proxy via the internet) how you want to vote your TBS-Bermuda Class A common shares and/or TBS-Bermuda Class B common shares, as applicable, the proxy holders will vote them “FOR” each of the proposals set forth in this proxy statement.

You may abstain on any proposal by marking “ABSTAIN” with respect to the proposal.

An abstention or broker non-vote on the proposals has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether any proposal has received the required approval.

You may revoke your proxy before it is exercised at the meetings in any of the following ways:

•	If you hold your TBS-Bermuda common shares through a broker, you may revoke your proxy only in accordance with the instructions from your broker.

•	After you have submitted a proxy, you may revoke it by mail before the meetings by sending a written notice to [ ] at [ ]. Your notice must be received no later than [one hour] prior to the beginning of the first meeting.

•	If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive by [ ], Eastern Time, on [ ].

•	If you submitted your proxy via the internet, you may revoke your submitted proxy and/or submit new voting instructions via internet, which must be received by [ ], Eastern time on [ ], 2009.

•	You also may revoke your proxy in person (but only if you are the record owner of the shares) and vote your shares at the applicable meeting. Attending the meetings without taking one of the actions above will not revoke your proxy.

You will not revoke a proxy merely by attending the meetings. To revoke a proxy, you must take one of the actions described above. If you hold your shares in the “street name” of a bank, broker, trustee, custodian or other nominee (we generally refer to these banks, brokers, trustees, custodian or other nominees as “brokers”), you should follow the instructions provided by your broker in revoking your previously granted instructions.

If you do not appoint a proxy and you do not vote at the meetings, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the meetings in person or by proxy.

The accompanying proxy is being solicited on behalf of the Board of Directors of TBS-Bermuda. We have hired BroadRidge Financial Solutions, Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $[     ], plus out-of-pocket expenses. Proxies will be solicited on behalf of the Board of Directors by mail and in person. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold TBS-Bermuda Common Shares. To the extent necessary in order to ensure sufficient representation at its meetings, TBS-Bermuda or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

How You Can Vote

You may vote your shares either by voting in person at the meetings or by submitting a completed proxy to us by mail or via the internet. By submitting your proxy, you are legally authorizing another person to vote your shares. The proxy designates Joseph E. Royce or failing him, Gregg L. McNelis, to vote your shares in accordance with the voting instructions you indicate in your proxy.

If you submit your proxy (including submitting you proxy via the internet) designating Joseph E. Royce or failing him Gregg L. McNelis as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board of Director’s recommendations, which are described in this proxy statement. In addition, if any other matters are properly brought up at the applicable meetings (other than the proposals contained in this proxy statement), then each of these individuals will have the authority to vote your shares on those matters in his or her discretion. The Board of Directors currently does not know of any matters to be raised at the applicable meetings other than the proposals contained in this proxy statement.

If you submit your proxy, please let us know whether you plan to attend the meetings by marking the appropriate box on your proxy card or following the instructions when you submit your proxy via the internet. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive your mailed proxy by [     ] p.m., Eastern Time, on [     ] or your internet proxy by [     ], Eastern Time, on [     ], 2009.

Shareholders who hold their TBS-Bermuda Common Shares in the “street name” of a broker must vote their shares in the manner prescribed by their broker. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters.

Shareholders who hold their TBS-Bermuda Common Shares in the name of a bank, broker or other holder of record and that plan to attend the meetings must present proof of ownership of TBS-Bermuda Common Shares as of the record date, such as a bank or brokerage account statement or letter, together with a form of personal identification, to be admitted to the applicable meetings.

Validity

The chairman of the meetings will determine all questions as to validity, form, and eligibility, including time of receipt and acceptance of proxies. His or her determination will be final and binding. The chairman of the meetings has the right to waive any irregularities or conditions as to the manner of voting. The chairman of the meetings may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

We expect the Sanction Hearing to be held on or about [     ] at [     ], local time, at the Supreme Court in Hamilton, Bermuda. If you are a TBS-Bermuda shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. TBS-Bermuda will not object to the participation in the Sanction Hearing by any Class A shareholder who holds shares through a broker.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of October 15, 2009, information regarding the beneficial ownership of TBS-Bermuda Class A and Class B common shares held by: (1) each of our directors, director nominees and named executive officers; and (2) all of our directors, director nominees and executive officers as a group. To our knowledge, except as otherwise indicated, each of the persons or entities listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after October 15, 2009. For purposes of computing the percentage of issued and outstanding TBS-Bermuda Class A and/or Class B common shares held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after October 15, 2009 are deemed to be issued and outstanding but are not deemed to be issued and outstanding for the purpose of computing the percentage ownership of any other person. For purpose of calculating voting power, each Class A Common Share entitles the holder to one vote. Each Class B Common Share entitles the holder to one-half of a vote.

	Common Shares Beneficially Owned
Name	Class A(1)%		Class B	%

Joseph E. Royce(2)	3,100,122	17.7	6,125,089	49.4
Gregg L. McNelis(3)	357,574	2.0	1,935,153	15.6
Lawrence A. Blatte(4)	100,513	*	388,899	3.1
Ferdinand V. Lepere(5)	77,000	*	—	—
James W. Bayley(6)	392,939	2.2	796,268	6.4
Randee E. Day	7,000	*	—	—
Peter S. Shaerf	8,500	*	—	—
William P. Harrington	8,500	*	—	—
John P. Cahill	5,000	*	—	—
Alexander Smigelski	5,000	*	—	—
All executive officers, directors and director nominees as a group (10 persons):(5)	4,062,148	23.2	9,245,409	74.6

*	Less than one-percent.

(1)	TBS-Bermuda Class A common shares beneficially owned does not include TBS-Bermuda Class A common shares that may be acquired upon conversion of TBS-Bermuda Class B common shares. TBS-Bermuda Class B common shares currently are convertible into TBS-Bermuda Class A common shares on a one-for-one basis at any time and have no expiration date.

(2)	Common shares beneficially owned include 1,485,702 TBS-Bermuda Class B common shares held by Mr. Royce, 207,706 TBS-Bermuda Class A and 1,107,322 TBS-Bermuda Class B common shares held by Mr. Royce’s spouse, Elaine Royce, 1,030,057 TBS-Bermuda Class B common shares held by the Joseph E. Royce 2006 Qualified Grantor Retained Annuity Trust (GRAT), 1,408,436 TBS-Bermuda Class B common shares held by the Elaine M. Royce 2006 Qualified GRAT, 1,446,208 TBS-Bermuda Class A and 546,786 TBS-Bermuda Class B common shares held by the Joseph E. Royce 2005 Irrevocable Trust, 1,446,208 TBS-Bermuda Class A and 546,786 TBS-Bermuda Class B common shares held by the Elaine Royce 2005 Irrevocable Trust. Mr. Royce and Ms. Royce share voting and investment power over the shares beneficially owned by Ms. Royce, the Elaine M. Royce 2006 Qualified GRAT and the Elaine Royce 2005 Irrevocable Trust. The address for Mr. Royce is care of TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, NY 10710.

(3)	Includes 710 TBS-Bermuda Class A and 785,593 TBS-Bermuda Class B common shares held by Mr. McNelis, 76,440 TBS-Bermuda Class B common shares held by Mr. McNelis’s spouse, Susanne McNelis, 178,432 TBS-Bermuda Class A and 243,267 TBS-Bermuda Class B common shares held by the Gregg L. McNelis 2005 Irrevocable Trust and 178,432 TBS-Bermuda Class A and 243,267 TBS-Bermuda

Class B common shares held by the Susanne E. McNelis 2005 Irrevocable Trust, 293,293 TBS-Bermuda Class B common shares held by the Gregg L. McNelis 2006 Qualified GRAT and 293,293 TBS-Bermuda Class B common shares held by the Susanne E. McNelis 2006 Qualified GRAT. Mr. McNelis is trustee of the Gregg McNelis GRAT and has voting and investment power over the shares it owns. Mrs. McNelis is trustee of the Susanne McNelis GRAT, and she and Mr. McNelis share voting and investment power over the shares it owns. Mr. McNelis and Ms. McNelis share voting and investment power over the shares beneficially owned by Ms. McNelis, the Susanne E. McNelis 2005 Irrevocable Trust and the Susanne E. McNelis 2006 Qualified GRAT. The address for Mr. McNelis is care of TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, NY 10710.

(4)	Includes 50,206 TBS-Bermuda Class A and 118,970 TBS-Bermuda Class B common shares held by Mr. Blatte, 50,307 TBS-Bermuda Class A and 93,638 TBS-Bermuda Class B common shares held by Mr. Blatte’s spouse, Barbara Blatte, 74,980 TBS-Bermuda Class B common shares held by the Lawrence A. Blatte 2006 Qualified GRAT and 101,311 TBS-Bermuda Class B common shares held by the Barbara H. Blatte 2006 Qualified GRAT. Mr. Blatte is trustee of the Lawrence Blatte GRAT, and Mrs. Blatte is trustee of the Barbara Blatte GRAT. Each has sole voting and investment power over the shares each indirectly owns. The address for Mr. Blatte is 22 Woodhollow Road, East Hills, NY 11577.

(5)	Excludes 9,000 TBS-Bermuda Class A common shares granted to Mr. Lepere in 2008 and vesting in equal installments on March 1, 2010, March 1, 2011 and March 1, 2012.

(6)	Includes 392,939 TBS-Bermuda Class A and 796,268 TBS-Bermuda Class B common shares held by Standcrown Limited. Mr. Bayley is the beneficial owner of Standcrown and has voting and investment power over the shares it owns. The address for Mr. Bayley and Standcrown is care of Globe Maritime Limited, 5th Floor, St. Magnus House, 3 Lower Thames Street, London EC3R 6HE, United Kingdom.

BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT OF ANY CLASS OF
VOTING SECURITIES

To the Company’s knowledge, the following individuals and institutions were beneficial owners of 5% or more of the issued and outstanding common shares of TBS-Bermuda on October 15, 2009 unless otherwise noted.

	Common Shares Beneficially Owned
Name	Class A(1)%		Class B	%

Elaine M. Royce(2)	1,653,914	9.4	3,062,544	24.7
Vanguard Horizon Funds — Vanguard Strategic Equity Fund(3)	1,238,603	7.1	—	—
Treetops Holdings, LLC(4)	684,890	3.9	1,327,200	10.7

(1)	TBS-Bermuda Class A common shares beneficially owned does not include TBS-Bermuda Class A common shares that may be acquired upon conversion of TBS-Bermuda Class B common shares. TBS-Bermuda Class B common shares currently are convertible into TBS-Bermuda Class A common shares on a one-for-one basis at any time and have no expiration date.

(2)	Based on information contained in a Schedule 13G/A filed on February 17, 2009, by Elaine M. Royce, as well as information provided to the Company by Mrs. Royce. Mrs. Royce shares voting power and dispositive power with her husband, Mr. Joseph E. Royce, and these shares are shown as beneficially owned by Mr. Royce under “Security Ownership of Directors, Director Nominees and Management.” Common shares beneficially owned include 1,107,322 TBS-Bermuda Class B common shares held directly by Mrs. Royce, 1,408,436 TBS-Bermuda Class B common shares held by the Elaine M. Royce 2006 Qualified GRAT, and 1,446,208 TBS-Bermuda Class A and 546,786 TBS-Bermuda Class B common shares held by the Elaine Royce 2005 Irrevocable Trust. The address for Mrs. Royce is c/o Joseph E. Royce, 612 East Grassy Sprain Road, Yonkers, NY 10710.

(3)	Based on information contained in a Schedule 13G/A filed on February 13, 2009, by Vanguard Horizon Funds — Vanguard Strategic Equity Fund (“Vanguard Funds”), Vanguard Funds has sole voting power relative to 1,238,603 TBS-Bermuda Class A common shares. The address for Vanguard Funds is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)	Based on information contained in the Schedule 13G filed on February 14, 2006, by Treetops Holdings LLC (“Treetops”) and Tara C. DeMakes, as manager of Treetops. Treetops is jointly owned by The Jeanine Royce 1997 Trust and The Laura Royce 1997 Trust. The trustee for each of the Royce Trusts is Deutsche Bank Trust Company Delaware. Deutsche Bank Trust Company Delaware has voting and investment control over the shares indirectly owned by the Royce Trusts. Ms. DeMakes disclaims beneficial ownership of the shares held by Treetops. The address for Treetops is care of Tara C. DeMakes, 612 East Grassy Sprain Road, Yonkers, NY 10710.

MARKET PRICE AND DIVIDEND INFORMATION

Information regarding the principal market for TBS-Bermuda Class A common shares and related shareholder matters is as follows.

TBS-Bermuda Class A common shares are traded on the Nasdaq Global Select Market under the symbol “TBSI”. As of October 13, 2009, the approximate number of record holders of TBS-Bermuda Class A common shares was 67. There is no trading market for TBS-Bermuda Class B common shares. As of October 13, 2009, there were 16 holders of record of TBS-Bermuda Class B common shares. Historical financial information may not be indicative of TBS-Ireland’s future performance. We have included no data for TBS-Ireland because this entity was not in existence during any of the periods shown below. The high and low sales price per TBS-Bermuda Class A common share for the following periods were as follows:

	High	Low

2007
First quarter	$12.25	$8.10
Second quarter	29.20	11.90
Third quarter	45.00	26.01
Fourth quarter	71.15	28.26

2008
First quarter	$40.74	$17.69
Second quarter	61.95	30.51
Third quarter	39.24	11.83
Fourth quarter	14.39	3.40

2009
First quarter	$13.95	$5.04
Second quarter	11.90	6.35
Third quarter	9.68	6.15
Fourth quarter (through October 19, 2009)	9.61	8.42

On October 19, 2009, the last trading day before the public announcement of the Transaction, the closing price of the TBS-Bermuda Class A common shares on the Nasdaq Global Select Market was $9.34 per share. On October 19, 2009, the most recent practicable date before the date of this proxy statement, the closing price of the TBS-Bermuda Class A common shares on the Nasdaq Global Select Market was $9.34 per share.

TBS-Bermuda has not declared or paid any cash dividends.

Future dividends, if any, on TBS-Bermuda Class A common shares and/or TBS-Ireland Class A ordinary shares will be at the discretion of the Board of Directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant, as well as our ability to pay dividends in compliance with the Bermuda Companies Act or Irish law, as applicable.

The Bermuda Companies Act regulates the payment of dividends and the making of distributions from contributed surplus. We may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (i) we are, or would be after the payment, unable to pay our liabilities as they become due; or (ii) the realizable value of our assets would thereby be less than the aggregate of our liabilities and issued share capital and share premium accounts.

We intend to file an application with the Nasdaq Global Select Market to list the TBS-Ireland Class A ordinary shares that holders of TBS-Bermuda Class A common shares will receive in the Transaction. We expect that, immediately following the time of the Transaction, the TBS-Ireland Class A ordinary shares will be listed on the Nasdaq Global Select Market under the symbol “TBSI,” the same symbol under which TBS-Bermuda Class A common shares are currently listed. TBS-Bermuda shares are not listed on any other stock exchange. We do not currently intend to list the TBS-Ireland Class A ordinary shares on the Irish Stock Exchange or any other stock exchange. We do not intend to list the TBS-Ireland Class B ordinary shares on any stock exchange.

Please see “Risk Factors,” “Description of TBS-Ireland Share Capital — Dividends,” “Proposal Number One: The Transaction — Amendment, Termination or Delay,” and “Proposal Number Two: Reduction of Share Premium to Establish Distributable Reserves.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of TBS International, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement by reference to the Annual Report on Form 10-K of TBS International, Inc. for the year ended December 31, 2008, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference.

LEGAL MATTERS

DLA Piper LLP (US) will pass upon certain U.S. federal income tax consequences of the Transaction. Arthur Cox, Solicitors, will pass upon certain Irish tax consequences of the Transaction.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Our annual general meeting of shareholders for 2010 is expected to occur in [     ]. In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 to be included in the proxy statement for that meeting must be received by us by [     ]. If you would like to submit a shareholder proposal to be included in those proxy materials, you should send your proposal to [     ] at [     ]. In order for your proposal to be included in the proxy statement, the proposal must comply with the requirements established by the SEC.

Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of all shareholders having a right to vote at the meeting, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that the requisition requiring notice of such a proposal to be given must be deposited at TBS International’s registered office not less than six weeks before the date of the meeting.

These advance notice provisions of Bermuda law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions of Bermuda law, subject to applicable rules of the SEC.

Communicating with the Board of Directors

TBS-Bermuda shareholders may communicate with the Board of Directors, any committee of the Board or any individual director by delivering such communications either in writing addressed c/o Corporate Secretary at TBS International Limited, Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda or by e-mail to ContactTheBoard@tbsship.com. Communications should not exceed 1000 words in length.

All communications must be accompanied by the following information:

•	if the person submitting the communication is a shareholder, a statement of the type and amount of Company securities that the person holds;

•	any special interest, meaning an interest not in the capacity as a shareholder of TBS, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications addressed to directors may, at the direction of the directors, be shared with Company management.

HOUSEHOLDING OF SHAREHOLDER DOCUMENTS

We may send a single set of shareholder documents to any household at which two or more shareholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce our costs. Your materials may be househeld based on your prior express or implied consent. A number of brokerage firms with account holders who are TBS International shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If your materials have been househeld and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information househeld, you may notify your broker or write or call our Corporate Secretary at TBS International, Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda, with a copy to our subsidiary at TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, NY 10710 or by telephone at +1 (441) 295-9230.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including TBS-Bermuda, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning TBS-Bermuda may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information filed with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and are considered a part of this proxy statement, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the date of this meeting (excluding any information “furnished” but not “filed”). These filings contain important information about TBS International:

•	TBS-Bermuda’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

•	TBS-Bermuda’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009.

•	TBS-Bermuda’s Current Reports on Form 8-K, filed on March 31, 2009, April 12, 2009, May 5, 2009, August 6, 2009, September 10, 2009, September 23, 2009.

•	The description of TBS-Bermuda share capital contained in the Registration Statement on Form S-3, dated October 2, 2009, filed with the SEC under Section 12(b) of the Securities Exchange of 1934.

These documents are available to any person, including any beneficial owner, upon request directed to our Investor Relations Group by mail at TBS International, Investor Relations, Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda, with a copy to our subsidiary at TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, NY 10710. To ensure timely delivery of these documents, any request should be made by [     ]. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.

In addition, we make available free of charge these documents and our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC on the Investor Relations section of TBS International’s website (www.tbsship.com). We do not intend for information contained in our website to be part of this proxy statement unless specifically incorporated herein.

We have not authorized anyone to give any information or make any representation about the Transaction or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

ANNEX A

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: No.

IN THE MATTER OF TBS INTERNATIONAL LIMITED.

and

IN THE MATTER OF THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT
(under section 99 of the Companies Act 1981)

Between

TBS INTERNATIONAL LIMITED.
(an exempted company incorporated with limited liability and registered under the laws of Bermuda with registration number 24154)

and

THE SCHEME SHAREHOLDERS
(as hereinafter defined)

PART I

PRELIMINARY

Recitals

DEFINITIONS

A In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

Allowed Proceeding	Any proceeding by the Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

Business Day	Any day on which banks are open for business in New York, Ireland and Bermuda.

Companies Act	The Companies Act 1981 of Bermuda.

Effective Time	The date and time at which an office copy of the Order of the Supreme Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to Section 99 of the Companies Act shall have been delivered to the Registrar of Companies in Bermuda for registration, at which time this Scheme shall become effective.

Latest Practicable Date	2009, being the latest date upon which it was practicable to ascertain certain information contained herein.

Ordinary Share	A TBS Ireland Class A Ordinary Share or a TBS Ireland Class B Ordinary Share (as the case may be) forming part of the Scheme Consideration.

Proceeding	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, reentry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit.

Prohibited Proceeding	Any proceeding against TBS or TBS Ireland or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

Proxy Statement	The Proxy Statement of TBS on [Schedule 14A] initially filed on [ ] 2009 with the U.S. Securities and Exchange Commission pursuant to Section 14 (a) of the U.S. Securities Exchange Act of 1934, as such Proxy Statement may be amended, restated and/or filed in definitive form, in connection with this Scheme representing the Explanatory Statement issued pursuant to section 100 of the Companies Act and including a notice of the Scheme Meeting.

Record Date	The close of business ([city/country] time) on 2009 or such later date as may be determined and properly announced by TBS.

Register of Members	TBS’ branch register of members kept in accordance with section 65 of the Companies Act by [ ].

Scheme	This scheme of arrangement in respect of TBS under section 99 of the Companies Act in its present form or with or subject to any modifications, additions or conditions that are consented to by TBS International and that the Supreme Court may approve, impose or permit.

Scheme Consideration	One TBS Ireland Class A Ordinary Share to be issued and allotted by TBS Ireland in consideration for each whole Scheme Share which is a TBS Class A Common Share held immediately prior to the Effective Time by a Scheme Shareholder; and one TBS Ireland Class B Ordinary Share to be issued and allotted by TBS Ireland in consideration for each whole Scheme Share which is a TBS Class B Common Share held immediately prior to the Effective Time by a Scheme Shareholder.

Scheme Meeting	The meeting of the holders of Scheme Shares proposed to be convened at the direction of the Supreme Court at which the Scheme will be voted upon or any postponement or adjournment thereof.

Scheme Shareholders	The holders of Scheme Shares appearing on the Register of Members immediately prior to the Effective Time.

Scheme Shares	All the TBS Class A Common Shares and Class B Common Shares in issue (including any such shares held by subsidiaries or other affiliates of TBS) immediately prior to the Effective Time.

Supreme Court	The Supreme Court of Bermuda.

US$	United States dollars, the lawful currency of the United States of America.

TBS	TBS International Limited, an exempted company incorporated with limited liability under the laws of Bermuda with registration number 24154.

TBS Class A Common Share	One Class A common share of US$0.01 par value in the capital of TBS.

TBS Class B Common Share	One Class B common share of US$0.01 par value in the capital of TBS.

TBS Common Shares	TBS Class A Common Shares and TBS Class B Common Shares.

TBS Ireland	TBS International plc, a company incorporated under the laws of Ireland, with its registered office located at and with registered number .

TBS Ireland Class A Ordinary Share	One Class A ordinary share of [US$0.01] par value in the capital of TBS Ireland.

TBS Ireland Class B Ordinary Share	One Class B ordinary share of [US$0.01] par value in the capital of TBS Ireland.

TBS Ireland Ordinary Shares	TBS Ireland Class A Ordinary Shares and TBS Ireland Class B Ordinary Shares.

INTERPRETATION

B In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(1) references to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

(2) references to a “person” include references to an individual, firm, partnership, company, corporation, other legal entity, unincorporated body of persons or any state or state agency;

(3) references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(4) references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(5) the singular includes the plural and vice versa and words importing one gender shall include all genders;

(6) headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(7) to the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

BACKGROUND

C TBS was incorporated with limited liability in Bermuda on 26 November 1997 as an exempted limited liability company with registration number 24154.

D On the Latest Practicable Date, TBS had an authorized share capital of US$[1,060,000], consisting of [75,000,000] TBS Class A Common Shares, par value US$0.01 per share of which 17,513,371 had been issued and were fully paid up or credited as fully paid up, and the remainder remained unissued, and 30,000,000 TBS Class B Common Shares, par value US$0.01 per share, of which 12,390,461 had been issued and were fully paid up or credited as fully paid up, and the remainder remained unissued, and 1,000,000 preference shares of US$0.01 par value each, all of which remained unissued.

THE PURPOSE OF THIS SCHEME

E The purpose of this Scheme is to effect the cancellation of each issued Scheme Share and issue in respect of each cancelled Scheme Share:

(1) in the case of each Scheme Share which is a TBS Class A Common Share, one issued, fully-paid TBS Ireland Class A Ordinary Share; and

(2) in the case of each Scheme Share which is a TBS Class B Common Share, one issued, fully-paid TBS Ireland Class B Ordinary Share.

The cancellation and issuance of shares under the terms of the Scheme will be effected simultaneously.

F TBS Ireland has agreed to appear at the hearing of the petition to sanction this Scheme and undertake to be bound by its terms.

PART II

THE SCHEME

Application and effectiveness of this Scheme

1. The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on all Scheme Shareholders.

Effect of this Scheme

2. At the Effective Time all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in clause 3 of this Part II. At the Effective Time, until the Scheme Shares have been cancelled, there shall be no further registration of transfers on the register of members or the branch register of members of TBS of the TBS Common Shares which were issued and outstanding immediately prior to the Effective Time.

Cancellation and Issuance of Shares and Consideration

3. At the Effective Time, in consideration of the rights of the Scheme Shareholders under this Scheme, notwithstanding any term of any relevant document to the contrary, the following shall occur:

a. All previously issued and outstanding TBS-Bermuda Class A common shares will be cancelled;

b. TBS-Bemuda will issue [     ] TBS-Bermuda Class A common shares to TBS Ireland;

c. TBS Ireland will issue Class A ordinary shares on a one-for-one basis to the holders of TBS-Bermuda Class A common shares that have been cancelled;

d. All previously issued and outstanding TBS-Bermuda Class B common shares will be cancelled.

e. TBS-Bemuda will issue [     ] TBS-Bermuda Class B common shares to TBS Ireland;

f. TBS Ireland will issue Class B ordinary shares on a one-for-one basis to the holders of TBS-Bermuda Class B common shares that have been cancelled;

g. All TBS Ireland ordinary shares outstanding prior to the Transaction, which are held by TBS-Bermuda and its nominees, will be acquired by TBS Ireland for on consideration and cancelled;

h. TBS shall apply the reserve arising on its books of account as a result of the cancellation of Scheme Shares pursuant to Clause 3(a) and (d) as to an amount equal to the aggregate par value of the TBS Common Shares so issued to fully pay such TBS Common Shares, and as to the remainder to the contributed surplus account of TBS].

PART III

IDENTIFICATION OF SCHEME SHAREHOLDERS

Record Date

4. The holders of TBS Common Shares (including any TBS Common Shares held by subsidiaries or other affiliates of TBS) and the number of TBS Common Shares that they hold for the purposes of voting at the Scheme Meeting shall be determined as those recorded on the Register of Members as at the Record Date.

PART IV

DISTRIBUTIONS

Distribution To Scheme Shareholders

5. At the Effective Time, TBS Ireland shall issue the Ordinary Shares comprising the Scheme Consideration to the Scheme Shareholders.

Rights of Scheme Shareholders

6. With effect from and including the Effective Time, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. At the Effective Time, the Register of Members shall be updated to reflect such cancellation and issuance of TBS Shares in accordance with paragraph 3 above.

PART V

GENERAL SCHEME PROVISIONS

Effective Time and Notification to Scheme Shareholder

7. This Scheme shall become effective at the Effective Time.

8. TBS Ireland shall give notification of this Scheme having become effective by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Stay of Prohibited Proceedings

9. None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Time.

10. A Scheme Shareholder may commence an Allowed Proceeding against TBS or TBS Ireland after the Effective Time provided that it has first given TBS and TBS Ireland 10 Business Days’ prior notice in writing of its intention to do so.

Dividends

11. All mandates and other instructions in force at [9.00 a.m. Atlantic Daylight Time] on the Effective Time in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall cease to be valid as effective mandates or instructions.

Costs

12. Each of TBS and TBS Ireland shall pay in full all of its own costs, charges, expenses and disbursements reasonably incurred by TBS in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Scheme Meeting and the costs of obtaining the sanction of the Supreme Court and the costs of placing the notices required by this Scheme.

Existing Instruments of Transfer and certificates

13. As from the Effective Time, all instruments of transfer and certificates validly existing at the Record Date in respect of a transfer or holding of any Scheme Shares shall, as from the Effective Time, cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of TBS to deliver up to TBS the certificates(s) in respect of its, his or her entire holding of Scheme Shares.

Modifications of this Scheme

14. TBS, at any hearing before the Supreme Court to sanction this Scheme, may consent on behalf of all Scheme Shareholders to any modification of this Scheme or any terms or conditions which the Supreme Court may think fit to approve, impose or permit.

Notice

15. Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses [8, 16 and 19] shall be given in writing and shall be deemed to have been duly given if it is delivered by hand, or electronic mail with confirmation of transmission by the transmitting equipment (to the extent any required consent for such communication has been obtained), or sent by post, to:

a. in the case of the TBS,          ,marked for the attention of          ;

b. in the case of a Scheme Shareholder, its last address known to TBS; and

c. in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last address known to TBS, or by fax or email to its last fax number or email address known to TBS.

16. Any notice or other written communication to be given under this Scheme shall be deemed to have been served in accordance with the provisions of Bye-law 24 of TBS’s Bye-laws.

17. Save in the case of the notice, written communication or document required to be sent pursuant to clause 8, the accidental omission to send any notice, written communication or other document in accordance with clauses [15 and 16] or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

18. TBS shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to a Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

19. Any notice or other written communication that is required to be given to all or substantially all Scheme Shareholders may be effective by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion

20. When under any provision of this Scheme a matter is to be determined by TBS, then it will have discretion to interpret such matter under this Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned. TBS may consent to any modification of this Scheme on behalf of the its shareholders which the Supreme Court may think fit to approve or impose.

Governing Law

21. At and with effect from the Effective Time, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Courts of Bermuda, provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction as between TBS and the Scheme Shareholders, whether contained in any contract or otherwise.

22. The terms of this Scheme and the obligations imposed on TBS hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Pre-Conditions to the Scheme

23. The effectiveness of this Scheme is conditional upon the following conditions:

a. The definitive Proxy Statement shall have been filed with the U.S. Securities and Exchange Commission;

b. As of the Effective Time, none of TBS or TBS Ireland shall be subject to any decree, order or injunction of a court of competent jurisdiction, domestic or foreign, which prohibits the consummation of this Scheme;

c. The TBS Ireland Class A Ordinary Shares to be issued in connection with this Scheme shall have been authorized for listing on the Nasdaq Stock Exchange, subject to official notice of issuance;

d. All consents and governmental authoritizations that are necessary, desirable or appropriate in connection with the Scheme of Arrangement and related transactions are obtained on terms acceptable to TBS-Bermuda and are in full force and effect; and

e. TBS shall have received legal opinions from U.S. and Irish counsel regarding certain tax consequences of the transactions contemplated by the Scheme.

Expiry of the Scheme

24. Unless the Effective Time shall have occurred on or before 90 days after the order of the Supreme Court sanctioning the Scheme or such later date, if any, as TBS may agree and the Supreme Court may allow, this Scheme shall lapse.

ANNEX B
Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION OF
TBS INTERNATIONAL PUBLIC LIMITED COMPANY

Incorporated on • 2009

Dublin

Cert. No.:

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
of
TBS INTERNATIONAL PUBLIC LIMITED COMPANY

1. The name of the Company is TBS International public limited company.

2. The Company is to be a public limited company.

3. The objects for which the Company is established are:

(1) (a) To carry on the business of a provider of transportation services, including ocean transport, integrated transport services, port services, transport logistics and strategic planning services, and fleet management services, and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

(b) To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts that are necessary or convenient in carrying on the business of such a holding, company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(c) To acquire the entire issued share capital of TBS International Limited, a Bermudan registered company.

(2) To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by, or incidental to, the ownership thereof.

(3) To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(4) To purchase or by any other means acquire any freehold, leasehold or other property and, in particular, lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(5) To sell or otherwise dispose of any of the property or investments of the Company.

(6) To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

(7) To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(8) To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(9) To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(10) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

(11) To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(12) To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(13) To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(14) To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act, 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(15) To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(16) To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(17) To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(18) To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(19) To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and, if thought fit, to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

(20) To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(21) To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(22) To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(23) To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(24) To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(25) To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

(26) To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(27) To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(28) To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(29) To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(30) To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

(31) To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(32) To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(33) To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(34) To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

(35) To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE: It is hereby declared that the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4. The liability of the members is limited.

5. The share capital of the Company is €40,000 and US$1,060,000 divided into 40,000 ordinary shares of €1 each, 75,000,000 Class A ordinary shares of US$0.01 each, 30,000,000 Class B ordinary shares of US$0.01 each and 1,000,000 Preference Shares of US$0.01 each.

6. The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber
For and on behalf of	Thirty Nine Thousand, Nine Hundred and
TBS International Limited 612 E. Grassy Sprain Road Yonkers NY 10710 USA	Ninety Four Ordinary Shares
Joseph E. Royce C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Gregg L. McNelis C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Lawrence A. Blatte C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Ferdinand V. Lepere C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Frank J. Pittella C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Tara DeMakes C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share

Dated •  2009

COMPANIES ACTS 1963 TO 2009

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
-of-
TBS INTERNATIONAL PUBLIC LIMITED COMPANY

PRELIMINARY

1. The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2. (a) In these articles:

“5% Shareholder”	means a shareholder (as defined in U.S. Treasury Regulations Section 1.883-2(d)(3) (or any successor provision thereof) who is not a “qualified shareholder” as defined in U.S. Treasury Regulation Section 1.883-4(b) (or any successor provision thereof).

“Act”	means the Companies Act, 1963 (No. 33 of 1963) as amended.

“1983 Act”	the Companies (Amendment) Act, 1983.

“1990 Act”	means the Companies Act 1990 (No. 33 of 1990).

“Acts”	means the Companies Acts 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts.

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“these articles”	means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

“Assistant Secretary”	means any person appointed by the Secretary from time to time to assist the Secretary.

“Clear Days”	in relation to the period of notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Code”	means the United States Internal Revenue Code of 1986 as amended.

the “Company”	means the company whose name appears in the heading to these articles.

“Compensation Committee”	means the compensation committee of the Board.

the “Directors” or the “Board”	means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000.

the “Group”	means the Company and every company and other entity that is controlled by the Company (for these purposes, “control” means the power to direct management or policies of the entity in question, whether by means of an ownership interest or otherwise).

the “Holder”	in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.

the “Office”	means the registered office from time to time and for the time being of the Company.

“Ordinary Resolution”	means an ordinary resolution of the Company’s members within the meaning of Section 141 of the Act.

“Ordinary Shares”	means the Class A ordinary shares and the Class B ordinary shares.

“President”	means the president of the Company for the time being (if any) appointed pursuant to article 110(a).

“Redeemable Shares”	means redeemable shares in accordance with Section 206 of the 1990 Act.

“Register”	means the register of members to be kept as required in accordance with Section 116 of the Act.

the “seal”	means the common seal of the Company.

“SEC”	means the US Securities and Exchange Commission.

the “Secretary”	means any person appointed to perform the duties of the secretary of the Company.

“Special Resolution”	means a special resolution of the Company’s members within the meaning of Section 141 of the Act.

(a) Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a visible form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(b) Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(c) References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

(d) The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies

(e) Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3. (a) The share capital of the Company is €40,000 and US$1,060,000 divided into 40,000 ordinary shares of €1 each, 75,000,000 Class A ordinary shares of US$0.01 each, 30,000,000 Class B ordinary shares of US$0.01 each and 1,000,000 Preference Shares of US$0.01 each.

(b) The Holders of Class A ordinary shares shall, subject to the provisions of these articles (including, without limitation, the rights attaching to Preference Shares):

(i) be entitled to one vote for each share held;

(ii) be entitled to such dividends pari passu with the Holders of the Class B ordinary shares as the Board may from time to time declare;

(iii) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pari passu with the Holders of the Class B ordinary shares;

(iv) as soon as practicable upon becoming a 5% Shareholder provide written notification, including the name and address of such Holder, to the Company at the Company’s registered office and its principal place of business;

(v) be entitled to, and subject to, the following conversion rights:

(A) each Class A ordinary share shall be convertible at the option of the Holder thereof, by written notice delivered to the registered office of the Company not less than ten days prior to the date of conversion (unless otherwise agreed by the Company and such Holder), into one Class B ordinary share;

(B) notwithstanding the foregoing provisions of this paragraph 3(b)(v), no Class A ordinary share may be converted if, as a result of such conversion, (x) the Company would become a “controlled foreign corporation” (as defined under Section 957 of the Code) or (y) one or more 5% Shareholders would own, in aggregate, 50% or more of the value of the Class A ordinary shares; and

(vi) generally be entitled to enjoy all of the rights attaching to shares.

(c) The Holders of Class B ordinary shares shall, subject to the provisions of these articles (including, without limitation, the rights attaching to the Preference Shares):

(i) be entitled to one-half (0.5) of a vote for each share held;

(ii) be entitled to such dividends pari passu with the Holders of the Class A ordinary shares as the Board may from time to time declare;

(iii) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary, or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pari passu with the Holders of the Class A ordinary shares;

(iv) be entitled to, and subject to, the following conversion rights:

(A) each Class B ordinary share shall be convertible at the option of the Holder therefore, by written notice delivered to the registered office of the Company not less than ten days prior to the date of conversion (unless otherwise agreed by the Company and such Holder, into one Class A ordinary Share);

(B) each Class B ordinary share shall, upon transfer by the Holder thereof to any person other than another holder of Class B ordinary shares, automatically convert into one Class A ordinary share;

(C) notwithstanding the foregoing provisions of this paragraph 3(c)(iv), no Class B ordinary share may be converted (or will be converted under paragraph 3(c)(iv)(B) above) if, as a result of such conversion, (x) the Company would become a “controlled foreign corporation” (as defined under Section 957 of the Code) or (y) one or more 5% Shareholders would own, in aggregate, 50% or more of the value of the Class A ordinary shares;

(v) be subject to a conversion of Class B ordinary shares held pursuant to article 3(d); and

(vi) generally be entitled to enjoy all of the rights attaching to shares.

(d) If at any time the Board determines that it is necessary or advisable for any or all of the Class B ordinary shares held by any Holder to be converted into Class A ordinary shares in order to avoid either (x) the Company becoming a “controlled foreign corporation” (as defined under Section 957 of the Code) or (y) one or more 5% Shareholders owning, in the aggregate, 50% or more of the value of the Class A ordinary shares, the Board may by written notice given to such Holders require the conversion of such number of Class B ordinary shares held by such Holder as shall be specified in the notice, and upon the notice being given each such Class B ordinary share shall automatically convert into one Class A ordinary share.

(e) Any conversion of Class A ordinary shares or Class B ordinary shares pursuant to this article 3 may be effected by way of variation of rights, share re-purchase and issue, bonus issue, share consolidation, share sub-division, share conversion and/or any other manner permitted by law.

(f) The Board is authorised to issue and allot Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation powers, preferences and rights of the shares of each such series and the qualifications, limitations, all restrictions thereof (and, for the avoidance of doubt, such matters and the issue and allotment of such Preference Shares shall not be deemed to vary the rights attached to the ordinary shares or, subject to the terms of any other series of Preference Shares, to vary the rights attaching to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting that series and the distinctive designation of that series;

(ii) the dividend rate on shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(iii) whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(iv) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into ordinary shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(v) whether or not that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selection for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemed or repurchaseable, and the amount per share payable in case of redemption of repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(vi) whether that series will have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(viii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding-up of the Company, and the relative rights of priority, if any, of payment of shares in that series; and

(ix) any other relative participating, optional or other special rights qualifications, limitations or restrictions of that series.

(g) The rights attaching to the shares of every class are subject to the right of the Board to set record dates for the determining of the Holders entitled to receive notice of and to vote at any general meeting of the Company.

(h) An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. In these circumstances, the acquisition of such shares, or an interest in such shares, by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

4. Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a) pursuant to Section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b) subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares pursuant to Section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes.

5. (a) Without prejudice to the authority conferred on the Directors pursuant to article 3 to issue shares in the capital of the Company, if at any time the share capital is divided into different classes of shares the rights attached to any class or series may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the Holders of 75% of the shares then in issue of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class or series. To every such meeting the provisions of article 33 shall apply.

(b) The issue, redemption or purchase of ordinary shares or any class or series of Preference Shares shall not constitute a variation of rights of the Holders of Preference Shares.

(c) The issue, redemption or purchase of any of the ordinary shares or any class or series of them shall not constitute a variation of the rights of the Holders of ordinary shares.

6. Without prejudice to article 3, the rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7. (a) Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members.

(b) Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the

Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c) The Directors are, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

(d) The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e) Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

8. The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

9. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

10. Every Holder shall be entitled to a certificate under the common seal of the Company or bearing the signature (or facsimile thereof) of a person authorised to sign specifying the number and, where appropriate, the class of shares held by such Holder and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Company’s Chief Executive Office and Chief Financial Officer, and such other Directors and Officers as the Board shall determine, shall be authorised to sign any certificate. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on such certificates may be printed thereon or affixed by mechanical means.

11. The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

12. If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

13. The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

CALLS ON SHARES

14. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times or in accordance with such terms of allotment, and each member shall (subject to receiving at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

15. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

16. The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

18. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these regulations be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

19. The Directors may differentiate between the Holders as to the amount of calls to be paid and the time of payment.

20. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

FORFEITURE OF SHARES

21. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

22. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

23. If the requirements of any such notice as aforesaid are not complied with any shares in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

24. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before the forfeiture, the Holder thereof or entitled thereto or to any other person on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

25. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the Holder of the share, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice.

26. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

27. A statutory declaration that the declarant is a Director or the Secretary, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the Holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

28. The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

29. The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.

TRANSFER OF SHARES

30. (a) The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred and the date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of Section 81 of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b) The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at its discretion); (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at its discretion); and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c) Notwithstanding the provisions of these articles and subject to any regulations made under Section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

31. Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

32. The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of one class of share only. The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share that is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations, and permissions of any governmental body or agency in any relevant jurisdiction have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company send to the transferor and the transferee notice of the refusal.

33. In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix any date as the record date.

34. Registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to the requirements of Section 121 of the Act.

35. All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

TRANSMISSION OF SHARES

36. In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons.

37. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

38. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

39. A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

40. The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

41. The Company may by Ordinary Resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares:

(b) subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act: or

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

42. The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

43. Whenever as a result of an alternation or reorganisation of the share capital of the Company any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale

GENERAL MEETINGS

44. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to Section 140 of the Act, all general meetings of the Company may be held outside of Ireland.

45. All general meetings other than annual general meetings shall be called extraordinary general meetings.

46. (a) The Chairman, the President or the Board by vote of a majority of the Board may convene an extraordinary general meeting.

(b) Extraordinary general meetings shall also be convened on requisition pursuant to section 132 of the Act.

47. A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.

48. (a) The Directors may fix any date as the record date for determining the Holders entitled to receive notice of and to vote at any general meeting of the Company.

(b) The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these articles (other than a meeting requisitioned under article 46(b)) provided that notice of the postponement or cancellation is given to each Holder before the time of such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to the Holders in accordance with the provisions of these articles.

NOTICE OF GENERAL MEETINGS

49. Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not less than twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by not less than fourteen Clear Days’ notice.

50. Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Notwithstanding the foregoing, the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles, Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the Auditors.

51. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

52. All business shall be deemed special that is transacted at an extraordinary general meeting or at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

53. No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two or more holders of shares, present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting), entitling them to exercise in excess of 50% of the total issued voting shares of the Company at the start of the meeting shall constitute a quorum.

54. All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class or series of shares in the capital of the Company, except that:

(a) the necessary quorum shall be two or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least one-half in nominal value of the issued shares of the class or series or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting;

(b) any Holder of shares of the class or series present in person or by proxy may demand a poll; and

(c) on a poll, each Holder of shares of the class or series shall have one vote in respect of every share of the class held by him.

55. Except as otherwise provided by law, at any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof or otherwise properly brought before the meeting by or at the direction of the Board.

56. Except as otherwise provided by law, the memorandum of association or these articles, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before a general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

57. If within half an hour of the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition pursuant to article 46(b), the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Holder entitled to attend and vote thereat in accordance with the provisions of these articles.

58. Unless otherwise agreed by a resolution of the meeting, the Chairman, if any, of the Board, or if there is none or in his absence the President, if any, shall preside as chairman at every general meeting of the Company, or if there is no such Chairman or President, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Holders present shall appoint or elect by ordinary resolution a chairman of the meeting.

59. The chairman of any general meeting at which a quorum is present may with the consent of the Holders holding a majority of the voting rights of those Holders present in person or by proxy, and shall if so directed by such a majority, adjourn the meeting.

60. The chairman of any general meeting may adjourn the meeting to any other time and place without the consent of the those present or a direction from those present if it appears to him that:

(a) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(b) an adjournment as otherwise necessary so that the business of the meeting may be properly conducted.

61. In the event that a meeting is adjourned pursuant to articles 59 or 60 unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Holder entitled to attend and vote thereat in accordance with the provisions of these articles.

62. Except as provided in article 63, a poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was directed.

63. A poll demanded on the election of the chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

64. Subject to section 141 of the Act, a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

65. Holders may participate in any general meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and to participate in such a meeting shall constitute presence in person at such meeting.

66. The Directors may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction they or he considers appropriate to ensure the security of a general meeting, including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Directors and, at any general meeting, the chairman of such meeting are entitled to refuse entry to any person who refuses to comply with any such arrangements, requirements or restrictions.

VOTES OF MEMBERS

67. Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the Holder. All votes at general meetings shall be on a poll and not on a show of hands.

68. When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders: and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

69. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

70. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

71. Votes may be given either personally or by proxy.

72. (a) Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.

(b) Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or Internet communication or facility is to be treated as received by the Company. The Directors may treat any such telephonic, electronic or Internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

73. Any body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The

Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

74. An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

75. Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

76. The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

77. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

DIRECTORS

78. The number of Directors shall not be less than five nor more than such maximum number of Directors as the Board shall from time to time determine, not exceeding eleven Directors. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

79. For so long as a class of the Company’s shares is listed on the New York Stock Exchange or quoted on the NASDAQ National Market, at least a majority of the Directors must be “independent” as defined in Rule 10A-3(b)(i) under the US Securities Exchange Act of 1934.

80. The remuneration (if any) of the Directors shall be determined by the Compensation Committee and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

81. No shareholding qualification for Directors shall be required. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

82. Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

BORROWING POWERS

83. Subject to Part III of the 1983 Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

84. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts.

85. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

86. The Company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

87. (a) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

(b) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Acts.

(c) Following a declaration being made pursuant to this article, and unless disqualified by the Chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in a quorum for such meeting.

(d) The Company by Ordinary Resolution may suspend or relax the provisions of this article to any extent or ratify any transaction not duly authorised by reason of a contravention of this article.

88. The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

89. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

90. The Directors shall cause minutes to be made in books provided for the purpose:

(a) of all appointments of officers made by the Directors:

(b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

91. The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other company as aforesaid. or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS

92. The office of a Director shall be vacated ipso facto if the Director:

(a) is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act: or

(b) resigns his office by notice in writing to the Company; or

(c) is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally; or

(d) is or becomes of unsound mind or dies; or

(e) is removed from office under article 94.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

93. (a) Directors shall hold office for such term as the Holders may determine or, in the absence of such determination, until the next annual general meeting or, if sooner, until their successors are elected or appointed or their office is otherwise vacated. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

(b) Every Director nominated for re-election by the Board shall be eligible to stand for re-election at the annual general meeting.

(c) Any Holder may propose any person for election at an annual general meeting as a Director where the proposing Holder has issued a notice to the Company proposing such person as a Director and enclosing such proposed Director’s written confirmation of willingness to serve as a Director and such notice has been issued to the Company not less than 30 days before the anniversary of the last general meeting or, if sooner, at least five days prior to the date of issue of the notice of the annual general meeting.

(d) No Person shall be nominated or elected as a Director unless proposed or nominated or entitled to stand for election or re-election pursuant to this article.

94. The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

95. The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors, provided that such appointed Director shall retire and be subject to re-election by the next annual general meeting of the Company in accordance with these articles.

96. The Company may by Ordinary Resolution elect another person in place of a Director removed from office under article 94; and without prejudice to the powers of the Directors under article 95, the Company in general meeting may elect any person to be a Director either to fill a vacancy or an additional Director, subject to the maximum number of Directors set out in article 78.

PROCEEDINGS OF DIRECTORS

97. (a) The quorum necessary for the transaction of business at all meetings of the Board shall be a majority of the Directors then in office. If at any meeting of the Board there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice. The Board may act and shall be deemed quorate notwithstanding that the number of Directors is below the minimum prescribed by these articles for the purposes of (i) summoning a general meeting of the Company; (ii) appointing Directors in accordance with article 95; or (iii) to preserve the assets of the Company.

(b) In the event of an equality of votes at a meeting of the Board, the resolution shall fall and the chairman of the meeting shall not have a second or casting vote.

(c) Regular meetings of the Board shall be held at such times and intervals as the Board may from time to time determine.

(d) A Director may, and the Secretary on the requisition of a Director shall, at any time summon the meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given by the Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode representing words in a visible form at such director’s last known address when in accordance with any other instructions given by such Director to the Company for this purpose.

(e) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(f) Unless a greater number is expressly required by law or these articles, the affirmative votes of a majority of the votes cast by the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board or a committee thereof, as appropriate.

98. The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors or minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

99. Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, or if there is none, or in his absence, the President if there be one, shall act as chairman at all meetings of the Board, or in the absence of the Chairman or the President, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

100. The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings: a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.

101. A committee may elect a chairman of its meeting. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

102. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

103. Notice of a regular meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

104. A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents. For the purposes of this article only, a “Director” shall not include an Alternate Director.

ALTERNATE DIRECTORS

105. Unless the Holders otherwise resolve, any Director may appoint a person to act as a Director in the alternative to himself (an “Alternate Director”) by notice in writing deposited with the Secretary. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

106. A Director shall be entitled to appoint more than one Alternate Director provided that no more than one person can be deemed to hold the appointment as the Alternate Director for the appointing Director at the same meeting of the Board, and in the event of a dispute as to which party holds the appointment as Alternate Director, the most recent appointment as Alternate Director shall prevail.

107. An Alternate Director shall be entitled to receive notices of all meetings of the Board and to attend and vote (in addition to any vote he holds in his own capacity as a Director or as an Alternate Director for another Director) at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

108. An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director or upon the Director for whom such Alternate Director was appointed revokes or cancels such appointment by notice in writing deposited with the Secretary or verbally in person at a meeting of the Board.

EXECUTIVES

109. (a) The executives of the Company shall consist of a Chief Executive Officer and a Secretary (who may or may not be Directors) and the Board and, if so authorized by the Board, the Chief Executive Officer, may appoint such executives (who may or may not be Directors and who may include him or herself) as the Board may from time to time determine, including, without limitation, a President, chief operating officers, chief financial officers, senior vice-presidents, vice-presidents, treasurers, controllers, assistant treasurers and assistant secretaries. A Person may hold any number of positions simultaneously.

(b) The executives shall have the powers typically exercised by persons holding such positions or such powers as may be delegated to them by the Board from time to time and will perform the usual duties pertaining to such positions as well as perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

THE SEAL

110. (a) The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors.

(b) The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVES

111. The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

112. The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

113. No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

114. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

115. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

116. The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

117. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

118. Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

119. No dividend shall bear interest against the Company.

120. If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

121. (a) The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:

(i) correctly record and explain the transactions of the Company;

(ii) will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii) will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv) will enable the accounts of the Company to be readily and properly audited.

(b) Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

(c) The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(d) The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(e) In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(f) A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’

report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

CAPITALISATION OF PROFITS

122. Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot shares under articles 7(c) and (d), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution. Whenever such a resolution is passed in pursuance of this article, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit in the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

AUDIT

123. Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

124. Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

125. (a) A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company:

(i) by handing same to him or his authorised agent;

(ii) by leaving the same at his registered address;

(iii) by sending the same by the post in a pre-paid cover addressed to him at his registered address; or

(iv) by sending, with the consent of the member to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company).

(b) For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hyperlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c) Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d) Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e) Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after despatch.

(f) Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(g) Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(h) Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the Directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form PROVIDED HOWEVER that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

(i) Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. For purposes of this sub-paragraph (i), “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

126. A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

127. (a) Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b) A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

128. The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

129. A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

130. The Company shall be under no obligation to send a notice or other document to the address shown for any particular Holder in the register of members of the Company if the Directors consider that the legal or practicable problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated or such that it is necessary or expedient not to send the notice or document concerned to such Holder at such address and may require a Holder with such an address to provide the Company with an alternative acceptable address for delivery of notice by the Company.

WINDING UP

131. If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Notwithstanding the foregoing, this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

132. (a) In case of a sale by the liquidator under Section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b) The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

133. If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members, in specie or kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

134. (a) Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b) The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company insurance against any such liability as referred to in Section 200 of the Act.

(c) Covered Persons for the time being acting in relation to any of the affairs of the Company and every one of them, and to their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Holder agrees to waive any claim or right of action such Holder might have, whether individually or by or in the right of the Company, against any Covered Person on account of any action taken by such Covered Person, or the failure of such Covered Person to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of which any fraud or dishonesty which may attach to such Covered Person. For the purposes of this article “Covered Person” means any current or former executive of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or who has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company, subsidiary or member of the Group.

UNTRACED HOLDERS

135. (a) The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i) for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii) at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(iii) the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

(b) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The

Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

136. The Company may destroy:

(a) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b) any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(c) any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it,

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(d) the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim:

(e) nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled: and

(f) references in this article to the destruction of any document include references to its disposal in any manner.

Names, addresses and descriptions of subscribers
Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber
For and on behalf of	Thirty Nine Thousand, Nine Hundred and
TBS International Limited 612 E. Grassy Sprain Road Yonkers NY 10710 USA	Ninety Four Ordinary Shares
Joseph E. Royce C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Gregg L. McNelis C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share

Lawrence A. Blatte C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Ferdinand V. Lepere C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Frank J. Pittella C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share
Tara DeMakes C/o TBS Shipping Services Inc. 612 E. Grassy Sprain Road Yonkers NY 10710 USA	One Ordinary Share

Dated • 2009

ANNEX C

TBS INTERNATIONAL

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

1.	Purpose.

TBS International Limited, a Bermuda company (the “Company”), hereby establishes the TBS International Amended and Restated 2005 Equity Incentive Plan (the “Plan”), which is a continuation, and amendment and restatement of the TBS International Limited Equity Incentive Plan. The Plan is intended to provide an incentive to employees, consultants and non-employee directors of the Company, and its Subsidiaries, Affiliates and Agencies to remain in the service of the Company and its Subsidiaries, Affiliates and Agencies and to increase their interest in the success of the Company in order to promote the long-term interests of the Company. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.

2.	Definitions.

For purposes of the Plan, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agency” means an agency service company that performs services for or on behalf of the Company, its Parent, Subsidiaries or Affiliates, or for or on behalf of Affiliates any such entities.

“Agreement” means an agreement between the Company and an Eligible Person providing for the grant of an Award hereunder.

“Award” means any Option, Share Appreciation Right, Restricted Share, Bonus Share, Share Unit, Performance Share, or other incentive payable in cash or in Common Shares as may be designated by the Compensation Committee from time to time under the Plan.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the 1934 Act.

“Beneficiary” or “Beneficiaries” means the person(s) designated by a Participant in writing to the Company to receive payments or other distributions or rights pursuant to the Plan upon the death of such Participant. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment, distribution or right becomes payable or distributable pursuant to the Plan, such payment, distribution or right shall be made to the estate of the Participant. The Participant shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Compensation Committee in accordance with such rules as may be specified by the Compensation Committee.

“Board of Directors” means the Board of Directors of the Company.

“Bonus Shares” mean an Award of Common Shares issued in exchange for services rendered to the Group under Section 9 that are fully vested when granted.

“Cashless Exercise” means an exercise of Vested Options outstanding under the Plan through the delivery of irrevocable instructions to a broker to make a sale of a number of Option Shares that results in proceeds thereon in an amount required to pay the aggregate exercise price for all the shares underlying such Vested Options being so exercised and any required withholding tax and to deliver such proceeds to the Company in satisfaction of such aggregate exercise price and required withholding taxes.

“Cause” means, with respect to any Participant, (a) “cause” as defined in an employment agreement applicable to the Participant, or (b) in the case of a Participant who does not have an employment agreement that defines “cause”:

(i) any act or omission that constitutes a material breach by the Participant of any of the Participant’s obligations under his or her employment agreement with the Group, the applicable Agreement or any other agreement with the Group;

(ii) the willful and continued failure or refusal of the Participant substantially to perform the duties required of him or her as an employee of the Group, or performance significantly below the level required or expected of the Participant, as determined by the Compensation Committee;

(iii) any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Group, or the Participant’s commission of any felony or other crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; or

(iv) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, any member of the Group.

“Change in Control” means: a (i) Change in Effective Control of the Company, or (ii) Change in the Ownership of Assets of the Company, as described herein and construed in accordance with Section 409A of the Code.

(i) A Change in Effective Control of the Company shall occur on the date either (A) a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company.

(ii) A Change in the Ownership of Assets of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A) A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than (i) employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company, (ii) an underwriter of the capital stock of the Company in a registered public offering, or (iii) the holders of the Common Shares immediately prior to the Initial Public Offering or any of their respective Affiliates.

(B) Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) For purposes of this definition, fair market value shall be determined by the Administrator.

(D) A Change in Control shall not include a transfer to a related person as described in Section 409A of the Code or a public offering of capital stock of the Company.

(E) For purposes of this definition, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation § 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

“Class A Common Shares” means Class A Common Shares, par value US$0.01 per share, of the Company.

“Class B Common Shares” means Class B Common Shares, par value US$0.01 per share, of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.

“Common Shares” means Class A Common Shares and/or Class B Common Shares, as designated in the relevant Agreement.

“Compensation Committee” means the Compensation Committee of the Board of Directors.

“Competing Business” means a business or enterprise (other than the Company and its Parent and direct or indirect Subsidiaries) that is engaged in (a) ocean transportation services through liner, parcel, bulk and/or vessel chartering services, or (b) any other product or service provided by the Company at the time of an Eligible Person’s termination of service.

“Date of Grant” means the date of grant of an Award as set forth in the applicable Agreement.

“Eligible Persons” means employees, consultants and non-employee directors of, and service providers to, the Company and its Parent, Subsidiaries, Affiliates and Agencies, or of or to any Affiliate of any of the foregoing entities.

“Fair Market Value” means, with respect to a Common Share on any relevant day: (a) if such class of Common Shares is traded on a national securities exchange, the closing price for that class of Common Shares on such day, or if the class of Common Shares is listed for trade but did not trade on such day, the closing price on the most recent preceding day on which there was a trade in that class of Common Shares, (b) if such class of Common Shares is quoted on an automated quotation system, the closing price for that class of Common Shares on such day, or if the class of Common Shares did not trade on such day but is otherwise quoted on an automated quotation system, the mean between the closing bid and asked prices for that class of Common Shares on such day, or (c) in all other cases, the “fair market value” as determined by the Compensation Committee in good faith and using such financial sources as it deems relevant and reliable; provided, however, that Fair Market Value shall not be less than the par value of the Common Shares.

“Good Reason” means, with respect to any Participant, (a) “good reason” as defined in an employment agreement applicable to such Participant, or (b) in the case of a Participant who does not have an employment agreement that defines “good reason”, a failure by any member of the Group to pay material compensation due and payable to the Participant in connection with his employment.

“Group” means any and all of the Company, its Parent, Subsidiaries, Affiliates, and Agencies, and any Affiliates of any such entities.

“Incentive Share Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Initial Public Offering” means the underwritten public offering of equity securities of TBS International Limited, a Bermuda company, pursuant to a registration statement under the 1933 Act that became effective on June 24, 2005.

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Net Settlement” means having the Company withhold from the Common Shares otherwise deliverable to the Participant upon the grant, vesting or exercise of an Award a number of whole or fractional shares the Fair Market Value of which is sufficient to satisfy in whole or in part, but does not exceed, the minimum statutory federal, state, local or other withholding tax requirement, including the Participant’s share of applicable payroll taxes, that arises in connection with such grant, vesting or exercise; provided, however, that to the extent required by applicable law the Participant shall pay, or arrange for payment, to the Company in cash at least the par value of the Common Shares delivered to the Participant. Any such Net Settlement may include the Company requiring the Participant to deliver cash to the Company to satisfy any remaining withholding tax requirement not otherwise satisfied through the withholding of Common Shares. Any such Net Settlement may include the Company delivering to the Participant an amount of cash, not to exceed the Fair Market Value of one Common Share, in lieu of any fractional share remaining deliverable to the Participant upon such grant, vesting or exercise of the Award.

“Nonqualified Share Option” means an Option other than an Incentive Share Option.

“Option” means a right to purchase Common Shares granted pursuant to Section 8.

“Option Price” means, with respect to any Option, the exercise price per Common Share to which it relates.

“Option Shares” means Common Shares acquired by a Participant upon exercise of an Option.

“Outstanding”, with respect to any Common Shares, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any Subsidiary, on or prior to such date.

“Parent” means a parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” means any Eligible Person who has been granted an Award.

“Performance Share” has the meaning set forth in Section 12.

“Permanent Disability”, with respect to any Participant who is an employee of the Group, shall be defined in the same manner as such term or a similar term is defined in an employment agreement applicable to the Participant or, in the case of a Participant who does not have an employment agreement that defines such term or a similar term, means that the Participant is unable to perform substantially all his or her duties as an employee of the Group by reason of illness or incapacity for a period of more than six months, or six months in the aggregate during any 12-month period, established by medical evidence reasonably satisfactory to the Compensation Committee.

“Person” means an individual, a partnership, a joint venture, a company, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

“Qualifying Performance Criteria” has the meaning set forth in Section 14(a) of the Plan.

“Restricted Shares” mean Common Shares awarded to a Participant in exchange for services rendered to the Group subject to the terms and conditions of the Plan under Section 9, that the Company has the right to repurchase pursuant to terms prescribed by the Compensation Committee.

“Retirement”, with respect to any Participant who is an employee of the Group, means resignation or termination of employment on or after the Participant’s 65th birthday (other than termination for Cause); provided, however, that the Compensation Committee may determine in its sole discretion that a resignation or termination of employment under other circumstances shall be considered “Retirement” for purposes of the Plan.

“Share Appreciation Right” means a right that entitles the Participant to receive, in cash or Common Shares (as determined by the Compensation Committee in its sole discretion) value equal to or otherwise based on the excess of (a) the Fair Market Value of a specified number of Common Shares at the time of exercise over (b) the exercise price of the right, as established by the Compensation Committee on the Date of Grant.

“Share Unit” means an Award granted under Section 11 denominated in units of Common Shares.

“Subsidiary” means any corporation in which more than 50% of the total combined voting power of all classes of stock are owned, either directly or indirectly, by the Company or another Subsidiary.

“Vested Options” means, as of any date of determination, Options that by their terms have vested and are exercisable on such date.

“Vested Restricted Shares” means, as of any date of determination, Restricted Shares that are no longer subject to the Company’s right of repurchase.

A “Wrongful Solicitation” shall be deemed to occur when a Participant or former Participant directly or indirectly (except in the course of his employment with the Company, its Parent or Subsidiary), for the purpose of conducting or engaging in a Competing Business, calls upon, solicits, advises or otherwise does, or attempts to do, business with any Person who is, or was, during the then most recent 12-month period, a customer of the Company or any of its Affiliates, or takes away or interferes or attempts to take away or interfere with any custom, trade, business, patronage or affairs of the Company or any of its Affiliates, or hires or attempts to hire any Person who is, or was during the most recent 12-month period, an employee, officer, representative or agent of the Company or any of its Affiliates, or solicits, induces, or attempts to solicit or induce any person who is an employee, officer, representative or agent of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or violate the terms of their contract, or any employment agreement, with it.

3.	Administration of the Plan.

(a) Members of the Compensation Committee.  The Plan shall be administered, and Awards shall be granted hereunder, by the Compensation Committee. The Compensation Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the 1934 Act (or any successor rule thereto) and an “outside director” within the meaning of Section 162(m) of the Code (or any successor section thereto); provided that, except with respect to Awards subject to Section 162(m) of the Code, any action permitted to be taken by the Committee may be taken by the Board in its discretion.

(b) Authority of the Compensation Committee.  The Compensation Committee shall have full discretionary power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iii) make any determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the Plan; and (iv) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans. All questions of interpretation, administration and application of the Plan shall be determined in good faith by a majority of the members of the Compensation Committee then in office, except that the Compensation Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Compensation Committee, and the determination of such majority shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors), in all matters relating to the Plan.

4.	Number of Shares Issuable in Connection with Awards.

(a) Original Limit.  The maximum aggregate number of Common Shares that may be issued in connection with Awards granted under the Plan is 5,000,000, no more than 1,000,000 of which shall be Class B Common Shares as determined in the discretion of the Compensation Committee.

(b) Replenishment Provisions.  Shares subject to any Awards that are canceled, that expire without being exercised or that are repurchased by the Company shall again be available for future grants of Awards. In addition, Shares subject to Awards that have been repurchased by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award shall not count against the limit set forth in paragraph (a) above. The Company shall not be under any obligation, however, to make any such future Awards.

(c) Code Section 162(m) Limits.  The maximum number of Common Shares for which Awards, in any combination, may be granted under the Plan during a calendar year to any Participant shall be 350,000 shares. The maximum cash Awards, in any combination, intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be granted under the Plan during a calendar year to any Participant shall have an aggregate value of US$3,500,000, measured as of the Date of Grant.

(d) Adjustments.  The limits provided for in this Section 4 shall be subject to adjustment as provided in Section 16(a).

5.	Eligible Persons.

Awards may be granted or offered only to Eligible Persons. The Compensation Committee shall have the authority to select the individual Participants to whom Awards may be granted from among such class of Eligible Persons and to determine the number and form of Awards to be granted to each Participant.

6.	Agreement.

The terms and conditions of each Award shall be embodied in an Agreement in a form approved by the Compensation Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the date (the Date of Grant) as of which the Award was granted, and (i) in the case of Options and Share Appreciation Rights, set forth the number of Options and Share Appreciation Rights being granted to the Participant and the applicable Option Price and/or exercise price (for Share Appreciation Rights) and expiration date(s) and (ii) in the case of Restricted Shares and other Awards, set forth the number of Restricted Shares or other Awards being granted or offered to the Participant and, if applicable, the purchase price or other consideration for such Restricted Shares or other Awards; (b) set forth the vesting schedule (if any); (c) be signed by the recipient of the Award and a person designated by the Compensation Committee; and (d) be delivered to the recipient of the Award.

7.	Restrictions on Transfer.

Unless otherwise determined by the Compensation Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

8.	Options.

(a) Terms of Options Generally.  The Compensation Committee may grant Options designated as Incentive Share Options or Nonqualified Share Options. Options may be granted to any Eligible Person. Each Option shall entitle the Participant to whom such Option was granted to purchase, upon payment of the relevant Option Price, one Common Share. Options granted under the Plan shall comply with the following terms and conditions:

(i) Option Price.

A. The Option Price for shares purchased under an Option shall be as determined by the Compensation Committee, but shall not be less than the Fair Market Value of the Common Shares as of the Date of Grant, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction.

B. The Option Price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option Price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 17(c). Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Compensation Committee for that purchase, which forms may (but are not required to) include:

(A) cash;

(B) check or wire transfer;

(C) to the extent permitted by applicable law, tendering Common Shares already owned by the Participant, provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation;

(D) to the extent permitted by applicable law, Cashless Exercise; or

(E) such other consideration as the Compensation Committee may permit in its sole discretion; provided, however, that any Participant may, at any time, exercise any Vested Option (or portion thereof) owned by him pursuant to a Cashless Exercise without any prior approval or consent of the Compensation Committee.

(ii) Vesting of Options.  Unless the Compensation Committee in its sole discretion determines otherwise and so sets forth in the applicable Agreement, and except as vesting may be accelerated pursuant to the terms of the Plan or the applicable Agreement, Options shall vest and become exercisable in 20% installments on each of the first five anniversaries of the Date of Grant.

(iii) Duration of Options.  Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Compensation Committee but in no event shall be greater than ten years from the Date of Grant.

(iv) Exercise Following Termination of Employment.  Upon termination of a Participant’s employment with the Group, unless otherwise determined by the Compensation Committee in its sole discretion, the following terms and conditions shall apply:

A. If the Participant’s employment is terminated by the Group other than for Cause, or as a result of the Participant’s resignation for Good Reason, or as a result of death, Permanent Disability or Retirement, the Participant (or, in the case of the Participant’s death, his Beneficiary) may exercise any Options, to the extent vested as of the date of such termination, at any time until the earlier of (I) the 90th day following the date of such termination of employment, and (II) the expiration of the Option under the provisions of Section 8(a)(iii); and

B. If the Participant’s employment is terminated by the Group for Cause, or as a result of the Participant’s resignation other than for Good Reason, all of the Participant’s Options (whether or not vested) shall expire and be canceled without any payment therefor as of the date of such termination.

Any Options not exercised within the applicable time period specified above shall expire at the end of such period and be canceled without any payment therefor.

(v) Certain Restrictions.  Options granted hereunder shall be exercisable during the Participant’s lifetime only by the Participant.

(vi) Shareholder Rights; Option and Share Adjustments.  A Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of an Option until the issuance of the Common Shares is recorded in the Company’s register of members and a share certificate evidencing the Common Shares have actually been issued to that person in accordance with the terms of the Plan and the applicable Agreement and the issue of such Common Shares, to the extent applicable, has been approved by the Bermuda Monetary Authority. Except as otherwise provided by the Board of Directors, no adjustment (including an adjustment of an Option’s exercise price) shall be made with respect to (A) outstanding Options for dividends or other distributions, whether made with respect to Common Shares or otherwise, or (B) dividends, distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Participant shall become the registered holder thereof.

(vii) Dividends and Distributions.  Any Common Shares or other securities of the Company received by the Participant as a result of a share dividend, bonus issue or other distribution in respect of Option Shares shall be subject to the same restrictions (if any) as such Option Shares.

(viii) Incentive Share Options.  Incentive Share Options granted under this Plan shall be subject to the following additional conditions, limitations and restrictions:

A. Incentive Share Options may be granted only to employees of the Company or a Subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

B. No Incentive Share Option may be granted under this Plan after the 10-year anniversary of the date on which the Plan, as amended and restated herein, is adopted by the Board or, if earlier, the date on which it is approved by the Company’s shareholders.

C. The aggregate Fair Market Value (as of the Date of Grant) of the Common Shares with respect to which the Incentive Share Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of the $100,000 limit, the Participant’s Incentive Share Options under this Plan and all other plans maintained by the Company and its Parent and Subsidiaries will be aggregated. To the extent any Incentive Share Option would exceed the $100,000 limit, the Incentive Share Option will thereafter be treated as a Nonqualified Share Option for all purposes. No Incentive Share Option may be granted to any individual who owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary.

D. If the Compensation Committee exercises its discretion to permit an Incentive Share Option to be exercised by a Participant more than three months after the termination of a Participant’s employment for any reason (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Share Option will thereafter be treated as a Nonqualified Share Option for all purposes. For purposes of this subclause D, a Participant’s employment relationship will be treated as continuing uninterrupted during any period that the Participant is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 consecutive days, or a longer period to the extent that the Participant’s right to reemployment with the Company or its Parent or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 consecutive days and the Participant’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

(ix) Additional Terms and Conditions.  Each Option granted hereunder, and any Common Shares issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

(b) Unvested Options.  Upon termination of a Participant’s employment with the Group, all Options granted to such Participant that have not theretofore vested and which do not vest by reason of such termination of employment shall terminate and be canceled without any payment therefor.

9.	Restricted Shares and Bonus Shares.

(a) Terms of Restricted Shares and Bonus Shares Generally.  Restricted Shares and Bonus Shares awarded by the Compensation Committee shall be issued solely in consideration for services rendered to the Group by Participants, except as otherwise determined by the Compensation Committee in its sole discretion.

(b) Restricted Shares and Bonus Shares shall comply with the following terms and conditions:

(i) Right of Repurchase.  The Company shall have the right to repurchase Restricted Shares on such terms as determined by the Compensation Committee. Bonus Shares shall not be subject to a right of repurchase.

(ii) Shareholder Rights.  A Participant shall have all rights of a shareholder as to the Restricted Shares and Bonus Shares awarded to such Participant, including the right to receive dividends and the right to vote in accordance with the Company’s bye-laws, subject to the restrictions set forth in the Plan and the applicable Agreement.

(iii) Dividends and Distributions.  Unless otherwise determined by the Compensation Committee in its sole discretion, any Common Shares or other securities of the Company received by a Participant as a result of a share distribution to holders of Restricted Shares or as a share dividend or bonus issue on Restricted Shares shall be subject to the same restrictions as such Restricted Shares, and all references to Restricted Shares hereunder shall be deemed to include such Common Shares or other securities.

(iv) Additional Terms and Conditions.  The issue of each Restricted Share and Bonus Share granted or offered for sale hereunder shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

(c) Unvested Restricted Shares.  Unless otherwise determined by the Compensation Committee in its sole discretion, upon termination of a Participant’s employment with the Group, all Restricted Shares granted or sold to such Participant that have not theretofore vested (and that do not vest by reason of such termination of employment) shall be subject to repurchase by the Company for US$0.01 for each such share.

10.	Share Appreciation Rights.

Share Appreciation Rights may be granted to Participants either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted hereunder. The provisions of Share Appreciation Rights need not be the same with respect to each grant or each recipient. Any Share Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Share Appreciation Rights granted under the Plan shall be granted subject to the same terms and conditions applicable to Nonqualified Share Options as set forth in Section 8(a); provided, however, that Share Appreciation Rights granted in tandem with a previously granted Option shall have the same terms and conditions as such Option. Subject to the provisions of Section 8, the Compensation Committee may impose such other conditions or restrictions on any Share Appreciation Right as it shall deem appropriate. Share Appreciation Rights may be settled in Common Shares or cash as determined by the Compensation Committee in its sole discretion.

11.  Share Units.

The Compensation Committee may grant Awards of Share Units under the Plan. With respect to each grant of Share Units, the Compensation Committee shall determine in its sole discretion the period or periods, including any conditions for determining such period or periods, during which any restrictions on vesting shall apply. (the “Unit Restriction Period”), provided that any such Unit Restriction Period may be shortened after grant of the Share Units and the vesting of such Share Units accelerated at any time in the sole discretion of the Compensation Committee. The Compensation Committee also may make any Award of Share Units subject to the satisfaction of other conditions, including the attainment of performance goals, or contingencies (“Unit Vesting Condition”), in order for a Participant to receive payment of such Share Unit Award, which shall be established by the Compensation Committee at the Date of Grant thereof. The Compensation Committee may specify that the grant, vesting or retention of any or all Share Units shall be a measure based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified at the Date of Grant thereof. If required by Section 162(m) of the Code, the Compensation Committee shall certify the extent to which any Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any Share Units that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Awards of Share Units shall be payable in Common Shares or cash as determined by the Compensation Committee in its sole discretion. The Compensation Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Share Units pursuant to rules and regulations adopted by the Compensation Committee and consistent with Section 409A of the Code to the extent applicable. Unless the Compensation Committee provides otherwise at the Date of Grant of an Award of Share Units, the provisions of Sections 9 of this Plan relating to the vesting of Restricted Shares shall apply during the Unit Restriction Period or prior to the satisfaction of any Unit Vesting Condition for such Award.

12.  Performance Shares.

The Compensation Committee may grant Awards of Performance Shares and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of Common Shares upon the attainment of performance goals (which may be Qualifying Performance Criteria) and other terms and conditions specified by the Compensation Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further considerations as the Compensation Committee shall determine, in its sole discretion. However, the Compensation Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant subject to Section 162(m) of the Code to the extent such Section is applicable. The Compensation Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Common Shares otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

13.  Other Share-Based Awards.

In addition to the Awards described in Sections 8 through 12, and subject to the terms of the Plan, the Compensation Committee may grant other incentives payable in cash or in Common Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

14.	Performance-Based Awards.

(a) Performance Criteria.  Awards of Options, Restricted Shares, Share Units, Performance Shares and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), earnings before interest, taxes, amortization and depreciation (“EBITDA”), and net earnings); (c) basic or diluted earnings per share; (d) growth in earnings or earnings per share; (e) share price; (f) return on equity or average shareholders’ equity; (g) total shareholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in shareholder value relative to various indices, including without limitation the S&P 500 Index or the Russell 2000 Index, and (u) strategic plan development and implementation(collectively, the “Qualifying Performance Criteria”). To the extent required by and consistent with Section 162(m) of the Code, the Compensation Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (aa) asset write-downs, (bb) litigation, claims, judgments or settlements, (cc) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (dd) accruals for reorganization and restructuring programs and (ee) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

(b) Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any Parent, business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee in the Award. To the extent required by Section 162(m) of the Code, prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code Section 162(m) the Compensation Committee shall certify the extent to which any such Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Shares). To the extent Section 162(m) of the Code is applicable, the Compensation Committee may not in any event increase the amount of compensation payable to a Participant subject to Section 162(m) of the Code upon the satisfaction of any Performance Criteria.

15.	Certain Forfeitures.

In the event a Participant or former Participant engages in a Competing Business or in Wrongful Solicitation while in the employ of the Company or its Parent or direct or indirect Subsidiary, or during the period of 12 months immediately following termination of such employment, the following rules shall apply:

(a) all Awards then held by the Participant (whether vested or not) shall be forthwith forfeited without payment or other compensation of any kind; provided, however, that the Company shall remit to the Participant (1) the amount (if any) he paid for the forfeited Award and (2) in the case of Restricted Shares or Performance Shares “forfeiture” means that the Company may, subject to applicable law, repurchase such shares for the lesser of the Fair Market Value of such Restricted Shares or par value for such shares as of the date of termination;

(b) notwithstanding subclause (a), in the event Vested Restricted Shares or vested Performance Shares were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 12-month anniversary of his termination of employment with the Company and its Parent and Subsidiaries, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Vested Restricted Shares or vested Performance Shares, as determined on the date of disposition, less the amount (if any) paid by the Participant for such shares; and

(c) in the event Option Shares, Shares obtained pursuant to the exercise of a Share Appreciation Right or other Shares obtained pursuant to Awards under the Plan (and not described in subparagraph (b)) were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 12-month anniversary of his termination of employment with the Company and its Parent and Subsidiaries, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Shares, as determined on the date of disposition, less the Option Price or other amount (if any) paid therefor.

16.	Effect of Certain Corporate Changes and Changes in Control.

(a) Dilution and Other Adjustments.  If the Outstanding Common Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a share dividend, bonus issue, share split, subdivision, consolidation, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, the Compensation Committee shall appropriately and equitably adjust the number and kind of Common Shares or other securities that are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Common Shares or other securities without changing the aggregate exercise or settlement price.

(b) Change in Control.  The Compensation Committee may provide, either at the time an Award is granted or thereafter, that a Change in Control shall have such effect as is specified by the Compensation Committee, or no effect, as the Compensation Committee in its sole discretion may provide. Without limiting the foregoing, the Compensation Committee may provide, either at the Date of Grant of an Award or thereafter, that if such a Change in Control occurs, then effective as of a date selected by the Compensation Committee, the Compensation Committee, acting in its sole discretion without the consent or approval of any Participant, will effect one or more of the following actions or combination of actions with respect to some or all outstanding Awards (which actions may be conditional on the occurrence of such Change in Control and which may vary among individual Participants): (1) accelerate the time at which Awards then outstanding vest and (as applicable) may be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the Common Shares received upon exercise of an Option, a Share Appreciation Right or another Award in the event of such Change in Control) fixed by the Compensation Committee, after which specified date all unexercised Awards and all rights of Participants thereunder shall terminate, (2) accelerate the time at which Awards then outstanding vest (and, in the case of Options and Share Appreciation Rights, may be exercised so that such Options and Share Appreciation Rights may be exercised in full for their then remaining term), (3) require the mandatory surrender to the Company of outstanding Awards held by such Participant (irrespective of whether such Awards are then vested or exercisable under the provisions of the Plan) as of a date (or, with respect to Restricted Shares, repurchase by the Company), before or not later than 60 days after such Change in Control, specified by the Compensation Committee, and in such event the Compensation Committee shall thereupon cancel such Awards and the Company shall pay to each Participant an amount of cash equal to the excess of the Fair Market Value of the aggregate Common Shares subject to such Award over the aggregate price (if any) of such shares, or (4) take such other actions as the Compensation Committee deems appropriate in its discretion (whether or not related to any of the foregoing). Notwithstanding anything in the Plan to the contrary, in no event shall the Compensation Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement is on behalf of a United States taxpayer and constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent, that such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

17.	Miscellaneous.

(a) No Rights to Grants or Continued Employment or Engagement.  No Participant shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ or as a director of the Company or any member of the Group, or to interfere with or to limit in any way the right of the Group to terminate the employment or other retention of such Participant at any time.

(b) Right of Company to Assign Rights and Delegate Duties.  The Company shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Affiliates. The terms and conditions of any Award under the Plan shall be binding upon and shall inure to the benefit of the personal representatives, heirs, legatees and permitted successors and assigns of the relevant Participant and the Company.

(c) Tax Withholding.  The Company or any member of the Group may require the Participant to pay to it the amount of any taxes that such entity is required by applicable federal, state, local or other law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any Common Shares under the Plan until such obligations are satisfied in full. The Compensation Committee may in its sole discretion permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (1) paying cash to the Company or relevant member of the Group, (2) tendering to the Company for repurchase a number of Common Shares the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (3) entering into such other arrangement as is acceptable to the Compensation Committee in its sole discretion. The value of any shares tendered for repurchase may not exceed the employer’s minimum tax withholding obligation. The foregoing notwithstanding, any Award of Restricted Shares, Bonus Shares, Share Units, Performance Shares and other incentive Awards payable in Common Shares may, upon each grant, vesting or exercise date, in the sole discretion of the Compensation Committee, be subject to a Net Settlement and shall reduce the number of Shares delivered to or retained by the Participant to reflect the relevant tax withholding. The Company and each Group member shall also have the right, to the extent permitted by applicable laws, to deduct from any and all cash payments otherwise owed to a Participant any federal, state, local or other taxes required to be withheld with respect to the Participant’s participation in the Plan.

(d) No Restriction on Right of Company to Effect Corporate Changes.  The Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger, amalgamation or consolidation of the Company, or any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution, winding-up or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(e) 1934 Act.  Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the 1934 Act, the Compensation Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

(f) Securities Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any Common Shares under the Plan or make any other distribution of benefits under the Plan unless, in the judgment of the Compensation Committee, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the 1934 Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(g) Severability.  If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Compensation Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.	Amendment.

The Board of Directors or the Compensation Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Awards shall previously have been granted, adversely affect the rights of such Participant in such Awards; provided, however, that the Board of Directors or the Compensation Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. In addition, no amendment of the Plan shall, without the approval of the shareholders of the Company:

A. increase the maximum number of Common Shares for which Awards may be granted under this Plan;

B. reduce the price at which Options may be granted below the price provided for in Section 8(a) hereof;

C. reduce the Option Price of outstanding Options; or

D. extend the term of this Plan.

19.	Termination of the Plan.

The Plan shall continue until terminated by the Board of Directors pursuant to Section 18 or as otherwise set forth in this Plan, and no further Awards shall be made hereunder after the date of such termination.

20.	Conditions to Issuance of Shares.

(a) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the 1933 Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Common Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as the Compensation Committee deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

(b) To the extent the Plan or any instrument evidencing an Award provides for issuance of share certificates to reflect the issuance of Common Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

21.	Headings; Number; Gender.

The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Words used herein in the singular form shall be construed as being used in the plural form, as appropriate in the relevant context, and vice versa. Pronouns used herein of one gender shall be construed as referring to either or both genders, as appropriate in the relevant context.

22.	Limited Waiver.

The waiver by the Company of any of its rights under the Plan with respect to any Participant, whether express or implied, shall not operate or be construed as a waiver of any other rights the Company has with respect to such Participant or of any of its rights with respect to any other Participant.

23.	Governing Law.

The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of Delaware without reference to rules relating to conflicts of law.

24.	Effective Date.

The Plan initially became effective June 24, 2005, immediately prior to the time at which the Form S-1 registration statement for the Company’s Initial Public Offering was declared effective by the Securities and Exchange Commission. The Board has approved the Plan’s amendment and restatement, as set forth herein, subject to approval of the shareholders of the Company at a general or special meeting of the shareholders at which the Plan, as amended and restated, is presented for approval, provided that any such meeting is held within twelve months of the date this amended and restated Plan is adopted by the Board.

ANNEX D

List of “Relevant Territories” i.e. EU Member States (other than Ireland) and those territories with which Ireland has signed a Double Taxation Agreement

1.  Australia

2.  Austria

3.  Belgium

4.  Bulgaria

5.  Canada

6.  Chile

7.  China

8.  Croatia

9.  Cyprus

10.  Czech Republic

11.  Denmark

12.  Estonia

13.  Finland

14.  France

15.  Georgia

16.  Germany

17.  Greece

18.  Hungary

19.  Iceland

20.  India

21.  Israel

22.  Italy

23.  Japan

24.  Korea

25.  Latvia

26.  Lithuania

27.  Luxembourg

28.  Macedonia

29.  Malaysia

30.  Malta

31.  Mexico

32.  Moldova

D-1

33.  Netherlands

34.  New Zealand

35.  Norway

36.  Pakistan

37.  Poland

38.  Portugal

39.  Romania

40.  Russia

41.  Serbia

42.  Slovak Republic

43.  Slovenia

44.  South Africa

45.  Spain

46.  Sweden

47.  Switzerland

48.  The Republic of Turkey

49.  United Kingdom

50.  United States

51.  Vietnam

52.  Zambia

D-2

TBS INTERNATIONAL LIMITED
612 EAST GRASSY SPRAIN ROAD
YONKERS, NY 10710
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TBS International Limited, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M17778-S51521	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TBS INTERNATIONAL LIMITED

Vote on Proposals
The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain
THE SCHEME OF ARRANGEMENT PROPOSAL

1.	Approval of the Scheme of Arrangement attached to the accompanying proxy statement as Annex A.	☐	☐	☐

THE DISTRIBUTABLE RESERVES PROPOSAL

2.
If the Scheme of Arrangement is approved, approval of the creation of distributable reserves of TBS International plc that was previously approved by TBS International Limited and the other current shareholders of TBS International plc.
		☐	☐	☐

THE AMENDED AND RESTATED 2005 EQUITY PLAN PROPOSAL

3.	Approval of the Amended and Restated TBS International Limited 2005 Equity Incentive Plan attached to the accompanying proxy statement as Annex C.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement thereof.

Please mark, sign, date and return in the enclosed envelope.

NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the
Special Court Ordered Meeting and the Special General Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

M17779-S51521
TBS INTERNATIONAL LIMITED
SPECIAL COURT ORDERED MEETING OF SHAREHOLDERS
AND
SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [     ]
This proxy is solicited on behalf of the Board of Directors.
     The undersigned, being a Member of TBS International Limited (the “Company”), hereby appoints JOSEPH E. ROYCE or, failing him, GREGG L. MCNELIS, as proxy of the undersigned, each with full power to act without the other and with full power of substitution, to vote all of the Class A common shares and Class B common shares of the Company held in the name of the undersigned at each of the Special Court Ordered Meeting of Shareholders and the Special General Meeting of Shareholders (together, the “Meetings”), each to be held at the law offices of Bleakley Platt & Schmidt, L.L.P., One North Lexington Avenue, White Plains, New York 10601, on [    ], at [    ], Eastern Time, and any postponements thereof, upon the matters set forth in the Notice of such Meetings and as indicated in the following sentence.
THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” THE SCHEME OF ARRANGEMENT PROPOSAL, “FOR” THE DISTRIBUTABLE RESERVES PROPOSAL, AND “FOR” THE AMENDED AND RESTATED 2005 EQUITY PLAN PROPOSAL AND IN ANY EVENT, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETINGS.
(Continued and to be signed on the reverse side)